As filed with the Securities and Exchange Commission on May 17, 2002
An Exhibit Index can be found on page 110

Registration No. 333 - 48188

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2/A
POST EFFECTIVE AMENDMENT NO. 2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TORVEC, INC.
(exact name of registrant specified in its charter)

New York ------------------------ (State of incorporation)	336350 ------------------------- (Primary Standard Industrial Classification)	16-1509512 -------------------- (IRS Employer Identification Number)

11 Pond View Drive, Rochester, New York 14534
-------------------------------------------------------------------
(Address of principal executive offices)

Keith E. Gleasman, President
TORVEC, INC.
11 Pond View Drive
Rochester, New York 14534
---------------------------
(Name and address of agent for service)

(716) 248-8549
--------------
(Telephone number, including area code, of agent for service)

COPIES TO:
Robert Oppenheimer, Esq.
Richard B. Sullivan, Esq.
Chamberlain D'Amanda
Oppenheimer & Greenfield
1600 Crossroads Bldg.
Rochester, New York 14614
(716) 232-3730
Fax (716) 232-3882

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
STATEMENT.
-----------

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

          -----------

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Security (1)	Amount of Registration Fee(1)
Common Stock, $.01 par value(2)	3,672,636	$3.625	$3,514.71
Common Stock, $.01 par value (3)	960,101	$3.625	$ 918.82
Common Stock, $.01 par value (4)	367,263	$3.625	$ 351.47
Common Stock, $.01 par value (5)	354,000	$3.625	$ 338.78
(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based upon the average of the closing bid and asked prices for the Registrant's common stock ($3.625) as reported on the over-the-counter electronic board on October 16, 2000.

(2)	Issued or Issuable as put shares to Swartz Private Equity, LLC ("Swartz")

(3)	Issuable upon the exercise of common stock commitment warrants issued or issuable to Swartz.

(4)	Issuable upon the exercise of purchase warrants issued or issuable to Swartz.

(5)	Issuable upon the exercise of 354,000 consulting stock options, held by PMC Direct Corp. and Marquis Capital, LLC.

(6)

Also registered hereunder pursuant to Rule 416(a) and 457 under the Act are an indeterminate number of shares of common stock issuable upon stock splits, stock dividends and similar anti-dilution provisions of the warrants.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS	DATED MAY 13, 2002

TORVEC, INC.
11 Pond View Drive
Rochester, New York 14534

5,354,000 SHARES

COMMON STOCK

THE OFFERING

               The resale by the selling shareholders of up to 5,354,000 shares of common stock in the over-the-counter electronic bulletin board at the prevailing market price or in negotiated transactions.

o	960,101 shares are issuable upon the exercise of the commitment warrants issued to Swartz Private Equity, LLC.;
o	up to 3,672,636 shares issued or issuable to Swartz as put shares;
o	up to 367,263 shares are issuable upon the exercise of purchase warrants issued or issuable to Swartz;
o	up to 354,000 shares are issuable upon the exercise of consulting stock options by Marquis Capital, LLC and PMC Direct Corp.

               Swartz, Marquis Capital and PMC Direct Corp. are underwriters as defined under the Securities Act of 1933. We provide information about Swartz's current ownership of our common stock on page 59 of this prospectus. We provide information about Marquis Capital's and PMC Direct's current ownership of our common stock on page 60 of this prospectus.

               We will receive no proceeds from the sale of the shares by the selling shareholders. Based upon the formula set forth in our investment agreement with Swartz, current market prices and our daily trading volume during calendar year 2002 to May 13, we would be able to access up to $2,343,405 from the future sale of our shares to Swartz under our equity line and would receive up to $1,921,583 upon the exercise of all commitment and purchase warrants issued to Swartz. A description of this formula is found on page 5 of this prospectus. We will receive $1,770,000 if all of the consulting stock options granted to Marquis Capital and to PMC Direct are exercised.

               The closing price for our common stock on May 13, 2002 was $1.41 a share. All sales to Swartz under our investment agreement are made at a discount of $.20 or 9% off of the market price for our stock, whichever discount is greater.

TRADING SYMBOL
"TOVC" (over-the-counter electronic bulletin board)

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  PLEASE REFER TO RISK FACTORS BEGINNING ON PAGE 8.

THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUMMARY

               Before reading this prospectus summary, consider these important points:

o	the summary highlights selected information contained in this prospectus and does not contain all the information you should consider before investing in our shares
o	before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.
o

some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ significantly from those discussed in these forward-looking statements.

ABOUT OUR COMPANY

               Torvec, Inc. was incorporated as a New York business corporation on September 25, 1996. Upon our formation, we acquired numerous patents, inventions and know-how developed for more than 10 years by Vernon E. Gleasman and his sons, Keith E. Gleasman and James A. Gleasman. The acquired U.S. and international patents protect important inventions in 5 different areas of automotive technology:

o	steering drive and suspension system for tracked vehicles
o	infinitely-variable transmission
o	hydraulic pump and motor
o	constant velocity joint
o	spherical gearing.

               To date, we have built prototypes for 3 of these inventions and anticipate completing a prototype of the infinitely variable transmission and a prototype of the hydraulic pump and motor with the proceeds of this offering.

               We have also built a prototype of our FTV™ , an acronym for fast tracked full terrain vehicle and have incorporated our finished prototypes into the FTV prototype. We currently are engaged in testing the FTV prototype and have showcased the vehicle at auto shows, in our power point presentation to automotive industry leaders and have demonstrated the FTV's operating capability to automotive engineers and top-level executives representing practically all U.S. and foreign automotive and truck manufacturers.

               In late November, 2000, we acquired a 20 year, exclusive world-wide license to a unique de-icing and ice adhesion system for motorized, land-based vehicle applications from Dartmouth College.

               We are a development stage company with a $15,984,000 accumulated deficit as of March 31, 2002. We have generated no revenues from operations since our incorporation. We do anticipate receiving revenue from the license of our ice technology within the next 12-18 months and from the commercialization of our automotive technology within the next 36 months.

               Our business strategy is to generate revenue from the commercialization of our automotive inventions is two-fold. First, we intend to market our five automotive inventions as stand-alone products. This strategy will be pursued by:

o	manufacturing each of our automotive inventions either by ourselves or through a joint venture partnership with U.S. and/or foreign manufacturers
o	conducting quality control and product stability testing of our automotive inventions either at a Torvec facility or at one or more contract manufacturer's sites, however, under Torvec's supervision
o

distributing our products to our customers--we, together with our joint venture partner, will market our inventions to U.S. and foreign and truck manufacturers, major drive component suppliers, governmental and military entities

               Secondly, we intend to market our FTV by entering into a working arrangement with a joint venture partner to actually assemble, build and distribute the FTV for us. While Torvec may continue to consider building, assembling and distributing the FTV itself, management's preference is to joint venture with a truck or car manufacturer or major supplier to produce the FTV.

               Torvec intends to generate revenue from its ice technology by licensing this technology directly to an automotive or truck manufacturer or to a major tire or glass component supplier for inclusion of the technology by automotive and truck manufacturers.

               Our executive offices are located at 11 Pond View Drive, Rochester, New York 14534. Our telephone number is (716) 248-8549. Our fax number is (716) 383-0175. Our website address is www.torvec.com. Information contained on our website or on any other website does not constitute a part of this prospectus.

ABOUT OUR INVESTMENT AGREEMENT WITH SWARTZ

           On September 5, 2000, the company entered into an investment agreement with Swartz Private Equity, LLC pursuant to which Swartz granted to the company a $50,000,000 equity funding commitment which continues for a period of 36 months. The salient features of the investment agreement are as follows:

o

from time to time at the company's request, Swartz will purchase from the company that number of the company's common shares equal to 15% of the number of shares traded in the market in the 20 business days immediately before or immediately after the date of the requested purchase which ever is less;

o	the purchase price per share is the lesser of 91% of the average market price per share during the 20 day period after our request or that average market price minus $0.20;

o	Swartz will not be required to purchase at any one time shares having a value in excess of $2,000,000;
o	The company may make additional requests at intervals of approximately 30 days;
o

Each time we sell shares to Swartz, we must issue Swartz a purchase warrant equal to 10% of the number of shares purchased at an initial exercise price equal to 110% of the average market price per share during the same 20 day period after our request;

o	As a commitment fee, the company granted to Swartz commitment warrants to purchase 960,101 shares of the company's common stock which warrants can be exercised through August 15, 2005.
o

the purchase and commitment warrant exercise price is reset to the lowest closing price of the company's common stock during the five trading days ending on each six month anniversary of each warrant issue date, if the lowest price is lower than the then current exercise price;

o	Swartz can only exercise its commitment or purchase warrants to the extent that, after exercise, Swartz does not own more than 4.99% of our outstanding shares;
o	the purchase and commitment warrants are subject to antidilution provisions, in the case of stock splits, stock dividends and similar transactions.

               The following table is a summary of the Swartz formula as applied to a recent purchase:

Torvec request date
Pricing period end date - 20 business days
Aggregate daily trading volume over 20 days
15% of aggregate trading volume
Average market price per share over 20 days
91% of average market price
Proceeds to Torvec

Purchase warrant-10% of shares purchased
Initial warrant exercise price-110% of market

9/10/2001 11/06/2001 194,900 29,235 $1.20 $1.00 29,235 shares x $1.00 per share=$29,235 2,924 $1.32

                Our agreement with Swartz is not a convertible debenture, convertible preferred stock or similar type of investment instrument. In addition, we are not borrowing from Swartz as with a conventional cash line of credit. Rather, subject to the limitations set forth above, our agreement with Swartz permits us to decide, solely in our discretion, whether and the extent to which we wish to require that Swartz purchase our stock.

ABOUT OUR CONSULTING AGREEMENTS WITH PMC DIRECT CORP. AND MARQUIS CAPITAL, LLC

               On February 10, 1999, we entered into option and consulting agreements with PMC Direct Corp. and Marquis Capital, LLC. The terms of the option and consulting agreements were identical. The consultants were obligated to provide consulting services including consulting advice with respect to corporate finance, public relations matters, review of company objectives and plans, and advice with respect to the company's historical financial performance and corporate finance objectives. As part consideration for the consulting services to be performed by each company we, in the case of PMC Direct Corp., issued an option to purchase 125,000 shares at any time or from time to time during the period commencing on February 10, 1999 and ending on February 10, 2004. In the case of Marquis Capital, LLC we granted an option for 250,000 shares exercisable at any time or from time to time during the period commencing on February 10, 1999 and ending on February 10, 2004. The exercise price is $5.00 per share.

               On February 19, 1999 Marquis Capital, LLC exercised 14,000 options to purchase 14,000 shares of Torvec common stock at $5.00 per share. On February 19, 1999 PMC Direct Corp exercised 7,000 options to purchase 7,000 shares of Torvec common stock at $5.00 per share.

               Under each option and consulting agreement, each consultant was given the right to request registration of the shares it was to receive upon the exercise of its options. This right was triggered if and when we registered any of our own shares for public sale. On Monday, September 25, 2000 PMC Direct Corp. and Marquis Capital, LLC requested that we register all of the shares underlying the outstanding options in the registration statement filed with this prospectus and the company is so doing in this prospectus.
CERTAIN KEY FACTS
Shares being offered for resale to the public	5,354,000*
Total shares outstanding prior to the offering	24,654,478*
Total shares outstanding after the offering	27,687,114
Total shares outstanding after the offering and exercise of Swartz warrants	29,014,478
Total shares outstanding after the offering and exercise of Swartz warrants and consultant stock options	29,368,478
Price per share to the public	Market price at time of resale

* Includes 640,000 shares issued to Swartz as put shares

Proceeds from Swartz

To date, we have received $817,854 from Swartz and, based upon the Swartz formula, current market prices and our daily trading volume during calendar year 2002 to May 13, we would be able to access up to $2,343,405 additional dollars from the future sale of our stock to Swartz. We would receive up to $1,921,583 if Swartz exercises all of its warrants. This amount can fluctuate - it will increase if our stock price and trading volume increases and it will decrease if our stock price and trading volume decrease.

Proceeds from Marquis Capital and PMC Direct Corp.	We will receive $590,000 if PMC Direct exercises all its options and $1,180,000 if Marquis Capital exercises all its options.

Dividend policy	No cash or stock dividends have been paid on the company's common stock.

RISK FACTORS

               This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described in this section as well as all of the other information found in this prospectus. If any of the risks stated in this section actually occur, our business, our future operating results and our financial condition could be harmed. The value of our stock could go down. This means you could lose all or a part of your investment.

               This prospectus also contains forward-looking statements that involve risks and uncertainties. These statements relate to our future plans, goals, expectations and intentions. These statements may be identified by the use of words like "believes," "expects," "may," "will," "should," "seeks," "pro forma," "pro forma as further adjusted," or "anticipates," and similar expressions. Our actual results could differ materially from those discussed in these statements. Factors that could contribute to these differences include those discussed in this section and elsewhere in this prospectus.

OUR BUSINESS PROSPECTS ARE DIFFICULT TO EVALUATE BECAUSE WE HAVE NO OPERATING HISTORY.

               Since its incorporation on September 25, 1996, the company 's activities have consisted primarily of continuing the development of and designing specific applications for the inventions patented by Vernon E. Gleasman and Keith E. Gleasman as independent inventors during a period of more than ten years. The company as yet has not manufactured nor entered into any arrangements to manufacture its prototypes as commercially available products and therefore has no operating history. Its revenue to date has originated exclusively from sales of its common stock, including sales made pursuant to the terms of confidential placement memorandums dated November 8, 1996 and May 11, 1998 respectively. The company is subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships, and competitive disadvantages as against larger and more established companies. The company's ability to succeed may be hampered by the expenses, difficulties, complications and delays frequently encountered in connection with the formation and commencement of operations of a new business, including, but not limited to management's potential underestimation of initial and ongoing costs associated with the enterprise, overestimation of gross receipts and market penetration, the adverse impact of competition, as well as the adverse impact on the company, and its cash flow, of the company's inability to promote the worldwide use of Torvec products.

               The company also has been attempting to commercialize its recently acquired (November 29, 2000) de-icing and ice adhesion technology through either sublicenses, joint venture agreements or an acquisition. Such attempts may not be successful or lead to overall profitability of the company.

THERE CAN BE NO ASSURANCE OF COLLABORATIVE AGREEMENTS, JOINT VENTURES OR LICENSES

               The company's business strategy is based upon entering into collaborative joint working arrangements, formal joint venture agreements and/or licensing agreements with domestic and/or foreign governments, automotive industry manufacturers and suppliers in order to promote the use of its automotive inventions. Only one such license has been consummated to date but there can be no assurance that the company will be able to generate revenue from that license or to enter into definitive joint working arrangements or joint venture collaborative agreements with prospective working partners or others, or that such agreements, if entered into, will be on terms and conditions that will enable the company to generate profits.

               In addition, the company has as yet not entered into any sublicense, joint venture agreement or acquisition transaction relating to its ice technology and there is no assurance that it will be able to do so or that any such arrangements, if entered into, will be on terms and conditions that will enable the company to generate profits.

THERE IS UNCERTAINTY THAT THE AUTOMOTIVE INDUSTRY WILL ACCEPT OUR TECHNOLOGIES

               Our ability to generate revenue and become profitable is dependent, in part, upon the automotive industry's acceptance of our automotive technologies -- our steering drive for tracked vehicles, our infinitely-variable transmission, our the hydraulic pump and motor, our constant velocity joint and spherical gearing. Our growth and future financial performance will depend on demonstrating the advantages of such inventions over existing technologies to an automotive industry which has committed substantial resources to product systems utilizing old technology. In addition, we will have to overcome the "not invented here" attitude that permeates the industry.

               The company's future development is additionally dependent upon consumer acceptance of our inventions, for example, the FTV vehicle especially in the Asian, African, South and Central American markets. While the potential domestic and international market is great, the company faces considerable obstacles in introducing the FTV in these markets and there can be no assurance that it will be able to do so successfully.

               The company's future profitability is also dependent, in part, upon its ability to successfully commercialize its ice technology through either a sublicense, a joint venture or an acquisition.

WE NEED ADDITIONAL FINANCING AND MAY NEED TO OUTSOURCE OUR REQUIREMENTS

               The company believes that the funding it will receive from Swartz, through sales of its preferred shares as well as its continuing issuance of shares under its Business Consultants Stock Plan will generate sufficient capital to fund its operations for the 12 months immediately following the date of this prospectus. However, this funding will not be adequate to enable the company to implement our total 36-month business plan. In addition, the company currently does not have a manufacturing facility. If the company decides to manufacture any of its technologies itself, this decision would require significant additional capital. The company presently intends to outsource its requirements through collaborative working agreements, joint venture arrangements, licenses or a combination of all three. The company may not be able to control the terms and conditions of such outsourcing arrangements, including the costs of labor, component parts and manufacturers' mark-up as well as the time involved for the manufacture and/or delivery of the products it outsources. The company, therefore, very likely is faced with the need for additional financing of a capital nature in order to successfully commercialize its products.

               The company has developed a strategy to sell its non-core technologies in order to raise capital for full implementation of its business plan. It also has engaged the services of nonexclusive agents to assist it raise needed capital. However, there can be no assurance that any financing will be available or, if available, that it will be on favorable terms. If adequate financing is not available, the company may be required to delay, scale back or eliminate certain of its research and development programs, to relinquish rights to certain of its technologies, or to license third parties to commercialize technologies that the company would otherwise seek to develop itself.

THE COMPANY'S ABILITY TO PROTECT ITS PATENTS AND PROPRIETARY TECHNOLOGY MAY
BE LIMITED

               The company currently has United States and foreign patent properties covering its automotive technologies and Dartmouth College owns the U.S. and foreign patents on the company 's ice technology. The company 's success depends, in part, on its ability to enforce the patents which it owns, maintain trade secrecy protection and operate without infringing on the proprietary rights of third parties. All of the pending applications are based upon technology that has already been patented in the United States, and therefore, the company is optimistic that these applications will mature into appropriate protection. However, there can be no assurance that any of the company 's pending patent applications will be approved, that the company will develop additional proprietary technology that is patentable, that any patents issued to the company will provide the company with competitive advantages or will not be challenged by third parties or that the patents of others will not have an adverse effect on the company 's ability to conduct its business. Furthermore, there can be no assurance that others will not independently develop similar or superior technologies, duplicate any of the company 's automotive technologies, or design around the company 's patented automotive technologies. It is possible that the company may need to contest the validity of issued or pending patents of third parties relating to its automotive technologies. There can be no assurance that the company would prevail in any such contest. In addition, the company could incur substantial costs in defending itself in suits brought against the company on its patents or in bringing patent suits against other parties.

               In addition to patent protection, the company also relies on trade secrets, proprietary know-how and technology which it seeks to protect, in part, by confidentiality agreements with its prospective working partners and collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that the company would have adequate remedies for any breach, or that the company 's trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

               Under its ice technology license agreement with Dartmouth College, the company is obligated to share the expense of patent implementation and protection with Dartmouth College which has the sole ultimate responsibility to ensure adequate patent coverage.

WE MAY FACE SIGNIFICANT COMPETITION

               The company has not yet commenced principal revenue producing operations. Once it does so and actually commences operations designed to produce revenue, the company will be marketing products that are provided by companies in the automotive industry that have significantly greater financial, marketing and operating resources than the company.

WE DEPEND ON A LIMITED NUMBER OF KEY PERSONNEL

               The company will continue to be dependent upon the efforts of Vernon E. Gleasman, James E. Gleasman, and Keith A. Gleasman and its new chairman and chief executive officer, Eric Steenburgh. The loss of the services of any one or more of such persons may have a material adverse effect on the company. However, the company's negotiations and communications with others is quite well documented, and the technology relating to the company's FTV infinitely variable transmission, hydraulic pump/motor, CV Joint, and spherical gears has all (a) been quite thoroughly documented, by engineering drawings and on CAD computer disks, and (b) already undergone considerable applied development and testing. The company, therefore, believes that Messrs. Dobbs and Polster should be capable of continuing the development of the company's business strategy even if the company were to lose the services of one or more of the Gleasmans.

               The company is also dependent with respect to its ice technology upon the continued efforts of Michael Martindale, Jacob H. Brooks, David K. Marshall and Dr. Victor F. Petrenko of Dartmouth College's Thayer School of Engineering. The loss of any of these individual's services could have a materially adverse impact upon the company.

               The company's future success will also depend upon its ability to attract and retain skilled scientific, management, operational and marketing personnel. The company faces competition for hiring such personnel from other companies, government entities and other organizations. While there can be no assurance that the company will be successful in attracting and retaining such personnel in the future, the company feels quite fortunate that its management presently includes non-family individuals with skills and experience remarkably pertinent to the company's present needs.

OUR EXISTING SHAREHOLDERS CONTROL THE COMPANY AND THIS MAY HAVE A
DEPRESSIVE EFFECT ON THE COMPANY'S COMMON STOCK

               The company's existing stockholders will be able to elect all of the company's directors, dissolve, merge or sell all of the company's assets and otherwise control the company. Such concentration of control of the company may also have the effect of delaying, deferring or preventing a third party from acquiring control of the company, may discourage bids for the company's common stock at a premium over the market price and may adversely affect the market price of the common stock.

OUR DIRECTORS CAN NOT BE SUED FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY
DUTY, EXCEPT IN SPECIFIED CIRCUMSTANCES

               The company's Certificate of Incorporation excludes personal liability on the part of its directors to the company for monetary damages for breach of fiduciary duty, except in certain specified circumstances. Accordingly, the company will have a much more limited right of action against its directors than otherwise would be the case. This exclusionary provision does not affect the liability of any director under federal or applicable state securities laws.

THE PAYMENT OF CASH DIVIDENDS IS UNCERTAIN

               The company has never paid any cash dividends on its common stock, and has no plans to pay cash dividends on its common stock in the foreseeable future. Future cash dividend policy will depend upon the company's future earnings, capital requirements, financial condition and other factors considered relevant by the company's Board of Directors. Moreover, the company must pay holders of its Class A Preferred Shares cumulative, preferential dividends in the amount of $.40 per Class A Preferred Share outstanding prior to payment of any cash dividends to its common shareholders.

THE ISSUANCE OF ADDITIONAL COMMON SHARES UNDER OUR 1998 STOCK OPTION PLAN,
OUR BUSINESS CONSULTANTS STOCK PLAN, UPON CONVERSION OF OUR CLASS A
PREFERRED SHARES AND TO OPTION AND WARRANT HOLDERS MAY SIGNIFICANTLY DILUTE
YOUR OWNERSHIP IN OUR COMPANY.

               We are authorized to issue 40,000,000 common shares, of which 24,654,478 shares have been issued as of the date of this prospectus.

o

under our 1998 Stock Option Plan, we have granted 555,000 common stock options to management and have reserved an additional 1,445,000 shares for future option grants to management and our key employees;

o	under our Business Consultants Stock Plan, we are authorized to issue an additional 108,111 common shares to business consultants;

o	under our common stock option agreements with Marquis Capital and PMC Direct Corp., we may be called upon to issue up to 354,000 shares upon the exercise of their options;
o

under our investment agreement with Swartz, we may sell up to an additional 3,032,636 common put shares. We may be called upon to issue up to 960,101 shares to Swartz upon the exercise of Swartz's commitment warrants and up to 367,263 common shares upon the exercise of purchase warrants granted to Swartz; however, Swartz cannot exercise its warrants to the extent that its equity ownership, after exercise, would exceed 4.99% of our outstanding shares;

o	under our warrant agreement with our chairman and chief executive officer, we may be called upon to issue 250,000 common shares at $.50 a share and 500,000 common shares at $.75 a share;
o

we are currently selling up to 2,000,000 Class A Preferred Shares convertible into common shares on a 1-to-1 basis upon the expiration of 1 year from the issue date of the preferred, subject to Board approval;

o

under our agreement with Pittsford Capital, we may be called upon to issue up to 250,000 common shares upon the exercise of common stock warrants awarded to Pittsford Capital for its fund-raising efforts;

o	we may be called upon to issue 448,865 common shares upon the exercise of warrants granted to our former chief executive officer, chief operating officer and vice-president of manufacturing;
o

if we ever have an initial public offering of our stock, we may be called upon to issue 125,000 common shares to two former financial advisors who previously provided financial consulting services to the company.

THE ISSUANCE OF ADDITIONAL SHARES TO SWARTZ IN A DECLINING MARKET WOULD
SIGNIFICANTLY DILUTE YOUR OWNERSHIP OF OUR COMPANY

          Based upon the formula set forth in our investment agreement with Swartz, current market prices and our daily trading volume during calendar year 2002 to May 13, we would be able to access up to $2,343,405 from the future sale of our shares to Swartz under our equity line and receive up to $1,921,583 upon the exercise of all commitment and purchase warrants issued to Swartz. If the market price of our stock were to decline and we still sought to raise $2,343,405 we would have to issue an ever increasing number of shares to Swartz depending upon the degree of market decline. This would have the effect of significantly diluting your ownership interest in our company. In addition, if Swartz were to exercise all its commitment and purchase warrants its additional purchases of our shares would further dilute your ownership interest.

          The following table illustrates the dilutive effects of our sale of shares to Swartz and the exercise by Swartz of its warrants under the assumption stated:
	Torvec Trading Price $1.41, discounted by 9% to $1.28; amount accessed $2,343,405	Torvec Trading Price $1.25, discounted by 9% to $1.14, amount accessed $2,343,405	Torvec Trading Price $1.00, discounted by 9% to $.91, amount accessed $2,343,405	Torvec Trading Price $.75, discounted by 9% to $.68, amount accessed $2,062,192(3)

Number of shares required to be sold to Swartz	1,830,785	2,055,618	2,575,170	3,032,636(3)

Exercise of existing Swartz warrants	(2)	(2)	(2)	(2)

Exercise of additional purchase warrants - 10% of put shares	(2)	(2)	(2)	(2)

Dilution resulting from Swartz purchases & exercises	9.33%(1) (2)	10.08%(1) (2)	11.8%(1) (2)	13.27%(1) (2)

(1)

Based upon 24,654,478 outstanding on May 13, the prospectus date, calculated in manner set forth in rule 13d-3 promulgated under the Securities Exchange Act of 1934. Includes 640,000 shares previously sold to Swartz.

(2)	Swartz can not exercise warrants after its beneficial ownership percentage equals 4.99% of our outstanding common stock.

(3)	We can only "put" an aggregate 3,672,636 common shares to Swartz.

EXISTING AND FUTURE OPTIONS AND WARRANTS COULD ADVERSELY EFFECT OUR ABILITY
TO SECURE ADDITIONAL FINANCING

               As of the date of this prospectus, we have:

o

granted 555,000 common stock options to management under our 1998 Stock Option
Plan, exercisable at $5.00 per share, and have reserved an additional 1,445,000 common shares for future option grants, exercisable at the market price of our common stock on the date of each grant;

o	granted 354,000 common stock options to Marquis Capital and PMC Direct Corp., exercisable at $5.00 per share;
o	issued 960,101 commitment warrants to Swartz exercisable at $4.875 per common share, with this price reset each 6 months;
o

issued 3,674 purchase warrants to Swartz at $3.575 per common share; 3,992 purchase warrants to Swartz at $4.8125 per common share, 1,995 purchase warrants to
Swartz at $5.4313 per common share; 440 purchase warrants to Swartz at $4.40 per common share ; 841 purchase warrants to Swartz at $3.96 per common share;
2,923 purchase warrants to Swartz at $1.32 per common share and 44,000 purchase warrants at $1.00 per common share with these prices reset each 6 months;

o

we may issue an additional 309,398 common stock purchase warrants to Swartz under our investment agreement with an initial exercise price equal to 110% of the average market price of our common stock during the 20 day period after each put request;

o	under our warrant agreement with our chairman and chief executive officer, we may be called upon to issue 250,000 common shares at $.50 a share and 500,000 common shares at $.75 a share;
o

we are currently selling up to 2,000,000 Class A Preferred Shares convertible into common shares on a 1-to-1 basis upon the expiration of 1 year from the issue date of the preferred, subject to Board approval;

o

under our agreement with Pittsford Capital, we may be called upon to issue up to
250,000 common shares upon the exercise of common stock warrants awarded to
Pittsford Capital for its fund-raising efforts;

o	we may be called upon to issue 448,865 common shares upon the exercise of warrants grated to our former chief executive officer, chief operating officer and vice-president of manufacturing;
o

if we ever have an initial public offering, we will issue 125,000 common stock warrants to two former financial advisors at an initial exercise price equal to the initial public offering price of our shares. Upon a 50% ownership change of the company, the exercise price for these warrants drops to $1.50 per share.

The existence of these outstanding options and warrants, the prices at which they are exercisable as well as the distinct possibility that we will issue additional options and warrants at lower prices in the future may prove to be a hindrance to future financings, since the holders of such options and warrants may be expected to exercise them at a time when the company would otherwise be able to obtain additional equity capital on terms more favorable to the company.

THE SALE OF A SIGNIFICANT NUMBER OF OUR COMMON SHARES COULD ADVERSELY
EFFECT OUR STOCK PRICE

               Our common stock is traded on the over-the-counter electronic bulletin board. The daily trading volume for our shares during calendar year 2002 through May 13, the date of this prospectus, averaged approximately 40,684 shares. We are authorized to issue 40,000,000 common shares, of which 24,654,478 are outstanding as of the date of this prospectus. All of our outstanding shares may be sold in the over-the-counter market at any time any from time to time, although shares owned by the Gleasmans, members of our board of directors and our officers may be sold only on a quarterly basis at a rate equal to 1% of our outstanding shares on the date of sale and provided certain other conditions established by the Securities and Exchange Commission under Rule 144 are satisfied.

               As stated above, under our investment agreement with Swartz, we may sell up to an additional 3,032,636 shares and may issue up to 960,101 common shares to Swartz upon the exercise of its commitment warrants. We may issue 57,865 shares upon the exercise of purchase warrants issued to Swartz to date and may issue an additional 309,398 common shares upon the exercise of purchase warrants issued to Swartz in the future. We may issue 354,000 common shares upon the exercise of all of the options owned by Marquis Capital and PMC Direct Corp. All of these shares would be available for sale immediately upon the exercise of the associated options and warrants since the resale of these shares is being registered under this prospectus.

              Under our 1998 Stock Option Plan, we have granted 555,000 common stock options to management. Upon the exercise of these options, the shares purchased may not be sold for one year after they are acquired and, thereafter, may be sold only on a quarterly basis at a rate equal to 1% of the outstanding number of our common shares on the date of sale and in compliance with all other conditions established under Rule 144. Under the plan, we have reserved an additional 1,445,000 common shares for future option grant, to persons who would be subject to the Rule 144 sale restrictions set forth herein.

               We have 1,198,865 outstanding common stock warrants to issue to current and former executive officers. We may be called upon to issue up to 250,000 common stock warrants to Pittsford Capital. We may be called upon to issue up to 2,000,000 common shares upon conversion of our Class A Preferred Stock.

               The sale of our currently outstanding shares in amounts significantly exceeding our daily trading volume prevailing on date of sale could cause our common stock price to decline. Similarly, if Swartz, Marquis Capital, PMC Direct Corp., our management and our warrant holders sell the shares they may acquire from us in amounts significantly exceeding the daily trading volume for our shares prevailing on the date of sale, such sales could cause our common stock price to decline.

THE MARKET RELATED CONVERSION PRICES GOVERNING OUR SALES TO SWARTZ MAY
AGGREVATE ANY DECLINE IN OUR COMMON STOCK PRICE

               If we decide to exercise our put rights to Swartz, our selling price is 91% of our stock's average market price over the preceding or next 20 days, whichever is less, or, if less, our average market price less $.20. The exercise prices of our commitment warrants and purchase warrants are reset each six months based upon the lowest closing price of our stock in the previous five days if the lowest price is lower than the current exercise price. These future-based conversion prices may encourage third parties to take significant short positions in our common stock, which could aggravate any existing decline in our stock price.

A DECLINE IN OUR STOCK PRICE WOULD MATERIALLY EFFECT OUR ABILITY TO
RAISE SUBSTANTIAL DOLLARS FROM SWARTZ

               Our average market price was $1.47 for the first quarter, 2002. If the price of our common stock were to decline and if we were to decide to exercise our put rights to Swartz in a declining market, we will have to issue more shares to Swartz in order to raise any given dollar amount. The table found on page 13 of this prospectus illustrates this fact. This will result in increased dilution in the ownership of our common stock. Further, depending upon the extent of the price decline, our ability to raise substantial monies from Swartz could be jeopardized.

ISSUANCE OF PREFERRED STOCK MAY DILUTE VOTING POWER OF COMMON
SHAREHOLDERS AND MAKE IT MORE DIFFICULT TO REMOVE PRESENT MANAGEMENT.

               The company is currently selling up to 2,000,000 Class A Preferred Shares convertible into our common stock on a 1-to-1 basis after 1 year from issuance and approval of our board. This series of preferred has dividend and liquidation preferences superior to our common stock.

               We are authorized to issue up to an additional 98,000,000 shares of preferred stock in one or more series without any action on the part of our shareholders, the existence and/or terms of which may adversely affect the rights of holders of the common stock. The issuance of any such additional preferred stock may be used as an "anti-takeover" device without further action on the part of the shareholders. Issuance of additional preferred stock, which may be accomplished through a public offering or a private placement to parties favorable to current management, may dilute the voting power of holders of common stock and the preferred stock such as by issuing preferred stock with super voting rights and may render more difficult the removal of current management, even if such removal may be in our shareholders' best interests.

WE HAVE A LIMITED ACTIVE TRADING MARKET AND THE MARKET WE TRADE IN CAN BE VOLATILE

               The company's shares are traded on the over-the-counter electronic bulletin board, a screen-based trading system operated by the National Association of Securities Dealers, Inc. Securities traded on the bulletin board are, for the most part, thinly traded and subject to special regulations not imposed on securities listed or traded on the National Association of Securities Dealers Automated Quotation ("NASDAQ") system or on a national securities exchange. The company's shares have experienced in the past and are expected to experience in the future significant price and volume volatility, increasing the risk of ownership to investors. Factors such as the company 's financial results, the introduction of the company's products, its ability to enter into joint venture or licensing agreements and various factors effecting the automotive industry may have a significant impact on the market price of the company's common stock. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies, particularly of small capitalization companies the common stock of which trade in the over-the-counter market, have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies. Such activities may exert a dominating influence on the market during their duration and such activities may be discontinued at any time.

OUR SHARES CURRENTLY CONSTITUTE A "PENNY STOCK" WHICH MAY MAKE IT MORE
DIFFICULT TO SELL YOUR SHARES

               The closing price of our common stock on May 13, 2002 was $1.41 per share. The Securities and Exchange Commission has adopted Rule 15g-9 which established the definition of a "penny stock," for the purposes relevant to the company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o	that a broker or dealer approve a person's account for transactions in penny stocks; and
o	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

               In order to approve a person's account for transactions in penny stocks, the broker or dealer must

o	obtain financial information, investment experience and investment objectives of the person; and

o

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

               The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form,

o	sets forth the basis on which the broker or dealer made the suitability determination; and

o	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

               Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

               Certain statements contained in this prospectus, including statements containing the words "believes," "anticipates," "intends," "expects," "plans" and similar words, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the risks identified above under "Risk Factors." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

THE COMPANY

DESCRIPTION OF BUSINESS

(a)   History and Development of Our Inventions

               Torvec, Inc. was incorporated as a New York business corporation on September 25, 1996. Upon its incorporation, the company acquired numerous patents, inventions and know-how developed for more than ten years by Vernon E. Gleasman and members of his family. The company presently is a development stage company specializing in automotive and related technology. The company owns many U.S. and international patent properties developed by the Gleasmans protecting important inventions relating to five different areas of automotive technology:

o	(i) steering drive and suspension system for tracked vehicles

o	(ii) infinitely-variable transmission

o	(iii) hydraulic pump and motor

o	(iv) constant velocity joint

o	(v) spherical gearing

               As a family, the Gleasmans have operated and sold their own innovative products and companies over the past 30 years. The Gleasmans knowledge of the automotive industry and its trends was the basis of the various research projects that are now the properties of the company. A review of Vernon Gleasman's first 100 plus inventions indicates that almost all of them are improvements of other companies' technology, and most of Vernon Gleasman's inventions were created either while he was employed by various companies, or while he was acting as a consultant to these other companies.

               Historically, the major impediments to the incorporation of Gleasman inventions into other companies' vehicles have been the "not invented here" syndrome and the problems relating to enforcement of licensing agreements by an independent inventor. Consequently, the company decided to build refined prototypes of each of its inventions, and is engineering and developing highly refined prototypes of its hydraulic pump and motor, spherical gearing and infinitely variable transmission. The company has engineered and developed prototypes of its steer drive and suspension systems and constant velocity joint.

               Each of the company's inventions can be commercialized on a stand-alone basis. However, in contrast to the Gleasmans' past procedures of selling their inventions for another company's use, the management of Torvec decided to incorporate the track steer drive and suspension mechanisms, constant velocity joint and, as they are built, the hydraulic pump and motor, spherical gearing and infinitely variable transmission into a new type of vehicle which can be designed as a specific product that can be sold directly to the consumer. The company therefore built the highly refined prototype of its fast-track, full terrain vehicle-the FTV™ .. The FTV prototype was completed in February, 1999 and was initially showcased to the public in early spring, 1999.

               The company and its subsidiaries rely on the services of four full-time executive officers and on the full-time services of Vernon, Keith and James Gleasman as consultants. The company also relies on the services of the staff of Joseph Neri Chevrolet, Williamson, New York on a project by project basis, free of charge. To date, the company has conducted substantially all of its research, testing and product-showcasing at Neri Chevrolet. It has outsourced the actual building of all of its prototypes, subject to the direct supervision of the company's management.

                In addition, the company's secretary, Morton A. Polster, devotes the majority of his time rendering ongoing patent services to the company, including the prosecution of all of the company's foreign patent applications. Dr. Herbert H. Dobbs, a director, is active in company Microsoft PowerPoint® presentations to and discussions with auto and truck manufacturers, auto parts suppliers, glass component suppliers and the U.S. military.

(b)   Our Patented Automotive Properties

               The following is an overview of our automotive technologies:

Torvec's FTV™

               Historically, wheeled trucks and cars have been able to travel at high speeds on prepared roads and are easy to drive and steer. However, wheeled trucks and cars have lacked the ability to traverse truly difficult terrain. On the other hand, tracked vehicles have the ability to traverse truly difficult terrain but are difficult to steer precisely, are cumbersome to drive and are limited to relatively low speeds even on prepared roads.

               The company's FTV prototype is a new type of vehicle, that management believes combines the high speed capabilities of trucks and cars with the high traction capabilities of tracked vehicles.  The company has tested the FTV prototype over the past 3 years at Neri Chevrolet. It has demonstrated the FTV in person to representatives of the majority of U.S. and foreign auto and truck manufacturers at the Neri facility over the past 2 years. Based upon these tests, demonstrations and the reaction of industry representatives, the company believes it has shown that the FTV is relatively easy to drive and steers as easily as a car. The company also believes it has shown that this tracked vehicle can traverse almost any terrain, with speeds ranging from 45 to 65 mph being attainable on pavement and other relatively flat surfaces. The company also believes that it has shown that the FTV is also environmentally sensitive since its low ground pressure, less than 2 pounds per square inch, does not damage paved road surfaces or leave ruts or cause potholes on unpaved surfaces. We believe our rubber tracks will be made by Goodyear, a corporation dedicated to supporting original equipment manufacturers, and Goodyear has provided the tracks for the company's FTV prototype. The FTV is able to perform as it does because of its unique steering mechanism, which is protected by several patents in Europe and Japan as well as the following U.S. patents: multi-axle vehicle steer drive system (4732053), no-slip imposed differential reduction drive (4776235), no-slip imposed differential (4776236), steer-driven reduction drive system (4895052) and modular track system (6135220). This steer-drive mechanism can best be described in engineering terms as a hydro-mechanical steering mechanism. The "mechanical" portion is manufactured from conventional, high volume gearing, while the "hydro" portion is our patented hydraulic pump and motor. Conventional hydraulic pumps and motors are large, noisy and inefficient at low revolutions per minute. The company believes its patented hydraulic pump and motor has the potential to solve these problems.

Torvec's Infinitely Variable Transmission

               The Company is now building a commercial prototype of the infinitely variable transmission, which will be completed if and when funding is available. The infinitely variable transmission is a transmission that provides an uninterrupted drive through an infinite number of geared speed ratios, allowing ideal torque flow to propel the vehicle while permitting the engine to run at optimum efficiency. The company believes that the next generation of diesel engines with state-of-the-art electronic controllers will provide the necessary mechanisms to adequately control the infinitely variable transmission without a significant cost impact. Industry data has shown that the use of constant velocity and infinitely variable transmissions improves the fuel efficiency of all engines (gas/diesel), thus leading to reduced pollution. The company believes that its IVT will permit automotive diesel/gasoline engines to operate in a near steady-state mode, with reduced pollution, at most times during normal operation, i.e., under the starting, stopping, acceleration and deceleration of normal urban traffic. For instance, such a near steady-state optimum condition may match the usual engine setting when the vehicle is being driven at its top urban speed (e.g., 35-45 miles per hour). It should be noted that this optimum urban cruising speed may be only approximately twice the normal idling speed of the engine, and that this steady-state setting is relatively low in comparison to the normally required engine speed of three, four or five times idling speed that must be attained by the same diesel/gasoline engine each time the vehicle accelerates between each of the conventional forward gears (e.g., when shifting from first gear to second gear, then from second to third, etc.).

               In addition to having the potential of reducing diesel particulates, the company's transmission will be less complicated and has approximately 1/3 fewer parts when compared to a conventional four or five speed automatic transmission, making it smaller in size, lighter in weight and, therefore, further improving fuel economy. The company's transmission, which the company believes will be simpler and less expensive to manufacture than existing transmissions, should provide the automotive industry with a higher performing product at a lower cost.

               In view of the above, and because all vehicles currently have transmissions, the company believes that the company's transmission will permit substantial reductions in diesel/gasoline engine pollutants and that such significant environmental benefits will be achieved without an economic penalty. Further, it is believed that the company's transmission will not be in direct competition with companies who provide other diesel/gasoline engine pollution remedies and that the latter may even be interested in working with the company to explore possible synergistic effects with the company's transmission.

               In December, 1999, the company finished an extensive CAD/CAM evaluation of IVT. The evaluation included finite element analysis, fluid dynamics analysis and material compatibility analysis for "real world conditions" under temperatures ranging from minus 20 degrees fahrenheit to 150 degrees. This simulation confirmed the performance of the device when used with a constant RPM input. Running a diesel engine at constant RPM and using an IVT will minimize the transients associated with gear changes. By reducing the transients, the amount of soot emitted should be reduced, thus reducing the pollutants associated with soot particles.

               Because it is an infinitely variable transmission and changes its ratios extremely quickly, the company's transmission can accelerate a diesel-powered vehicle as quickly as a gasoline-powered vehicle. The company's transmission also may be able to significantly improve the performance of electric drive vehicles. There are a number of kinds of electric motors that can be chosen to drive a vehicle. Their performance and physical characteristics vary considerably. Weight (for a given power level), zero-speed torque, useful speed range, efficiency-vs-motor-speed, and control characteristics are among these, and there are conflicts in making the best choice for a given vehicle application. A transmission of some sort commonly is needed to resolve these issue. The performance characteristics of the company's transmission make it a promising candidate for such applications.

Hydraulic Pump/Motor, Constant Velocity Joint, and Spherical Gearing

               The company's patented infinitely variable transmission will incorporate a hydraulic pump/motor machine and, although it can be operated with commercially-available pump/motors, it is most effectively used in combination with the company's patented hydraulic pump/motors. The company's pump and motor is significantly simpler, smaller and lighter than other commercially available pump/motors having comparable performance specifications. The key feature of the company's pump and motor is its swash-plate mounting arrangements that utilize a new form of gearing which is also proprietary to the company. This new form of gearing -- spherical gearing -- is based upon the geometry of spheres rather than conventional gear of geometry of cylinders and cones. This spherical gearing has been incorporated in yet another company-owned invention, which has been developed to replace constant velocity joints used, among other places, in all front-wheel drive vehicles. The company's constant velocity joint is a departure from known designs, and its efficiency and weight savings may provide a significant competitive advantage in the annual constant velocity joint market of over 200 million per year.

               The company's spherical gears have been used to form a geared ball-and-socket coupling in which driving tooth contact is maintained continuously while, at the same time, permitting the coupling to be flexed at 40 degrees to either side of center. The potential versatility of the company's spherical gears may open the door to many yet unknown solutions and products yet to be discovered. This new gearing paradigm will be used in the swash-plate mechanism of the company's hydraulic pump and motor, and it will also be used to create a constant velocity joint as a working prototype ready for installation in a car.

               The company's CV Joint delivers torque through a varying angle. For example, it moves through a drive shaft to the wheels of a front wheel drive car as it is steered. The patented breakthrough in the company's CV Joint, management believes, is the unique use of spherical geometry to deliver torque over a greater range of motion and more evenly, with fewer parts, less weight and lower cost than the competition.

               The company initially developed its CV Joint to provide a better performing torque transfer component for some of its other products. It has recently begun pursuing applications beyond its original intended use. In particular, the CV Joint has great potential as a general component to many automotive suppliers, providing a proprietary offering in a commodity field with annual unit sales in excess of 200 million.

(c)     Our Patented Ice Technology

               On November 29, 2000, the Company entered into an Agreement and Plan of Merger to acquire Ice Surface Development, Inc. ("ISD"), a wholly-owned subsidiary of UTEK Corporation, 202 South Wheeler Street, Plant City, Florida 33566. As a result of the merger, the company acquired through a wholly-owned subsidiary, a 20 year, exclusive worldwide license granted by the Trustees of Dartmouth College to ISD for land-based motorized applications to a novel ice adhesion modification system developed by Professor Victor F. Petrenko at Dartmouth's Thayer School of Engineering. The Dartmouth patented technology allows for the rapid non-thermal de-icing of vehicle surfaces using a novel electrochemical decomposition technology invented by Dr. Petrenko. Dr. Petrenko's work has shown that electrodes attached directly to surfaces can break down ice and water through the process of electrolysis. When applied to automotive and truck surfaces, gas bubbles of hydrogen and oxygen are formed during the electrolysis process. These bubbles generate pressure on the vehicle surface therefore shedding ice. In addition to this just-described non-thermal electrolytic process, the Dartmouth license to the company also includes rights to a further Petrenko de-icing process that uses the combination of one of several special coatings with high-frequency alternating electric current for melting surface ice.

               In June, 2000, Dr. Petrenko's technology was licensed by Dartmouth to The BF Goodrich company for all aircraft and marine applications. Recently Discover Magazine honored Dr. Petrenko's technology as the "most innovative invention for the aerospace industry in the year 2000."

               Aside from repelling ice on glass and other surfaces, Dr. Petrenko's technology also increases the traction of rubber on ice. New ice traction systems based upon this technology could give vehicles, including the FTV vehicle, as much traction on ice as if they were driving on dry pavement. Vehicles could one day be equipped with "smart" tracks that grab ice.

               The company acquired ISD from UTEK to integrate the Dartmouth icing technology into its FTV™ as well as to sub-license the technology for a wide-assortment of land-based motorized vehicle applications (e.g. cars, trucks, trains, trailers), including their components (e.g. windshields).

(d)     Current Status of Product Development

               Based upon our experience and research to date, we believe the following inventions will eventually become commercially viable:

o o o o o

the FTV, including the steering drive and suspension for tracked vehicles;

the infinitely variable transmission;

the hydraulic pump and motor;

the constant velocity joint which includes Torvec's spherical gearing;

the ice technology.

               During the past four years, we have engineered and developed some of our inventions from concept to prototype, a process which has included detail computer aided design, generation of computer aided engineering simulation, generation of adequate drawings and process definition, the manufacture and assembly of each of our prototypes, testing of the prototypes, identifying and resolving problems resulting from testing and updating the design where appropriate to reflect any changes needed. This development process has generated several improvements that, like all of these just-described inventions, have been and are being protected by patents in the world's major automotive markets.

These inventions are in the following stages of development:

o

the FTV prototype has been completed and continues to be showcased to automobile, truck manufacturers and assembly suppliers. We have developed a detailed manufacturing plan for the FTV, including factory floor layouts, commitments for the sourcing of major assemblies, identification of major suppliers, identification of critical skills necessary to produce the vehicle on a commercial basis, assembly cost estimates, and an overall business plan for the manufacture, assembly and distribution of the vehicle;

o

the infinitely variable transmission - the prototype is being built. The infinitely variable transmission incorporates the hydraulic pump and motor allowing us to meet the desired envelope for incorporation into automobiles, trucks and the FTV. Preliminary tests of the infinitely variable transmission have been performed at an independent test facility. The results have confirmed the transmission's function, which is to enable an automotive engine to run at a fixed revolutions per minute, while providing the needed range of power and torque output to improve efficiency;

o	the hydraulic pump and motor - the prototype is being built. Once completed, an extensive testing program will initiated prior to the incorporation of the hydraulic pump and motor into our IVT ;
o	the CV Joint - the CV Joint prototype is complete and is ready for comprehensive testing. A partner is being sought to further commercialization.
o	the ice technology - has been developed sufficiently to market to prospective purchasers; we continue to work with Dr. Petrenko at Dartmouth College to refine this technology.

(e)     Business Development and Commercialization of Products

               The following table sets forth the advances we have made with respect to our technology, the material stages of development that are required in order to manufacture and commercially offer our products and an approximate timeline for doing so:
Product	Feasibility Studies/ Testing	Product/Process Development	Commercialization	Estimated Time to Commercialization

FTV™ Vehicle	Complete	Prototype built-being test driven and showcased	OEM discussions underway	24 to 36 months

Infinitely Variable Transmission	Complete	Prototype is being built	OEM discussions underway	18 to 24 months

Hydraulic Pump/Motor	Complete	Prototype is being built; initial tool design in process	OEM discussions underway	18 to 24 months

CV Joint	Complete	Prototype built; initial tool design in process	NOVA agreement signed	12 to 18 months

Ice Technology	Complete	Prototype built; testing; in commercial design	NOVA agreement signed	12 to 18 months

               As indicated in the above chart, we have been and continue to be in ongoing and periodic discussions with automobile manufacturers, truck manufacturers as well as parts and assembly suppliers to manufacture, produce and distribute our automotive technologies, including the FTV vehicle, to the consuming public. Generally, these discussions no longer are focusing on the validation and credibility of our inventions, but now are focusing on pricing issues as well as how to structure a Torvec-auto or truck manufacturer transaction, including direct licensing, joint venture partnership and the direct acquisition by or of Torvec through a merger or similar transaction.

               With respect to the CV Joint, on December 12, 2001, the company engaged the services of The Nova Group, an international professional services firm with offices in Boston, London and Paris, to manage the sale of rights to the CV Joint. This engagement furthers management's strategy of selling or licensing its non-core technology to provide the company with a source of capital for further development and commercialization of its core technologies. The company decided to sell rights to its CV Joint at this time because market conditions appeared favorable. The Nova Group was chosen because of its international scope, its experience and its knowledge of the company and its technologies. The company intends to retain the rights to use the CV Joint for its own vehicles.

               On November 29, 2001, the company engaged The Nova Group to manage the sale of rights to the ice technology. The engagement furthers management's strategy of selling or licensing its non-core technology to provide the company with a source of capital for further development and commercialization of its core technologies. The company decided to sell rights to its ice technology at this time since the ice technology has reached a new development milestone, improving its commercial viability and value. The Nova Group was chosen because of its international scope, its experience and its knowledge of the company and ice technologies. The company intends to retain the rights to use the ice technology for its own vehicles.

               In August, 1999, we entered into a working relationship with HTV Export to conduct a worldwide market survey and introduce our inventions to potential customers including private companies and governmental agencies throughout Europe, Asia, Africa and South America. HTV Export has focused its attention on generating interest in our FTV and, in the course of its ongoing marketing efforts, has solicited and obtained valuable feedback on the uses to be made of and interest in purchasing, when it is available, the FTV. Within the last number of months, representatives of HTV Export have joined with Torvec management to provide automotive industry representatives its findings on the considerable worldwide interest in Torvec's FTV.

               Our former board chairman, Herbert H. Dobbs, was the Technical Director of the United States Army Tank-Automotive Command when he retired from the U.S. Senior Executive Service and the Army in October 1985. In that position, he effectively had been the United States Army's chief engineer for all ground vehicles and related technology. Dr. Dobbs has remained active as a consultant to the U.S. Army on specific issues related to his expertise and, since 1994, has been a member of or consultant to the Army Science Board. The Army Science Board provides direct advice to the Secretary of the Army, the Chief of Staff of the Army and the Department of the Army staff on technical and management issues. Dr. Dobbs has discussed the FTV and its capabilities with Army Science Board members and senior Army leaders. Literature describing the FTV and its capabilities has been provided. Dr. Dobbs still works on Army programs in this area with senior U.S. Army personnel responsible for the development and acquisition of U.S. military ground vehicles. Under its normal procurement procedures, the Army tells industry what it needs and then chooses the best candidate offered by industry that meets specified Army requirements. Torvec management has been assured that the Army will consider the FTV if Torvec offers it as a candidate when the next U.S. military truck acquisition program for class II-III trucks is initiated by the Department of Defense.

(f)     Competition and Market Acceptance

               The company believes that its automotive technology is superior to similar products manufactured in the automotive industry and in some instances represents a true paradigm shift with respect to presently known technology. However, once the company commences operations, it will be competing against companies that have significantly greater financial, marketing and operating resources than the company. The company also believes that its ice technology is truly unique. No other company in the world possesses the right to commercialize such technology in the motorized, land-based vehicle field.

               The company's immediate future development is, in part, dependent upon its ability to successfully commercialize its ice technology either through a sublicense or through a joint venture arrangement. It is also dependent, in part, upon acceptance of the FTV vehicle especially in the Asian, African, South and Central American markets.

               With respect to these foreign markets, the infrastructure of most of Asia, Africa, South and Central America is very similar to the U.S. in the early 1900's. At that time U.S. demographics were as follows: eighty percent of the population lived in rural areas, income was low and transportation was limited to walking, bicycles, push carts and animal pulled vehicles. Roads, when they existed, were dirt and at time impassable due to terrain or inclement weather. Even with the advent of automobiles, commerce remained inhibited because paved roads were only found in the cities. Similarly, the wheeled vehicles of the developing country today can only traverse the rural dirt roads during certain seasons of the year. When roads are in rough condition (e.g., muddy, blocked by snow or ice, etc.), there is little difference in travel time between an animal drawn cart, a man on foot or bicycle, or a wheeled car. If they are able to travel at all, even four-wheel drive vehicles are usually limited to 4-5 mph under these conditions. The idealized vehicle would be a vehicle that could travel at higher speeds (25-50 mph), regardless of the terrain, significantly shortening the travel time between rural areas and the primary marketplaces in the city. A tracked vehicle, in effect, "brings its own road with it".

               The company's ability to generate revenue and become profitable is also dependent upon the automotive industry's acceptance of its other products, namely the infinitely-variable transmission, the hydraulic pump and motor, the constant velocity joint and spherical gearing. The company's ultimate growth and future financial performance will depend on demonstrating the advantages of such products over existing technologies to an automotive industry which has committed substantial resources to product systems utilizing old technology. In addition, despite management's belief that its products are superior, the company will have to overcome the "not invented here" attitude that permeates the industry. However, the recent Bush Administration decision to implement the previous administration's stricter diesel emission standards has lead to increased automotive industry interest in the emission reduction capabilities of the company's automotive inventions, especially its infinitely-variable transmission.

DESCRIPTION OF PROPERTY

               On January 7, 1998, the company entered into a Service and Space Agreement with Joseph L. Neri, Sr. (a shareholder) and Joseph Neri Chevrolet-Oldsmobile-Pontiac pursuant to which the company was entitled to lease the premises described below. The agreement was terminated on August 31, 1999 and, in accordance with an informal and oral understanding with Mr. Neri, the company was permitted to utilize the premises at no charge from time to time during fiscal year 2001 and, unless a suitable pilot facility is acquired, anticipates utilizing the facility in fiscal year 2002 in similar fashion. The facility is located at 3740 Route 104, Williamson, New York (approximately 20 minutes from downtown Rochester, New York). The facility is approximately 17,000 sq. ft., situated on 8 acres of land. The company has been able to use the facility, all utilities (including telephone system with an after-hour answering service), computer system, service department, specialized equipment and tools with D.E.C. approved above-ground lifts, one of which has a 28,000 lb. capacity for trucks and buses, an 8 bay body shop, complete with a paint room and Kansas Jack straightening machine, and a two floor parts department. The company believes that this facility is sufficient to construct all prototype FTV vehicles as well as assemble and install all prototypes for the company's other products for testing and demonstration purposes.

               The executive offices of the company are located at 11 Pond View Drive, Rochester, New York 14534.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

               The company's overall business strategy relating to its automotive inventions is

o

to manufacture, market and sell, either directly, through others or jointly, the FTV™ vehicle to domestic and foreign customers, especially in the Asian, African, South and Central American markets; and

o

to manufacture, market and sell, either directly, through others or jointly, its hydraulic pump and motor, its constant velocity joint and its infinitely variable transmission to automotive and truck manufacturers, suppliers and component parts assemblers.

               The company's plan of operation relative to its automotive inventions during fiscal 2002 is:

o	to complete the infinitely variable transmission prototype;
o	to install the infinitely variable transmission into a company owned vehicle and begin testing to document actual emission levels and fuel economy;
o

to initiate discussions with national and state environmental agencies in the United States and other countries to quantify exact fuel savings and emissions levels and to determine
the potential effect of the infinitely variable transmission on the worldwide problem of diesel engine pollutants;

o	to install the CV Joint, including its spherical gearing, into a company owned vehicle and to test and evaluate its actual operation;
o	to incorporate all of the company's completed prototypes into the FTV vehicle;
o

to continue its efforts to sell or license rights to the company's
CV Joint to raise capital necessary to develop and
commercialize its core technologies by selling rights to its non-core technologies;

o

to continue negotiations with selected automotive and truck
manufacturers to generate a letter of intent with respect to either a license, merger or joint partnership for the continued
development and testing of all of the company's prototypes,
their manufacture, their marketing and their worldwide sale;

o	to continue to improve the company's inventions and, where appropriate, to obtain patent protection on such new improvements.

               The company continues to investigate the possibility of manufacturing the FTV vehicle itself. The company has investigated and is investigating potential sites in Rochester, New York, Massachusetts, Connecticut, and other northeastern states. The company has engaged in preliminary discussions with a number of financial institutions to formulate a financial package which, together with government based incentives, will enable the company to pursue actual manufacturing of the FTV. Management is presently investigating ways in which to acquire financing to pursue this strategy, including the proceeds from Swartz and Pittsford Capital as well as additional equity and/or debt financing. However, no specific financial package with banks or other lenders has been negotiated to date. If a suitable facility is found in fiscal 2002, management will re-institute discussions to obtain financing to acquire, refurbish, modernize, equip and staff such a facility.

               On April 25, 2000, the Company inaugurated its website, www.torvec.com, for marketing, sales, education and information relating to the Company's inventions.

               On June 29, 2000, the company announced that it had granted an exclusive, world-wide license of all its automotive technology to Variable Gear, LLC for the aeronautical and marine markets. Variable Gear will pay the company a royalty of 4% of the gross selling price of products incorporating the technology and 49% of compensation received with respect to sublicense income for 7 years after which the company is obligated to repurchase the license. Variable Gear is owned 51% by Robert C. Horton, Chairman and CEO of Ultrafab, Inc. and a company shareholder. The Company owns the remaining 49%. The company does not share in any profit or losses in this entity. Variable Gear has initiated discussions with a number of boat manufacturers, but to date it has not commenced operations or sublicensed our automotive technology in its markets.

               The company's overall business strategy relating to its ice technology is to

o	to continue its efforts to sell or license its rights in the ice technology to raise funds for the continued development and commercialization of its core technologies;
o	to promote utilization of the company's ice technology world-wide.

               The Company's license agreement with Dartmouth provides for the payment of $140,000 for sponsored research and a royalty of 3.5% based on the value of net sales of licensed product with minimum annual payments of $10,000 for the first two years, $15,000 for the third year and $25,000 per year thereafter. In addition, the agreement provides for the payment of 50% of sub-license fee income.

               The net loss for the year ended December 31, 2001 was $3,871,000 as compared to the year ended December 31, 2000 net loss of $2,374,000. The increase in the net loss of $1,497,000 is principally related to the consulting expenses associated with preparing the company's business plan and a charge to options of $398,000 for options granted.

               Research and development expenses for the year ended December 31, 2001 amounted to $1,290,000 as compared to $731,000 for the year ended December 31, 2000. This increase amounted to $559,000 and is due to consulting expenses associated with preparing the company's business plan.

               General and administrative expenses for the year ended December 31, 2001 amounted to $2,581,000 as compared to $1,643,000 for the year ended December 31, 2000. This increase amounted to $938,000 and is also due to the consulting expenses associated with preparing the company's business plan and the options granted.

               The net loss for the three months ended March 31, 2002 was $1,418,000 as compared to the three months ended March 31, 2001 net loss of $537,000. The increase in the net loss of $881,000 is principally related to a charge of $618,000 for the value of options forfeited in exchange for the interest in subsidiary and additional consulting expenses incurred. (See Note 2 to Financial Statements)

               Research and development expenses or the three months ended March 31, 2002 amounted to $513,000 as compared to $294,000 for the three months ended March 31, 2001. This increase amounted to $219,000 and is due to additional expenses associated with the employment contracts.

               General and administrative expenses for the three months ended March 31, 2002 amounted to $905,000 as compared to $243,000 for the three months ended March 31, 2001. This increase amounted to $662,000 and is primarily due to increases in consulting expenses and the employment contracts and the charge of $618,000 for the value of the options forfeited in exchange for the interest in subsidiary. (See Note 2 to Financial Statements).

Liquidity And Capital Resources

               The company's business activities during its fiscal year ended December 31, 2001 were funded principally through the sale of 101,910 shares of common stock to Swartz for aggregate proceeds of approximately $324,210. During the fiscal year ended December 31, 2001, the company issued 361,100 shares to business consultants under its Business Consultants Stock Plan in exchange for ongoing corporate legal services, internal accounting services, expenses associated with our lawsuit, research expenses as well as legal fees and associated expenses for ongoing patent work. Loans from directors and shareholders amounted to $159,000.

               At December 31, 2001, the company's cash position was $13,000, and the company had a working capital deficiency of $1,374,000. The company's cash position at anytime during the fiscal year ended December 31, 2001 was directly dependent upon its success in selling stock since the company did not generate any revenues. The company does not anticipate generating any revenues from its business activities during fiscal year 2002.

               At December 31, 2001, the company had $1,221,000 of accounts payable and accrued expenses consisting of $228,000 in professional fees, $393,000 accrued payroll and $600,000 in trade payables. In fiscal 2002 to May 13, 2002, the company has paid, in cash or common stock, approximately 90% of such payables and expenses.

              At December 31, 2001, the company owed $159,000 in loans payable to shareholders and officers. In fiscal 2002 to May 13, 2002 the company had repaid $124,900 in cash or common stock.

               The company anticipates that the funding it will receive from Swartz as well as its continuing issuance of shares under its Business Consultants Stock Plan will not be adequate to enable the company to implement its total 36-month business plan during fiscal 2002. The company recognizes, based on its current financial status, its business plan and assumptions relating to its business plan (including assumptions regarding the nature and extent of its prototype development program, its environmental and feasibility testing program, the ability of the company to sell rights to its non-core assets, its ability to secure adequate manufacturing and distribution relationship and market acceptance of the company's products) that, to fully implement its business plan, the company will be required to obtain significant additional financing in the form of an equity investment by one or more investors in privately negotiated transactions or through debt financing or both.

               To this end, the company has developed a strategy to sell its non-core technologies in order to raise capital for implementation of its business plan. It also has engaged the services of nonexclusive agents to assist it raise needed capital. Specifically, the company engaged the services of The NOVA Group to sell or license rights to the CV Joint and ice technology, and the Pittsford Capital Group to raise up to $5,000,000 through the sale of the company's Class A Preferred Stock. In addition, management is directly negotiating with private investors and state agencies to formulate one or more financial packages to raise substantial monies.

               As of May 13, 2002, the company had sold 38,500 Class A Preferred Shares for approximate proceeds of $154,000.

               The company has an obligation to repurchase 51% of Variable Gear, LLC on January 1, 2008. The purchase price is equal to 51% of the then value of Variable Gear as determined by an independent appraiser selected by the parties. This liability can not be estimated at this time. We believe that a combination of cash flows from operations, financing and strategic alliances will produce sufficient cash flow to fund this obligation.

Y2K Compliance

               The company currently uses a software which management believes is in "Year 2000" (Y2K) compliance. Management will continue to evaluate the current software and implement any necessary changes to remain in "Year 2000" (Y2K) compliance.

Impact of Inflation

               Inflation has not had a significant impact on the company's operations to date and management is currently unable to determine the extent inflation may impact the company's operations during its fiscal year ending December 31, 2002.

Quarterly Fluctuations

               As of December 31, 2001 and May 13, 2002, the company had not engaged in revenue producing operations. Once the company actually commences significant revenue producing operations, the company's operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of consumers, the length of the company's sales cycle to key customers and distributors, the timing of the introduction of new products and product enhancements by the company and its competitors, technological factors, variations in sales by product and distribution channel, product returns, and competitive pricing. Consequently, once the company actually commences significant revenue producing operations, the company's product revenues may vary significantly by quarter and the company's operating results may experience significant fluctuations.

LEGAL PROCEEDINGS

               Except as provided below, the company is not a party to any pending, material litigation. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the company.

               On November 14, 2000, the company joined with Vernon and Keith Gleasman, as plaintiffs, in filing a lawsuit against McElroy Manufacturing, Inc., Arthur H. McElroy, II and Tri-Mc (collectively, "MMI") in the United States District Court for the Northern District of Oklahoma.

               Under an October 10, 1991 agreement between MMI and the Gleasmans, McElroy was to manufacture from one to five prototypes of an hydraulic pump and motor designed by the Gleasmans for use in a continuously variable gear transmission also designed by them. The hydraulic pump and motor designed by the Gleasmans necessitated a constant velocity joint in order to be marketable, and the Gleasmans utilized a gimbal in their designs for the constant velocity joint. The designs and related technology were patented under U.S. Patent No. 5, 440,878.

               MMI manufactured a first-generation prototype of the pump and motor using a gimbal for the constant velocity joint. However, after such manufacture, on numerous occasions, MMI stated to the Gleasmans that the first-generation prototype pulsated or oscillated during operation of the motor which rendered the pump and motor inoperable for its stated purposes and, thus, unmarketable, and that the gimbal was the source of the pulsation or oscillation.

               In the summer of 2000, the company's engineers, based upon CAD/CAM studies, discovered that the first generation gimbal did not pulsate or oscillate. The Gleasmans and the company's management only then concluded that MMI had been misleading the Gleasmans, the company and the Court concerning the operability of the prototype of the pump and motor design which utilized the gimbal as a constant velocity joint.

               As the result of such discovery, management of the company believes that MMI's earlier statements regarding the inoperability of the gimbal were false and fraudulent and that MMI knew that the first-generation pump and motor utilizing a gimbal as the constant velocity joint, as specifically designed by the Gleasmans, did not pulsate or oscillate but was instead a valuable and marketable pump and motor system which could have been rapidly commercialized.

Management therefore believes that the company has been harmed by MMI in the following important respects:
o

The Gleasmans and, later, the company were induced to proceed with expensive and time-consuming design, manufacturing and marketing of an alternative to the gimbal. Specifically, the Gleasmans and, later, the company, expended an aggregate sum of approximately $1,000,000 in the design, manufacture and marketing of spherical gear technology, in significant part, to replace the gimbal and subsequent pump and motor prototypes;

o	The Gleasmans, and later, the company, lost significantly valuable business opportunities available to them;
o

The Gleasmans, and later, the company, were induced to forebear the exercise of their rights to obtain worldwide patents on the pump and motor design which implemented a gimbal as the constant velocity joint.

               By reason of the foregoing, management believes that MMI is liable to the plaintiffs for considerable compensatory and punitive damages in an amount to be determined at trial. The plaintiffs have demanded a jury trial with respect to this litigation.

               On January 2, 2001, MMI moved to dismiss the plaintiffs' complaint on the grounds that it constituted an impermissible collateral attack on the arbitration award of April 22, 1999 and July 10, 2000. Moreover, MMI alleged that the plaintiffs' fraud claims were reviewed and rejected by the arbitrator.

               On September 24, 2001, the Court denied MMI's motion. The case is in the discovery phase and the trial with jury selection is scheduled to begin on August 22, 2002.

USE OF PROCEEDS

To date, we have sold 640,000 shares to Swartz under our investment agreement for aggregate proceeds of $817,854. Although our equity commitment from Swartz is $50,000,000, we may choose not to access the entire commitment, for example, if our capital needs do not require us to do so or we are able to access monies on a more favorable basis. Further, we may not be able to raise this amount of money due to limitations set forth in our investment agreement, especially the 15% of daily trading volume limitation discussed on page 6.

              If we pursue a strategy to manufacture and sell the FTV and each of our component products ourselves and we were able to access the full $50,000,000 commitment from Swartz, as well as all amounts to be received upon the exercise of PMC Direct and Marquis Capital options, we would use the proceeds as follows:

Percentage

Expenses of financing,
  registration and other similar expenses

Capital needs
  cost of facility, including moderation
  necessary to produce commercial
  numbers of FTVs

  acquisition of truck bodies, tire,
  tracks and other subassembly units

  cost of FTV assembly including
  additional management and employees

  costs of worldwide distribution system

  acquisition of parts to assemble IVT,
  CVT and HPM

  cost of product distribution

  advertising and promotion

  general operating and administrative
  costs including consultant fees

TOTAL PROCEEDS

$ 170,000 $6,000,000 $22,000,000 $8,500,000 $4,500,000 $5,000,000 $1,500,000 $2,000,000 $2,100,000 $51,770,000	0.3% 11.6% 42.5% 16.4% 8.7% 9.7% 2.9% 3.9% 4% 100%

               On the other hand, if we are successful in our strategy to license or establish a joint venture partnership with an existing truck or auto manufacturer or to sell or license the CV Joint and our ice technology, then our need to access the Swartz line of credit will not be as great, and we will not "need" the proceeds from purchases of our stock by optionees and warrant holders. As discussed earlier, we estimate we would be able, given our average trading volume in 2001 and current common stock prices, to access an additional $2,343,405 from our Swartz equity line. We intend to use such proceeds as follows:

Percentage
Completion of IVT and hydraulic pump and motor prototypes Cost of testing IVT for commercial viability Incorporation of all components into FTV TOTAL PROCEEDS	$1,000,000 $843,405 $500,000 $2,343,405	42.66% 36.00% 21.34% 100%

               Our management has broad discretion on how to spend any proceeds we receive from this offering and may spend the proceeds in ways that differ from the proposed uses in this prospectus. Our shareholders may not agree with our spending decisions. If we fail to spend the proceeds effectively, our business and financial condition could be harmed.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE
WITH SECTION 16(a) OF THE EXCHANGE ACT

(a)     Identification of Directors, Executive Officers And Consultants

               The following table sets forth certain information about the current directors, executive officers of the company and its consultants.
Name	Age	Position	Date of Election or Designation	Date of Termination

Eric Steenburgh 20 Moraine Point Victor, NewYork 14564	61	Chairman of the Board Chief Executive Officer	4/16/02	*
Keith E. Gleasman 11 Pond View Drive Pittsford, NY 14534	54	Director; President and Consultant to Torvec, Inc.	09/26/96	*
Morton A. Polster c/o Eugene Stephens & Associates 56 Windsor Street Rochester, NY 14605	74	Director; Secretary of Torvec, Inc.	09/27/96	*
Herbert H. Dobbs 448 West Maryknoll Road Rochester Hills, MI 48309	70	Director	02/20/98	*
James A. Gleasman 11 Pond View Drive Pittsford, NY 14534	61	Director; Consultant to Torvec, Inc.	02/20/98	*
Vernon E. Gleasman 11 Pond View Drive Pittsford, NY 14534	90	Consultant to Torvec, Inc.	12/01/97	*
Samuel M. Bronsky 6653 Main Street Williamsville, NY 14221	40	Chief Financial and Accounting Officer	04/01/98	*

*Changes in Control

               To the knowledge of the company's management, there are no present arrangements or pledges of the company's common stock which may result in a change of control of the company. The members of the board of directors shall serve until the next annual meeting of shareholders and until their successors are elected or appointed and shall have qualified, or until their prior resignation or termination.

(b)     Business Experience

               The following sets forth the business experience of the members of the company's board of directors, its executive officers and other significant company personnel:

          1.          Eric Steenburgh - Chairman of the Board of Directors, Chief Executive Officer

Eric Steenburgh became chairman and chief executive officer on April 16, 2002. Prior to joining the company, Mr. Steenburgh was Executive Vice President, Global Operations and Assistant Chief Operating Officer of Eastman Kodak Company for the past four years. Prior to his tenure at Kodak, he was President of the Industrial Products Group of ITT Industries' Fluid Technology Corporation where he was responsible for Goulds Pumps, Allis Chalmers, Vogel Pumps and Richter. Prior to that, Mr. Steenburgh was President of Ricoh Corporation, a Japanese business equipment corporation doing business in North and South America. He also spent 27 years with Xerox Corporation in manufacturing, engineering and marketing after graduating from General Motors Institute (BIE) and Renssalaer Polytechnic Institute (MSM). Mr. Steenburgh is currently Chairman of the Rochester Chamber of Commerce, a member of the Executive Committee of the National Association of Manufacturers and on the Board of Trustees of Clarkson University.

          2.          Keith E. Gleasman - Director; President and Consultant to Torvec, Inc.

Co-Inventor with Vernon E. Gleasman on all Torvec patents, Mr. Gleasman's strengths include his extensive marketing and sales executive experience, in addition to his design and development knowledge. His particular expertise has been in the area of defining and demonstrating the products to persons within all levels of the automotive industry, race crew members, educators and students.

o

As former Vice President of Sales for the unrelated Gleason Corporation (Power Systems Division), designed and conducted seminars on vehicle driveline systems for engineers at the U.S. army tank automotive command.

o	Designed a complete nationwide after-market program for the Torsen Differential, which included trade show participation for the largest after-market shows in the U.S., SCORE and SEMA.
o	Extensive after-market experience including pricing, distribution, sales catalogs, promotions, trade show booths designs and vehicle sponsorships.
o	Responsible for over 300 articles in trade magazines highlighting the Torsen Differential (e.g., Popular Science, Auto Week, Motor Trend, Off-Road, and Four Wheeler).
o	Designed FTV vehicle prototype, (from concept to assembly).
o	Assisted in developing engineering and manufacturing procedures for the Torsen Differential and for all of the Torvec prototypes.
o	Instructed race teams on use of the Torsen Differential (Indy cars, Formula 1, SCCA Trans-Am, IMSA, GTO, GTU, GT-1, NASCAR, truck pullers and off-road racers).
o	Has been trained for up-to-date manufacturing techniques such as NWH, statistical process control and MRP II.

Mr. Gleasman has extensive technical and practical experience, covering all aspect of the company's products such as, promotion, engineering and manufacturing.

          3.          Morton A. Polster - Director; Secretary of Torvec, Inc.

Partner in the intellectual property law firm of Eugene Stephens & Associates. Formerly, General Patent Counsel and, thereafter, Secretary and Corporate Counsel for Gleason Corporation (1969 - 1989) and prior to that, Patent Counsel for Eastman Kodak Corporation (1960 - 1969). While with Gleason Corporation, Mr. Polster represented Gleason when the latter purchased the Gleasman's Triple D, Inc., and exclusive rights to the Gleasman patents relating to the design and manufacture of the Torsen differential. He was part of the management team overseeing the operation of the Gleason Power Systems Division, which was created to manufacture and sell the Torsen differential. Also, he represented Gleason when the latter sold its Power Systems Division and its rights to the Torsen Differential to Diesel Kiki, Ltd. of Japan (now Zexel Corporation). While in private practice, since 1989, Mr. Polster represented Zexel Torsen, Inc., (subsidiary of Zexel Corp.), which was created to manage the manufacture and sale of Torsen Differentials. Mr. Polster has been patent counsel to the Gleasmans since 1989 and has been in charge of the preparation and execution of their U.S. and international patent protection.

          4.          Dr. Herbert H. Dobbs - Director

Dr. Dobbs, Ph.D., P.E., has worked at every level from design engineer to technical director of an Army Major Commodity Command at the two-star level. He has worked as a hands-on engineer and scientist in industry and government, commanded field units, managed Army R & D programs and laboratories and currently has his own practice as a consultant engineer. He has the broad background needed to guide the company's growth and development.

During his career he has:
o	Worked as a manufacturing engineer.
o	Worked as a design engineer in the aircraft and missile industry.
o	Managed Army laboratories as a captain, lieutenant colonel and colonel.
o

Organized, implemented and operated the theater-wide "Red Ball Express" quick response supply system in Vietnam to get disabled weapons and other critical equipment repaired and back into combat as rapidly as possible.

o	Done basic research on multi-phase turbulent fluid dynamics supporting development of the gas turbine primary power system now used in the M1 Abrams Main Battle Tank (MBT).
o	Managed advanced development of the laser guided 155mm-artillery shell now known as the "Copperhead".
o	Served in Taiwan as a member of the U.S. Military Assistance Advisory Group (MAAG) working with the Republic of China Army General Staff.
o	Served as liaison officer between the Army and Air Force for development of the laser seeker for the Hellfire missile.
o

Guided development of a new family of tactical vehicles for the Army, including the High Mobility Multipurpose Wheeled Vehicle (HMMWV) now known as the "Hummer", which uses Vernon Gleasman's Torsen® differential.

o

Served as Technical Director of U.S. Army Tank-automotive Command* (TACOM), which then employed some 6,400 people and is responsible for all support of U.S. military ground vehicles (a fleet of 440,000) from development to ultimate disposal with a budget of nearly $10 billion a year. He was also responsible for negotiation and management of military automotive R&D agreements with the French and German Ministries of Defense.

* Now the U.S. Army Tank-Armaments Command.

At the end of 1985, Herbert H. Dobbs left government service and started his own consulting practice and began working with the Gleasmans to develop and market Vernon Gleasman's inventions. Herbert H. Dobbs holds a Ph.D. in Mechanical Engineering from the University of Michigan and is a registered professional engineer in Michigan. He holds several patents of his own and, among many affiliations, is a member of SAE, ASME, NSPE, AAAS, Sigma XI, AUSA, NDIA and the U.S. Army Science Board. The last named organization is a small group of senior technical and managerial people chosen from industry and academia to provide direct advice to the Secretary of the Army, the Chief of Staff, and the Department of the Army concerning issues of policy, budgets, doctrine, organization, training and technology.

          5.           James A. Gleasman - Director; Consultant to Torvec, Inc.

o	Life-long entrepreneur.
o	Skilled in management, finance, strategic planning, organizing and marketing.
o	Co-inventor of the Gleasman steer drive mechanism.
o	Established manufacturing of the Torsen® Differential in Argentina, Brazil, etc.
o	Former principal with two companies formerly owned by the Gleasman family where he raised capital and negotiated international, military and automotive contracts.
o	Set business strategies for small company's dealings with large companies, including sale of family company to Gleason Corporation, Rochester, New York.
o	Joint venture partner with Clayton Brokerage Co. of St. Louis, MO.
o	Owned financial-consulting business.
o	Negotiated with numerous Asian Corporations (including Mitsubishi and Mitsui).
o	Educated in Asian philosophy, business practices and culture.

          6.          Samuel M. Bronsky - Chief Financial and Accounting Officer

Owner of a Certified Public Accounting firm specializing in small to medium-sized businesses. Services include audits, reviews, compilations, and consulting services, including among other items, business valuations, computer applications, assisting in debt acquisition and consolidation, purchasing and selling of businesses and related tax ramifications, and general business assistance for clients. In addition, Mr. Bronsky has worked with various government agencies in a variety of audit contexts, including sales tax audits, IRS examinations. Mr. Bronsky is licensed in New York and is a member of the New York State Society of CPAs and the American Institute of CPAs. He is a director of the East Buffalo Credit Union and the Erie Community College Foundation and is the treasurer of the East Buffalo Credit Union. Mr. Bronsky is past treasurer and director of the Amherst Chamber of Commerce.

          7.          Vernon E. Gleasman - Consultant to Torvec, Inc.

Mr. Gleasman is co-inventor (with sons, James A. and Keith E. Gleasman) of the all-gear GSD-10 (a hydro-mechanical steering system for track vehicles); conceived and engineered the FTV vehicle (discussed below); and is inventor of the Torsen® differential now used in many passenger automobiles around the world such as: Porsche, Audi Quattro's, 8 car lines of Toyota (e.g., Lexus, Supra and RAV4), Mazda Miata and RX7, Chevrolet Camero, Pontiac Firebird, Oldsmobile Achieva, Suzuki, and the U.S. Army HMMWV (Hummer). Mr. Gleasman was the winner of the Society of Automotive Engineers' 1983 Schwitzer Award for Most Innovative New Product at the Indianapolis 500; is listed in Who's Who in American Inventors 1990 Edition; and he has been nominated to the National Inventors Hall of Fame. His work is featured in the Theory of Machines and Mechanisms, McGraw-Hill, 1995 (Mr. Gleasman's Torsen® Differential is pictured on the jacket cover of the book). He has been granted over 20 patents on gearing, differentials, and machine tools over the past 30 years, and he is the principal inventor on over 100 U.S. patents (as well as corresponding foreign patents), primarily automotive-related. Examples (U.S. patent numbers in parenthesis): hydraulic clutch transmission (2177213); hydraulic clutch for transmission (2226309); Bendix fuel direct engine injector valve and Bendix diesel engine starter (2450129); hydraulic variable-speed hydrostatic transmission (2471031); Vane-type fluid drive (2552167), hypoid differential (2628508); fluid transmission (2668417); White Motor Co. tilting cab (2838126), assigned to White Motor; hydro-vector fuel-injector advance mechanism; catalytic converter for diesel trucks. He is also the inventor of non-freeze water meter, machine tools and other products. Early career: engineer at Bendix; and vice president manufacturing at White Motor, where engineering and management experience included designing and planning White's plant for manufacture of White 9000 heavy truck and organizing manufacturing and production of aircraft components for White's Aircraft division. Later, Mr. Gleasman founded his own companies, including Triple-D, Inc., sold to Gleason Corporation, Rochester, New York.

(c)     Family Relationships

               Vernon E. Gleasman is the father of James A. and Keith E. Gleasman. There are no other family relationships between any directors or executive officers of the company, either by blood or by marriage.

(d)     Section 16(a) Beneficial Ownership Reporting Compliance

               Based upon its review of copies of Forms 3 and 4 and 5 received by it, the company believes that, to the extent such forms were required to be filed, such forms were timely filed pursuant to Section 16 of the Securities Exchange Act of 1934, and that no director, officer and/or 10% shareholder required to file such forms failed to either file them or file them in timely fashion, except for one late filing by James A. Gleasman.

(e)     Indemnification

               The company's by-laws provide for indemnification rights of officers, directors, and others and limits the personal liability of directors for monetary damages to the extent permitted by New York law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the company, the company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(f)     Management Restructuring

               On April 16, 2002, Eric Steenburgh became chairman of the board and chief executive officer of the company. Mr. Steenburgh will direct the company's goal to develop and commercialize the company's automotive technologies.

               As part of its management restructuring, the company's board of directors also sharpened its focus on the development and commercialization of the company's ice technology. To provide this essential focus, the company's former executive team, CEO Mike Martindale, COO Jacob H. Brooks and VP of Manufacturing David K. Marshall, relinquished their Board and executive positions with the company effective March 31, 2002 and assumed similar positions with Ice Surface Development, Inc., the company's subsidiary, which owns the rights to the ice technology. The restructuring will enable Messrs. Martindale, Brooks and Marshall to concentrate their considerable talents and efforts to improve the value and marketability of the ice technology while enabling Mr. Steenburgh to devote his full time and efforts to the commercialization of the company's other automotive technologies.

               As a result of the management restructuring, all of the company's obligations to Messrs. Martindale, Brooks and Marshall under their employment agreements were cancelled effective March 31, 2002. Their stock option agreements were also cancelled effective March 31, 2002 in exchange for the issuance by Ice Surface Development, Inc. of an aggregate 2,000,000 of its $.01 par value common stock. Ice Surface Development, Inc. has engaged Messrs. Martindale, Brooks and Marshall as CEO, COO and Vice-President of Manufacturing under employment contracts substantially similar to those they had with the company.

EXECUTIVE COMPENSATION

Summary Compensation Table

               The following table sets forth the aggregate compensation paid or accrued to the company's named executive officers and consultants by the company for services rendered during the fiscal year ending December 31, 2001:
Long Term Compensation Awards

Name and Position	Annual Compensation		Options Granted	Stock Awards
	Salary	Consultants Fee

Keith E. Gleasman
President and Consultant

Michael Martindale
Chief Executive Officer

Jacob H. Brooks
Chief Operating Officer

David R. Marshall
Vice President, Manufacturing

James A. Gleasman
Consultant

Vernon E. Gleasman
Consultant

Morton A. Polster
Secretary and Consultant

Samuel M. Bronsky
Chief Financial Officer

	$0 $160,000(2) $160,000(4) $ 73,000(6) $0 $0 $0 $0	$150,000(1) *(3) *(5) *(7) $150,000(8) $150,000(9) $0 $0	0 180,000 180,000 90,000 0 0 0 100,000(10)	0 0 0 0 0 0 0 11,098(11)

(1)

On December 1, 1997, the company entered into a 3 year consulting agreement with Keith E. Gleasman, under which he is obligated to devote substantially all of his business and professional time to the company in the capacity of consultant to the company. Under such agreement, Mr. Gleasman is entitled to receive an annual consulting fee of $150,000 and was granted an option to purchase 25,000 shares of the company's common stock pursuant to the company's 1998 Stock Option Plan. The consulting agreement was extended as of December 1, 2000 for an additional 3 years and was modified to authorize the Board of Directors, in its sole discretion, to pay accrued and future consulting fees in cash or the capital stock of the company, or a combination of both, at such times as the Board deems appropriate. The company has accrued $150,000 for fiscal 2001 under the agreement.

(2)

On August 1, 2001, the company entered into a 3 year employment agreement with Michael Martindale, under which he is obligated to devote substantially all of his business and professional time to the company as its Chief Executive Officer. Under the agreement, Mr. Martindale is to receive a base equivalent salary of $240,000 for the period August 1, 2001 to December 31, 2001, a base salary of $260,000 in 2002, $280,000 in 2003 and a base equivalent salary of $300,000 for the period January 1, 2004 to July 31, 2004. Bonuses of $60,000 in 2001, $120,000 in 2002 and $180,000 in 2003 are payable provided the company has achieved agreed upon business objectives for each period. Salary and bonuses are payable, in the discretion of the Board of Directors, either in cash or capital stock or a combination of both at such times as the Board deems appropriate. The company issued a cashless warrant to acquire 111,317 common shares in payment of Mr. Martindale's salary and bonus for 2001. Mr. Martindale also was granted a 10 year stock option for 180,000 shares of common stock exercisable at $5.00 per share under the company's 1998 Stock Option Plan. The employment agreement and options were canceled on March 31, 2002 in connection with the company's management restructuring.

(3)

The company paid Mr. Martindale 6,261 shares under its Business Consultants Stock Plan for services rendered to the company in his individual capacity prior to his employment. In addition, the company paid Enterprise Business Partners, of which Mr. Martindale is a partner, 75,000 shares of common stock under its Business Consultants Stock Plan in fiscal 2001 for services rendered to the company by Enterprise Business Partners prior to Mr. Martindale's engagement with the company.

(4)

On August 1, 2001, the company entered into a 3 year employment agreement with Jacob H. Brooks, under which he is obligated to devote substantially all of his business and professional time to the company as its Chief Operating Officer. Under the agreement, Mr. Brooks is to receive a base equivalent salary of $240,000 for the period August 1, 2001 to December 31, 2001, a base salary of $260,000 in 2002, $280,000 in 2003 and a base equivalent salary of $300,000 for the period January 1, 2004 to July 31, 2004. Bonuses of $60,000 in 2001, $120,000 in 2002 and $180,000 in 2003 are payable provided the company has achieved agreed upon business objectives for each period. Salary and bonuses are payable, in the discretion of the Board of Directors either in cash or capital stock or a combination of both at such times as the Board deems appropriate. The company issued a cashless warrant to acquire 111,317 common shares in payment of Mr. Brook's salary and bonus for 2001. Mr. Brooks also was granted a 10 year stock option for 180,000 shares of common stock exercisable at $5.00 per share under the company's 1998 Stock Option Plan. The employment agreement and options were canceled on March 31, 2002 in connection with the company's management restructuring.

(5)

The company paid Enterprise Venture Partners, of which Mr. Brooks is a partner, 75,000 shares of common stock under its Business Consultants Stock Plan in fiscal 2001 for services rendered to the company by Business Venture Partners prior to Mr. Brooks' engagement with the company.

(6)

On August 1, 2001, the company entered into a 3 year employment agreement with David K. Marshall, under which he is obligated to devote substantially all of his business and professional time to the company as its Vice President, Manufacturing. Under the agreement, Mr. Marshall is to receive a base equivalent salary of $144,000 for the period August 1, 2001 to December 31, 2001, a base salary of $160,000 in 2002, $190,000 in 2003 and a base equivalent salary of $220,000 for the period January 1, 2004 to July 31, 2004. Bonuses of $25,000 in 2001, $40,000 in 2002 and $50,000 in 2003 are payable provided the company has achieved agreed upon business objectives for each period. Salary and bonuses are payable, in the discretion of the Board of Directors either in cash or capital stock or a combination of both at such times as the Board deems appropriate. The company issued a cashless warrant to acquire 55,683 common shares in payment of Mr. Marshall's salary and bonus for 2001. Mr. Marshall also was granted a 10 year stock option for 90,000 shares of common stock exercisable at $5.00 per share under the company's 1998 Stock Option Plan. The employment agreement and options were canceled on March 31, 2002 in connection with the company's management restructuring.

(7)

The company paid Enterprise Venture Partners, of which Mr. Marshall is a partner, 75,000 shares of common stock under its Business Consultants Stock Plan in fiscal 2001 for services rendered to the company by Enterprise Venture Partners prior to Mr. Marshall's engagement with the company.

(8)

On December 1, 1997, the company entered into a 3 year consulting agreement with James A. Gleasman, under which he is obligated to devote substantially all of his business and professional time to the company in the capacity of consultant to the company. Under such agreement, Mr. James A. Gleasman is entitled to receive an annual consulting fee of $150,000 and was granted an option to purchase 25,000 shares of the company's Common Stock pursuant to the Company's 1998 Stock Option Plan. The consulting agreement was extended as of December 1, 2000 for an additional 3 years and was modified to authorize the Board of Directors, in its sole discretion, to pay accrued and future Gleasman consulting fees in cash or the capital stock of the Company, or a combination of both, at such times as the Board deems appropriate. The company accrued $150,000 for fiscal 2001 under the agreement.

(9)

On December 1, 1997, the company entered into a 3 year consulting agreement with Vernon E. Gleasman, under which he is obligated to devote substantially all of his business and professional time to the company in the capacity of Consultant to the company. Under such agreement, Mr. Vernon Gleasman is entitled to receive an annual consulting fee of $150,000 and was granted an option to purchase 25,000 shares of the company's Common Stock pursuant to the company's 1998 Stock Option Plan. The consulting agreement was extended as of December 1, 2000 for an additional 3 years and was modified to authorize the Board of Directors, in its sole discretion, to pay accrued and future Gleasman consulting fees in cash or the capital stock of the company, or a combination of both, at such times as the Board deems appropriate. The company accrued $150,000 for fiscal 2001 under the agreement.

Each of the consulting and employment agreements contain customary covenants prohibiting the consultant or employee from disclosure of confidential information regarding the company, its inventions and its products, and provisions confirming that all inventions conceived, made or developed by the consultant or employee and relating to the business of the company constitutes the sole property of the company. Each of the consulting and employment agreements contains covenants restricting the consultant or employee from engaging in any activities competitive with the business of the company during the terms of such agreements and for a period of two years after termination. Each of the consulting agreements also contain a provision that the benefits provided thereunder continue even if the consultant were to become unable to perform services for the company during its term.

(10)	On August 28, 2001, Mr. Bronsky was granted a 10 year option to purchase 100,000 shares at $5.00 per share.
(11)	During fiscal year 2001, Mr. Bronsky was paid 11,098 shares of common stock for internal accounting services rendered as Chief Financial and Accounting Officer.

               Herbert H. Dobbs was Chairman of the company's Board of Directors through April 15, 2002 when Eric Steenburgh assumed that position. Lee Sawyer was a Director of the company, resigning such position on December 31, 2001 for personal reasons. During its fiscal year ending December 31, 2001, the company did not renumerate either of them in such capacities.

               On February 6, 1998, the company entered into 3 year employment agreements with Herbert H. Dobbs, Lee E. Sawyer and Morton A. Polster commence on the first day of the month in which the company received the proceeds from the completion of an initial public offering of its securities. The agreements were terminated on August 1, 2001. However, options under the agreements for 100,000 shares at $5.00 per share in the case of Messrs. Dobbs and Polster and 180,000 shares at $5.00 per share in the case of Mr. Sawyer were continued in accordance with their terms.

               Mr. Steenburgh has agreed that he will not be compensated for his services to the company in his capacities as chairman and chief executive officer. In response to Mr. Steenburgh's desire to invest in the company, the company has issued 250,000 warrants, at $.30 per warrant, that permits but does not require Mr. Steenburgh to acquire 250,000 shares of the company's $.01 par value common stock upon his election as a member of the board of directors, an additional 250,000 warrants, at $.50 per warrant, that permits but does not require him to acquire an additional 250,000 shares upon his election as chairman of the board and chief executive officer and an additional 500,000 warrants, at $.75 per warrant, that permits but does not require him to acquire an additional 500,000 shares upon the execution by the company of a binding agreement for the sale, transfer, license or assignment for value of any and/or all of the company's technologies (whether or not as a result of any merger, consolidation, sale or reorganization of the company), including but not limited to a binding agreement to establish one or more joint venture relationships by the company and one or more third parties. The shares issuable upon exercise of the warrants have piggyback registration rights. Mr. Steenburgh exercised 250,000 warrants at $.30 per warrant upon his election as chairman and chief executive officer.

               In connection with Mr. Steenburgh's election, the company purchased a million dollar directors and officers liability insurance policy covering all of the company's officers and directors. In addition, James A. Gleasman and Keith E. Gleasman have agreed to personally indemnify Mr. Steenburgh for liabilities in excess of the company's directors and officers policy and any indemnification to which he otherwise may be entitled under the company's bylaws.

Option/SAR Grants in Last Fiscal Year

               The following table sets forth certain information for the named executive officers as well as the company's consultants with respect to the grant of options to purchase common stock during the fiscal year ended December 31, 2001.
	Shares Underlying	% of Options
Name	Options Granted	Granted	Exercise Price	Expiration Date
Keith E. Gleasman	0	0%	$0	0
Michael Martindale	180,000(1)	32.7%	$5.00	3/31/02
Jacob H. Brooks	180,000(1)	32.7%	$5.00	3/31/02
David Marshall	90,000(1)	16.35%	$5.00	3/31/02
Morton A. Polster	0	0%	0	0
Samuel M. Bronsky	100,000	18.25%	$5.00	8/27/2011
James A. Gleasman	0	0%	0	0
Vernon E. Gleasman	0	0%	0	0

(1) These options were canceled on March 31, 2002 in connection with the company's management restructuring.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

               The following table sets forth certain information for the named executive officers as well as the company's consultants with respect to the exercise of options to purchase common stock during the fiscal year ended December 31, 2001 and the number and value of securities underlying unexercised options held by the named executive officers as well as the company's consultants as of such date.
Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at December 31, 2001 Exercisable Unexercisable		Value of Unexercised In-the-Money Options at December 31, 2001(1) Exercisable Unexercisable
Keith E. Gleasman	0	0	25,000	0	$ 0	$ 0
Michael Martindale	0	0	180,000(2)	0	$ 0	$ 0
Jacob H. Brooks	0	0	180,000(2)	0	$ 0	$ 0
David Marshall	0	0	90,000(2)	0	$ 0	$ 0
Morton A. Polster	0	0	80,000	20,000	$ 0	$ 0
Samuel M. Bronsky	0	0	100,000	0	$ 0	$ 0
James A. Gleasman	0	0	25,000	0	$ 0	$ 0
Vernon E. Gleasman	0	0	25,000	0	$ 0	$ 0

(1)     The closing price of the company's common stock on December 31, 2001 was $1.08 per share. Since the per share exercise price is $5.00 under the option agreements, none of the options were "in-the-money" as of that date.

(2)     These options were cancelled on March 31, 2002 in connection with the company's management restructuring.

1998 Stock Option Plan

               On December 1, 1997, the company's Board of Directors adopted the company's 1998 Stock Option Plan pursuant to which officers, directors, key employees and/or consultants of the company may be granted incentive stock options and/or non-qualified stock options to purchase up to an aggregate of 2,000,000 shares of the company's common stock. On May 27, 1998, the company's shareholders approved the 1998 Stock Option Plan. On December 17, 1998, the company registered the shares reserved for issuance under the 1998 Stock Option Plan under the Securities Act of 1933.

               With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the common stock on the date that such option is granted (110% of fair market value in the case of shareholders who, at the time the option is granted, own more than 10% of the total outstanding common stock), and requires that all such options have an expiration date not later than the date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% shareholders). However, in the event that the option holder ceases to be an employee of the company, such option holder's incentive options immediately terminate. Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000.

               With respect to non-qualified stock options, the Plan permits the exercise price to be less than the fair market value of the common stock on the date the option is granted and permits Board discretion with respect to the establishment of the terms of such options. Unless the Board otherwise determines, in the event that the option holder ceases to be an employee of the company, such option holder's non-qualified options immediately terminate.

                In connection with their consulting agreements, the Board of Directors granted stock options under the 1998 Stock Option Plan to Keith, James and Vernon Gleasman entitling them to purchase an aggregate of 75,000 shares of common stock, all of which provide for an exercise price of $5.00 per share, are exercisable on a cumulative basis at the rate of 20% per year beginning on December 1, 1997 and provide that the right to exercise the option in accordance with its terms shall survive the consultant's termination of services. Each option expires on November 30, 2007.

               The company's Board of Directors granted stock options under the 1998 Stock Option Plan to the company's former executive officers in August, 2001 entitling them to purchase an aggregate of 450,000 shares of common stock, all of which provide for an exercise price of $5.00 per share, are exercisable immediately in full and terminate in 2011. These options were canceled on March 31, 2002 in connection with the company's management restructuring. The company granted 100,000 options to its chief financial and accounting officer on August 28, 2001, exercisable immediately in full at $5.00 per share, with the options expiring on August 27, 2011. The company previously had granted Herbert H. Dobbs, Lee E. Sawyer and Morton A. Polster an aggregate 380,000 options, all of which provide for an exercise price of $5.00 per share, are exercisable on a cumulative basis at the rate of 20% per year beginning January 1, 1998, and expire on December 31, 2007.

               No options granted under the Plan were exercised during the fiscal year ended December 31, 2001.

Business Consultants Stock Plan

               On June 2, 1999, the Company created a Business Consultants Stock Plan and reserved 200,000 shares of the Company's $.01 par value common stock, which may be issued from time to time to business consultants and advisors who provide bona fide services to the Company, provided that such services are not in connection with the offer or sale of securities of the Company in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

               With respect to the actual issuance by the Company of shares for services rendered in accordance with the terms of the Plan, the per share value of such shares is equal to the closing price for the Company's common stock on a date which is one business day immediately prior to the issuance of the shares as quoted in the over-the-counter market (OTCBB).

               The Company registered the 200,000 shares reserved for issuance under the Business Consultants Stock Plan under the Securities Act of 1933, and the Registration Statement became effective on June 11, 1999. By virtue of such registration, business consultants, who are not affiliates of the Company, may immediately sell such shares in open market transactions without securities law restrictions.

               On September 12, 2000, October 11, 2001 and December 13, 2001, the Board authorized an increase in the number of shares under the Plan by 200,000, 200,000 and 100,000 respectively. The Company undertook to register the issuance of such shares under cover of Securities and Exchange Commission Form S-8, and such registration statements became effective on October 5, 2000, November 7, 2001 and December 21, 2001, respectively.

               On January 24, 2002, the Company's shareholders approved an increase in the number of shares issuable under the Plan to 1,500,000. On February 1, 2002, the Company undertook to register the issuance of such shares under cover of Securities and Exchange Commission Form S-8, which registration statement became effective on Feburary 1, 2002.

               For the fiscal year ending December 31, 2001, the Company issued 361,100 shares of common stock under the Business Consultants Stock Plan and issued an additional 509,046 common shares during the first quarter of fiscal 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

          The following table sets forth as of December 31, 2001 certain information with respect to the beneficial ownership of the common stock of the Company by (i) each person known by the Company to own more than 5% of the outstanding shares of the common stock of the Company, each director, each executive officer, each consultant and (ii) all directors, executive officers and named consultants of the Company as a group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Shares Owned
Vernon E. Gleasman 11 Pond View Drive Pittsford, NY 14534	5,523,161(1)	23.85%
(1)

Includes 1,746,066 shares attributable to ownership by Mrs. Margaret Gleasman. Includes 25,000 shares which may be purchased through the exercise of a ten year option granted on December 1, 1997, exercisable at $5.00 per share. In December, 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 2,000,000 shares of the company's common stock from him at an exercise price of $5.00 per share.

Name and Address of Beneficial Owner	Position	Number of Shares Owned	Percent of Shares Owned

Herbert H. Dobbs
448 West Maryknoll Road
Rochester Hills, MI 48309

Keith E. Gleasman
11 Pond View Drive
Pittsford, NY 14534

Michael Martindale
11 Pond View Drive
Pittsford, NY 14534

Jacob H. Brooks
11 Pond View Drive
Pittsford, NY 14534

Lee E. Sawyer
16 Williamsburg Lane
Rolling Hills, CA 90274

Morton A. Polster
c/o Eugene Stephens & Associates
56 Windsor Street
Rochester, NY 14605

James A. Gleasman
11 Pond View Drive
Pittsford, NY 14534

David K. Marshall
11 Pond View Drive
Pittsford, NY 14534

Samuel M. Bronsky
6653 Main Street
Williamsville, NY 14221

All Executive Officers
and Directors as a Group

(9 persons)

Chairman of the Board
of Directors*

President, Torvec, Inc.;
Director

Chief Executive Officer
Torvec, Inc.; Director*

Chief Operating Officer,
Torvec, Inc; Director*

Director*

Secretary, Torvec, Inc.;
Director

Consultant, Torvec, Inc.;
Director

Vice President of
Manufacturing, Torvec, Inc.*

Chief Financial and
Accounting Officer

		442,000(1) 5,402,562(2) 392,261(3) 180,000(4) 465,000(5) 356,407(6) 5,324,760(7) 90,000(8) 109,164(9) 12,762,154(10)	1.90% 23.33% 1.68% Less than 1% 1.99% 1.53% 23.00% Less than 1% Less than 1% 52.86%
*

Dr. Dobbs resigned as Board chairman, effective April 15, 2002; he continues to serve as a director. Messers. Martindale and Brooks resigned their positions effective March 31, 2002. Mr. Sawyer resigned as a director effective December 31, 2001. Mr. Marshall resigned effective March 31, 2002.

(1)

Includes 100,000 shares which may be purchased through the exercise of a ten year option granted on January 1, 1998, exercisable at $5.00 per share. In May, 1998, Dr. Dobbs entered into option agreements pursuant to which related parties have the right to purchase 360,000 shares of the company's common stock from him at an exercise price of $5.00 per share.

(2)

Includes 25,000 shares which may be purchased through the exercise of a ten year option granted on December 1, 1997, exercisable at $5.00 per share. In December, 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 300,000 shares of the company's common stock from him at an exercise price of $5.00 per share.

(3)

Includes 180,000 shares which may be purchased through the exercise of a ten year option granted on August 1, 2001, exercisable at $5.00 per share. These options were canceled on March 31, 2002 in connection with the company's management restructuring.

(4)

Includes 180,000 shares which may be purchased through the exercise of a ten year option granted on August 1, 2001, exercisable at $5.00 per share. These options were canceled on March 31, 2002 in connection with the company's management restructuring.

(5)

Includes 180,000 shares which may be purchased through the exercise of a ten year option granted on January 1, 1998, exercisable at $5.00 per share. Mr. Sawyer resigned from the Board on December 31, 2001.

(6)	Includes 100,000 shares which may be purchased through the exercise of a ten year option granted on January 1, 1998, exercisable at $5.00 per share.

(7)

Includes 25,000 shares which may be purchased through the exercise of a ten year option granted on December 1, 1997, exercisable at $5.00 per share. In November, December 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 364,000 shares of the company's common stock from him at an exercise price of $5.00 per share.

(8)

Includes 90,000 shares which may be purchased through exercise of a ten year option granted on September 1, 2001, exercisable at $5.00 per share. These options were canceled on March 31, 2002 in connection with the company's management restructuring.

(9)	Includes 100,000 shares which may be purchased through exercise of a ten year option granted on August 28, 2001, exercisable at $5.00 per share.

(10)

Includes an aggregate 1,005,000 shares which may be purchased through the exercise of ten year options all of which are exercisable at $5.00 per share. 450,000 of these options were cancelled on March 31, 2002 in connection with the company's management restructuring.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions

               During the ten plus years prior to the incorporation of the company, Vernon E., Keith E. and James A. Gleasman invented and patented numerous improvements relating to drive mechanisms for tracked vehicles, transmissions, hydraulic pumps/motors, a unique form of gearing, universal joints, and constant velocity joints as disclosed in such patents. Upon the company's incorporation, the Gleasmans assigned all their right, title and interest to and in such inventions and patents to the company in exchange for the issuance of 16,464,400 shares of the company's common stock and the agreement of the company to pay the Gleasmans the sum of $365,000 for expenditures in the development of these inventions and products, the Gleasmans having agreed to waive and release the company from payment of any other expenses that they incurred in the development of these inventions and products. The Board of Directors of the company concluded that the value of the inventions, patents and patent applications assigned to the company, as well as the value of the services rendered, had a value in excess of the par value of the number of shares transferred to the assignors and service providers, respectively. Shares issued are fully paid and nonassessable.

               On December 1, 1997, as part of his consulting agreement, the company granted a stock option to Vernon E. Gleasman for 25,000 shares of common stock, exercisable at $5.00 per share. The option expires on November 30, 2007 and vests at the rate of 20% per year during the first 5 years of the option term.

               On December 1, 1997, as part of his consulting agreement, the company granted a stock option to Keith E. Gleasman for 25,000 shares of common stock, exercisable at $5.00 per share. The option expires on November 30, 2007 and vests at the rate of 20% per year during the first 5 years of the option term.

               On December 1, 1997, as part of his consulting agreement, the company granted a stock option to James A. Gleasman for 25,000 shares of common stock, exercisable at $5.00 per share. The option expires on November 30, 2007 and vests at the rate of 20% per year during the first 5 years of the option term.

               On April 15, 1997, the company issued 1,000,000 shares of its $.01 par value common stock to certain principals of LT Lawrence & Co., Inc. as compensation pursuant to the terms of a nonexclusive financial consulting agreement entered into February 11, 1997. LT Lawrence & Co., Inc. dissolved in March 1998, although the principals still hold the shares which were issued to them less any shares they may have sold. As a result of the same transaction, there are 125,000 outstanding consulting warrants which may be exercised if and when the company has an initial public offering of its common stock.

               On March 26, 1999, Keith and James Gleasman each purchased 26,000 shares of the company's common stock at $10.00 per share under the company's 1998 private placement. On June 25, 1999, Keith and James Gleasman each purchased 9,500 shares of the company's common stock at $10.00 per share under the company's 1998 private placement. On August 9, 1999, Keith Gleasman purchased 4,870 shares and James Gleasman purchased 3,500 shares at $10.00 per share under the company's 1998 private placement.

               On June 29, 2000, the company announced that it had granted an exclusive, world-wide license of all its automotive technology to Variable Gear, LLC for the aeronautical and marine markets. Variable Gear will pay the company 4% royalties for 7 years after which the company can repurchase the license. Variable Gear is owned 51% by Robert C. Horton, Chairman and CEO of Ultrafab, Inc. and a company shareholder. The company owns the remaining 49%.

               Mr. Morton A. Polster, a director of the company and its Secretary, has been patent counsel to the Gleasman family since 1989 and has been in charge of the preparation and execution of the Gleasmans' and now the company's U.S. and international patent protection. Mr. Polster received 291,600 shares of the company's common stock at the inception of the company. Mr. Polster has received 9,113 shares under the company's Business Consultants Stock Plan through December 31, 2001.

                Mr. Samuel M. Bronsky, the company's chief financial and accounting officer, received 11,098 shares under the company's Business Consultants Stock Plan for internal accounting services rendered to the company in fiscal 2001. He was granted an option to purchase 100,000 common shares at $5.00 per share on August 28, 2001. The option is exercisable immediately in full and terminates on August 27, 2011.

               On March 26, 2001, the company issued 38,286, 40,762 and 47,619 shares to Keith E. Gleasman, Vernon E. Gleasman and James A. Gleasman, respectively, in lieu of payment of accrued consulting fees of $201,000, $214,000 and $250,000. The conversion price was $5.25 per share.

               During 2001, the company borrowed $62,000 from James A. Gleasman, $19,100 from Keith E. Gleasman and $25,000 from Margaret Gleasman. These loans are payable on demand and bear no interest. The company has repaid $56,547 to James Gleasman and $10,000 to Keith Gleasman. On July 11, 2001, the company borrowed $50,000 from a shareholder. The loan was repaid in full on April 2, 2002 by the issuance of 35,461 common shares to the shareholder.

               On April 10, 2002, the company issued 250,000 warrants, at $.30 per warrant, that permits but does not require Mr. Steenburgh to acquire 250,000 shares of the company's $.01 par value common stock upon his election as a member of the board of directors, an additional 250,000 warrants, at $.50 per warrant, that permits but does not require him to acquire an additional 250,000 shares upon his election as chairman of the board and chief executive officer and an additional 500,000 warrants, at $.75 per warrant, that permits but does not require him to acquire an additional 500,000 shares upon the execution by the company of a binding agreement for the sale, transfer, license or assignment for value of any and/or all of the company's technologies (whether or not as a result of any merger, consolidation, sale or reorganization of the company), including but not limited to a binding agreement to establish one or more joint venture relationships by the company and one or more third parties. The shares issuable upon exercise of the warrants have piggyback registration rights. Mr. Steenburgh exercised 250,000 warrants at $.30 per warrant upon his election as chairman and chief executive officer.

               Other than as described herein, there have been no material transactions, series of similar transactions or currently proposed transactions to which the company was or is a party, in which the amount invested exceeds $60,000 and in which any director or executive officer, or any security holder who is known to the company to own of record or beneficially more than five percent of the company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

MARKET INFORMATION

               Effective September 23, 1998, the company's $.01 par value common stock, as a class, was registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. As a result, shares of the company's common stock which had been owned for one year or more became eligible for trading of the over-the-counter bulletin board maintained by the National Association of Securities Dealers, Inc. on December 22, 1998. The company's stock began trading on January 21, 1999 at $12.00 per share. The company has approximately 10 market makers for its common stock.

               The following table presents the range of high and low bid prices for the company's $.01 par value common stock for each quarter during its last two fiscal years. The source of the high and low bid information is the Over-the-Counter Bulletin Board. The market represented by the OTC Bulletin Board is extremely limited and the price for our common stock quoted on the OTC Bulletin Board is not necessarily a reliable indication of the value of our common stock. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

2000	High	Low
1st Quarter	$ 7.12	$3.37
2nd Quarter	$ 4.87	$2.06
3rd Quarter	$10.00	$2.50
4th Quarter	$ 5.25	$2.50

2001	High	Low
1st Quarter	$ 5.75	$3.50
2nd Quarter	$ 5.25	$4.20
3rd Quarter	$ 5.15	$1.75
4th Quarter	$ 2.25	$0.75

Holders

               As of December 31, 2001, the company had 232 shareholders of record.

Swartz Private Equity Financing

               On September 5, 2000 the company entered into an agreement with Swartz Private Equity, LLC pursuant to which Swartz Private Equity, LLC ("Swartz") granted to the company a $50,000,000 equity funding commitment which continues for a period of thirty-six months. This flexible funding agreement provides that from time to time at the Company's request, Swartz will purchase from the company that number of the company's common shares equal to 15% of the lesser of the number of shares traded in the market in the 20 business days before or after the requested purchase. The purchase price is the lesser of 91% of the lowest closing bid price for the company's common stock during that 20 day period following the request or that price less $.20. Swartz will not be required to purchase at any one time shares having a value in excess of $2,000,000. The company may make additional requests at intervals of approximately 30 days.

               As a commitment fee, the company granted to Swartz commitment warrants to purchase 960,101 shares of the company's common stock which warrants can be exercised at an initial exercise price of $4.875, the market price of the company's common stock on the date of the commitment by Swartz. The total number of commitment warrants will be adjusted upwards to represent 4.5% of the total outstanding common shares of the company under certain circumstances during the three years that the commitment remains in effect. The warrant exercise price is reset to the lowest closing price of the company's common stock during the 5 trading days ending on each 6 month anniversary of the warrants issue date.

               In addition to the commitment warrants referred to above, Swartz will be issued a warrant to purchase one share of common stock of the company for every ten shares that it purchases pursuant to the agreement. These purchase warrants will initially be exercisable at 110% of the market price of the shares simultaneously purchased by Swartz. Such exercise price is subject to the same reset provisions as govern the commitment warrants.

               Swartz has been granted a right of first refusal to handle future financings for the company. However, that right continues only during the period of the commitment and the commitment can be terminated at any time upon paying a termination fee to Swartz. The termination fee is a maximum of $200,000 and may be less, dependent upon the amount of financing which has been provided by Swartz prior to the termination.

               The company has agreed to reserve 5,000,000 common shares for sale pursuant to this agreement.

               On October 2, 2000, the company filed a Current Report (Form 8-K) to disclose the Swartz transaction as well as to file all documents in connection therewith.

               In its agreement with Swartz, the company agreed to file a Registration Statement pursuant to the Securities Act of 1933 for sale by Swartz of the shares acquired through this transaction. The company filed a Form SB-2 Registration Statement covering the 5,000,000 shares reserved for sale under the agreement on October 19, 2000. Such Registration Statement was declared effective by the Securities and Exchange Commission on October 23, 2000.

               In accordance with the Agreement, the Company sold 101,910 shares to Swartz and raised proceeds equal to $324,210 during its fiscal year ending December 31, 2001. In connection with these sales, the company issued 10,190 purchase warrants to Swartz at an initial exercise price equal to 110% of the market price for the company's common stock with respect to each put.

               Also registered on the Form SB-2 were 354,000 common shares on behalf of certain consultants under a piggyback registration, which will allow these consultants to exercise options for common stock at $5.00 per share. If all these options are exercised, $1,770,000 will be provided to the company. No options were exercised during fiscal year 2001.

Private Placement of Class A Preferred

               On January 30, 2002, the company engaged Pittsford Capital Group as its nonexclusive agent to raise up to $5,000,000 through the sale of up to 2,000,000 Class A Preferred Shares. The placement is made only to persons who are "accredited investors" as defined by Regulation D promulgated by the Securities and Exchange Commission.

               The Class A Preferred is convertible on a 1 to 1 basis, subject to the approval of the company's board (which approval shall not be unreasonably withheld), after 1 year from the issue date. The common shares issuable upon conversion possess demand and piggyback registration rights. A complete description of our Class A Preferred Shares begins on page 50 of this prospectus.

               For its capital raising services, Pittsford Capital is entitled to a cash fee equal to 8% of gross capital raised, plus 5,000 common stock warrants for each $100,000 (less 8% commission) raised.

               The company has sold 38,500 Class A Preferred Shares for approximate net proceeds of $154,000 through May 13, 2002.

DESCRIPTION OF SECURITIES

               The following description of the capital stock of Torvec, Inc. is a summary and is qualified in its entity by the provisions of the certificate of incorporation of the company, as amended, which have been filed as exhibits to Torvec's. registration statement, of which this prospectus is a part.

Common Stock

               The company is authorized to issue 40,000,000 shares of common stock, $.01 par value per share, of which 24,654,478 shares are issued and outstanding as of the date of this prospectus. As of December 31, 2001, the company had 232 shareholders of record. Once issued for consideration, the shares of common stock are not subject to assessment or call.

               The holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting with respect to the election of directors, which means that the holders of more than 50% of the outstanding shares of common stock can elect all of the company's directors if they choose to do so and, in such event, the holders of the remaining shares would not be able to elect any directors. Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor and, in the event of the liquidation, dissolution or winding up of the company, are entitled to share ratably in all assets remaining after payment of all liabilities. Holders of the common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights. All of the outstanding shares of common stock are, and the shares to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and nonassessable. The board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by the company's Certificate of Incorporation as amended from time to time, and to issue options and warrants for the purchase of such common stock, on such terms and conditions and for such consideration as the board of directors may deem appropriate without further stockholder action.

Outstanding Options and Warrants; Business Consultants Stock

               The company has granted 555,000 options under its 1998 Stock Option Plan and, in its discretion, may issue another 1,445,000 options under the plan. None of the options granted under this plan have been exercised as of the date of this prospectus.

               The company has issued 125,000 common stock warrants to 2 former financial advisors which are exercisable only if the company undertakes an initial public offering. The purchase price is initially equal to the initial offering price but is reset to $1.50 per share if the company experiences a 50% ownership change. The consulting warrants may be exercised on the date the registration statement filed in connection with the company's initial public offering is declared effective by the Securities and Exchange Commission and shall expire five years thereafter. The consulting warrant holders are entitled to one demand and unlimited piggyback registration rights with respect to the underlying shares. The company has not had an initial public offering and none is contemplated.

               The company has issued an aggregate 448,865 common stock cashless warrants to its former chief executive officer, chief operating officer and its vice-president of manufacturing in payment of their salaries and bonuses under their employment agreements. These agreements were canceled as part of a management restructuring, effective March 31, 2002. None of the warrants has been exercised as of the date of this prospectus.

               The company issued a warrant for up to 1,000,000 common shares to is new chairman and chief executive officer effective April 16, 2002. Mr. Steenburgh exercised a portion of this warrant for 250,000 common shares at $.30 per share upon his election as chairman and chief executive officer. He is entitled to acquire an additional 250,000 common shares at $.50 per share and may acquire an additional 500,000 common shares at $.75 per share upon the sale of the company or any of its inventions. The warrant shares contain unlimited piggyback registration rights.

               Under its agreement with Pittsford Capital, the company is required to issue 5,000 common stock warrants for each $100,000 as raised (less 8% cash commission) up to a maximum 250,000 warrants. In addition, the company is required to issue 1 common stock warrant for each of the 2,000,000 Class A preferred Shares remaining unsold if all of the $5,000,000 private placement proceeds are raised.

               Marquis Capital and PMC Direct Corp. own 354,000 stock options and these consultants have exercised their piggyback registration rights with respect to the underlying shares. We therefore are registering these shares for resale in this prospectus. The company is paying for all expenses incurred in connection with this registration.

               The company has reserved 1,500,000 common shares for issuance under its Business Consultants Stock Plan. The company, as of the date of this prospectus, has issued 1,391,889 shares under the plan, leaving a balance of 108,111 to issue under the plan.

Swartz Warrants and Registration Rights

               The company issued commitment warrants for 960,101 shares of common stock at an initial exercise price of $4.875 to Swartz in connection with the investment agreement dated September 5, 2000. The warrants are subject to a provision which resets the exercise price at the lowest closing price of the company's common stock for the five trading days ending on each six-month anniversary of the date of issuance of the warrants. The warrants are also subject to a provision which prohibits their exercise if the total number of shares owned by Swartz after exercise exceeds 4.99% of our outstanding shares. To date, the company has issued 57,865 purchase warrants to Swartz and may issue up to an additional 309,398 purchase warrants to Swartz under the investment agreement. None of the warrants have been exercised to date.

               We are registering the resale of the shares we sell to Swartz under our investment agreement in this prospectus. The company is paying for all expenses incurred in connection with this registration.

Dividend Policy

               The company has not paid any cash dividends to its shareholders since its inception. The declaration or payment of cash dividends, if any, to its shareholders is within the discretion of the board of directors of the company and will depend upon the company's earnings, capital requirements, financial condition and other relevant factors. The board of directors does not currently intend to declare or pay any cash dividends in the foreseeable future and intends to retain any earnings to finance the growth of the company. As discussed below, the company must pay holders of its Class A Preferred Shares cumulative, preferred dividends in the annual amount of $.40 per Class A Preferred Share outstanding prior to payment of any cash dividends to our common shareholders.

Preferred Stock

               Our certificate of incorporation authorizes the issuance of up to 100,000,000 preferred shares from time to time in one or more series with such designations, rights, preferences and restrictions as may be determined by the board of directors. Accordingly, the board of directors may, without prior shareholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the preferred stock or the common stock. Preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in our control.

               On January 30, 2002, the company engaged Pittsford Capital Group as its nonexclusive agent to raise up to $5,000,000 in capital through the sale of up to 2,000,000 shares of the company's preferred stock. The board designated the preferred stock to be issued in the fund raising effort as Class A Preferred Shares. The relative rights, preferences and limitations of the Class A Preferred Shares are as follows:
A.	Number of Shares

The number of Class A Preferred Shares initially authorized is 3,300,000 Class A Preferred Shares. The initial number authorized shall be increased as required to provide Class A Preferred Shares for payment of dividends as described in Section B, distribution to holders in accordance with Section C and as described in Section F.

B.	Dividends

(i)

So long as any Class A Preferred Shares are outstanding, the holders of the Class A Preferred Shares will be entitled to receive cumulative preferential dividends in the amount of $.40 per Class A Preferred Share and no more for each annual dividend period. The annual dividend period shall commence on the first day of each March and shall end on the last day of the immediately succeeding February, which February date is referred to as the "Dividend Accrual Date".

(ii)

When and as declared by the Board, dividends payable on the Class A Preferred Shares will be paid in cash out of any funds legally available for the payment of dividends or, in the discretion of the Board, will be paid in Class A Preferred Shares at a rate of 1 Class A Preferred Share for each $4.00 of dividends. No fractions of Class A Preferred Shares shall issue. The Company shall pay cash in lieu of paying fractions of Class A Preferred Shares on a pro rata basis.

(iii)

Dividends shall be cumulative from the date of issuance of Class A Preferred Shares, whether or not declared and whether or not, in any annual dividend period(s), there are net profits or net assets of the Company legally available for the payment of dividends.

(iv)	Accumulated and unpaid dividends on the Class A Preferred Shares will not bear interest.

(v)

So long as any Class A Preferred Shares are outstanding, the Company may not declare or pay any dividend, make any distribution, or fund, set aside or make monies available for a sinking fund for the purchase or redemption of, any shares or stock of the Company ranking junior to the Class A Preferred Shares with respect to the payment of dividends, including the $.01 par value common stock of the Company ("Junior Stock"), unless all dividends in respect of the Class A Preferred Shares for all past annual dividend periods have been paid and such dividends for the current annual dividend period have been paid or declared and duly provided for. Subject to the foregoing, and not otherwise, the dividends (payable in cash, stock or otherwise) as may be determined by the Board, may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the Class A Preferred Shares will be entitled to participate in any such dividends, whether payable in cash, stock or otherwise on a pro rata basis.

C.	Liquidation Rights

(i)

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Class A Preferred Shares then outstanding are entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount in respect of any shares of any Junior Stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Company, all accumulated and unpaid dividends (including a prorated dividend from the last Dividend Accrual Date) in respect of any liquidation, dissolution or winding up consummated except that, notwithstanding the provisions of Section B(ii), all of such accumulated and unpaid dividends will be paid in Class A Preferred Shares at a rate of 1 Class A Preferred Share for each $4.00 of dividends. No fractions of Class A Preferred Shares shall issue. The Company shall pay cash in lieu of paying fractions of Class A Preferred Shares on a pro rata basis.

(ii)

The Class A Preferred Shares will be entitled to participate on a pro rata basis in any distribution of assets as may be made or paid on Junior Stock upon the liquidation, dissolution or winding up of the Company.

(iii)

A consolidation or merger of the Company with or into any other corporation or corporations or any other legal entity will not be deemed to constitute a liquidation, dissolution or winding up of the Company as those terms are used in this Section C.

D.	Redemption

(i)

The Company may, in the absolute discretion of its Board, redeem at any time and from time to time from any source of funds legally available any and all of the Class A Preferred Shares at the Redemption Price.

(ii)

For each redemption, the Redemption Price for each Class A Preferred Share shall be equal to amount paid per Class A Preferred Share payable in cash, plus an amount payable (not withstanding the provisions of Section B (ii)) in cash equal to the sum of all accumulated unpaid dividends per Class A Preferred Share (including a prorated annual dividend from the last Dividend Accrual Date) to the respective date for each redemption on which the Company shall redeem any Class A Preferred Shares (the "Redemption Date").

(iii)

In the event of a redemption of only a portion of the then outstanding Class A Preferred Shares, the Company will affect the redemption pro rata according to the number shares held by each holder of Class A Preferred Shares.

(iv)

At least 20 days and not more than 60 days prior to the date fixed by the Board for any redemption of Class A Preferred Shares, written notice (the "Redemption Notice") will be mailed, postage prepaid, to each holder of record of the Class A Preferred Shares at his or her post office address last shown on the records of the Company. The Redemption Notice will state:

	o	whether all or less than all of the outstanding Class A Preferred Shares are to be redeemed and the total number of Class A Preferred Shares being redeemed;
	o	the number of Class A Preferred Shares held by the holder that the Company intends to redeem;
	o	the Redemption Date and Redemption Price; and
	o	that the holder is to surrender to the Company, in the manner and at the place designated in Section D(v), his or her certificate or certificates representing Class A Preferred Shares to be redeemed.

(v)

On or before the date fixed for redemption, each holder of Class A Preferred Shares must surrender the certificate or certificates representing Class A Preferred Shares to the Company, accompanied by instruments of transfer satisfactory to the Company and sufficient to transfer the Class A Preferred Shares being redeemed to the Company free and clear of any adverse interest, at the place designated in the Redemption Notice. The Redemption Price for the Class A Preferred Shares redeemed will be payable in cash on the Redemption Date to the person whose name appears on the certificate(s) as the owner of such certificate(s) as of the date of the Redemption Notice. In the event that less than all of the Class A Preferred Shares represented by any certificate(s) are redeemed, a new certificate will issued by the Company representing the unredeemed Class A Preferred Shares to the same record owner.

(vi)

As promptly as practicable after surrender of the certificate(s) representing the redeemed Class A Preferred Shares, the Company will pay the Redemption Price to the record holder of the redeemed Class A Preferred Shares.

(vii)

Unless the Company defaults in the payment in full of the Redemption Price, the obligation of the Company to pay dividends on the Class A Preferred Shares redeemed shall cease on the Redemption Date, and the holders of the Class A Preferred Shares redeemed will cease to have any further rights with respect to such redeemed Class A Preferred Shares on the Redemption Date, other than to receive the Redemption Price.

(viii)	The holders of the Class A Preferred Shares have no right to seek or to compel redemption of the Class A Preferred Shares.

E.	Voting Rights

The holders of Class A Preferred Shares are not be entitled to vote in any and all elections of directors and with respect to any and all other matters as to which the vote or consent of shareholders of the Company shall be required or taken.

F.	Conversion Privilege

(i)

The holders of the Class A Preferred Shares have the right, at each holder's option but subject to Board approval in each case, to convert each Class A Preferred Share into 1 fully paid and nonassessable share of the $.01 par value common stock of the Company ("Common Share") without payment of any conversion price or other consideration. Such 1 for 1 rate of conversion is subject to adjustment as set forth in F(x).

(ii)

The Conversion Privilege set forth in this Section F may not be exercised by the holder of Class A Preferred Shares until 1 year shall have elapsed from the issue date of the Class A Preferred Shares held by such holder and may not be exercised if the Board shall not have approved the actual exercise of such Conversion Privilege by such holder of Class A Preferred Shares. Such approval shall not be unreasonably withheld. Upon receipt of the Notice of Conversion described in Section F(iii) below and the Board's approval of such conversion, the Company shall give a Notice of Approval to the holder within 48 hours of the receipt of the Notice of Conversion that the exercise of the Conversion Privilege by such holder is approved.

(iii)

In order to exercise the Conversion Privilege, the holder of Class A Preferred Shares must give written notice to the Company that the holder elects to covert the number of Class A Preferred Shares as specified in the Notice of Conversion. The Notice of Conversion will also state the name(s) and address(es) in which the certificate(s) for Common Shares issuable upon the conversion are to be issued. Upon receipt of the Company's Notice of Approval, the holder of the Class A Preferred Shares must surrender the certificate(s) representing the Class A Preferred Shares being converted to the Company, accompanied by instruments of transfer satisfactory to the Company and sufficient to transfer the Class A Preferred Shares being converted to the Company free and clear of any adverse interest at the office maintained for such purpose by the Company. As promptly as practicable after the surrender of the certificate(s) representing the Class A Preferred Shares converted, the Company will issue and deliver to the holder, or to such other person designated by the holder's written order, a certificate(s) for the number of full Common Shares issuable upon the conversion of the Class A Preferred Shares in accordance with the provisions of this Section F(iii).

(iv)

The Conversion Privilege may be exercised in whole or in part and, if exercised in part, a certificate(s) will be issued for the remaining Class A Preferred Shares in any case in which fewer than all of the Class A Preferred Shares represented by a certificate(s) are converted to the same record holder of Class A Preferred Shares converted.

(v)

Each conversion will be deemed to have been effective immediately prior to the close of business on the date on which the Class A Preferred Shares will have been so surrendered as provided in Section F(iii) (the "Conversion Date") and the person(s) in whose name(s) any certificate(s) for Common Shares will be issuable upon the conversion will be deemed to have become the holder(s) of record of the Common Shares on the Conversion Date. Effective as of the Conversion Date, the Company will have no obligation to pay dividends on the Class A Preferred Shares converted provided that effective as of the Conversion Date, the Company shall pay all accumulated and unpaid dividends (including the prorated dividend from the last Dividend Accrual Date) on the Class A Preferred Shares converted, payable in the discretion of the Board, in cash out of any funds legally available for payment of such dividends or in Class A Preferred Shares.

(vi)

The Conversion Privilege shall terminate with respect to Class A Preferred Shares called for redemption by the mailing of a Redemption Notice described in Section D(iv) on the close of business on the date immediately preceding the Redemption Date.

(vii)

Notwithstanding the requirement for Board approval and the 1 year limit set forth in Section F(ii), in case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the surviving corporation or in case of any sale or conveyance to another corporation of all or substantially all of the assets of the Company or in the case of any statutory exchange of securities representing an excess of 50% of the total outstanding securities of the Company with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the holders of Class A Preferred Shares then outstanding will have the right to convert the Class A Preferred Shares into the kind and amount of securities, cash or other property which the holder would have owned or have been entitled to receive immediately after the consolidation, merger, statutory exchange, sale or conveyance, had the Class A Preferred Shares been converted immediately prior to the effective date of the consolidation, merger, statutory exchange, sale or conveyance as the case may be.

(viii)

Notwithstanding the 1 year holding period set forth in Section F(ii), in the event the highest bid price for the Company's $.01 par value common stock quoted on any exchange, automated quotation system or the OTC Bulletin Board on which such stock is actively traded is $20 or more on 5 consecutive trading days, the holders of Class A Preferred Shares shall have the right to convert such Class A Preferred Shares upon Board approval.

(ix)

Common Shares delivered upon conversion of Class A Preferred Shares will be, upon delivery, validly issued, fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

(x)	In case the Company

	o	declares a dividend, or makes a distribution, on shares of its $.01 par value common stock in shares of its $.01 par value common stock; or
	o	subdivides its outstanding shares of its $.01 par value common stock into a greater number of shares of its $.01 par value common stock; or
	o	combines its outstanding shares of its $.01 par value common stock into a smaller number of shares of $.01 par value common stock,

the number of Common Shares issuable upon the conversion of the Class A Preferred Shares shall be adjusted at the time of the record date for the dividend or distribution or the effective date of the subdivision or a combination so that after such record or effective date, the holder of Class A Preferred Shares will be entitled to receive the same percentage of ownership of the Company's $.01 par value common stock as such holder would have been entitled to receive immediately prior to such record or effective date.

As of May 13, 2002, the company had issued 38,500 Class A Preferred Shares for aggregate net proceeds of $154,000.

Reports to Shareholders

               The company furnishes its shareholders with an annual report containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law. The company complies with periodic reporting, proxy solicitation and certain other requirements of the Securities Exchange Act of 1934. All of our reports and proxy information are available on our web page at www.torvec.com.

Transfer Agent and Registrar

               Continental Stock Transfer & Trust company has been appointed as the company's Transfer Agent and Registrar for our common stock and for our Class A Preferred Stock.

SALES TO SWARTZ

SWARTZ INVESTMENT AGREEMENT

               OVERVIEW. On September 5, 2000 we entered into an investment agreement with Swartz. The investment agreement entitles us to issue and sell our common stock for up to an aggregate of $50 million from time to time during a three-year period, beginning on October 23, 2000. This right to sell is referred to as a put right.

               PUT RIGHTS. In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right. Additionally, we must give at least ten but not more than twenty business days advance notice to Swartz of the date on which we intend to exercise a particular put right and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock (not to exceed $2 million) which we will sell to Swartz and/or a minimum purchase price per common share at which Swartz may purchase shares.

               The number of common shares sold to Swartz for any one put may not exceed the lesser of:

o	1,500,000 shares;
o

15% of the aggregate daily reported trading volume during a period which begins on the business day immediately following the day we invoke the put right and ends on and includes the day which is twenty business days after the date we invoke the put right;

o	the number of put shares which when multiplied by the put share price, equals $2,000,000;
o	15% of the aggregate daily reported trading volume during the twenty business days preceding the day we invoke the put right.

               Swartz shall in no event be required to purchase an amount of shares which, when added to the number of shares acquired by Swartz during the 31 days preceding the day we invoke a given put right, would exceed 9.99% of the number of shares of common stock outstanding.

               For each common share, Swartz will pay us the lesser of:

o	the market price for such put, minus $.20 , or
o	91% of the market price.

               "Market price" is defined under our investment agreement as the lowest closing bid price for our common stock the twenty business days following the date notice of the put was provided to Swartz. However, the price may not be less than the designated minimum per share price, if any, that we indicated in our notice.

               PURCHASE WARRANTS. Within five business days after the end of each pricing period, we are required to issue and deliver to Swartz a warrant to purchase a number of shares of common stock equal to 10% of the common shares issued to Swartz in the applicable put. Each warrant will be exercisable at a price which will initially equal 110% of the market price for the applicable pricing period. The warrants will have semi-annual reset provisions. Each warrant will be immediately exercisable and have a term beginning on the date of issuance and ending five years thereafter. The purchase warrants may not be exercised to the extent that Swartz would own, after exercise, more than 4.99% of our outstanding common stock.

               LIMITATIONS AND CONDITIONS PRECEDENT TO OUR PUT RIGHTS. Our right to exercise a put is limited as follows:

                     (a)   notwithstanding the amount of any put, Swartz is not be obligated to purchase any additional put shares once the aggregate amount purchased paid by Swartz equals the $50,000,000;

                     (b)    Swartz is not obligated to acquire and pay for the put shares with respect to any put for which the company has announced a subdivision or combination, including a reverse split, of its common stock or has subdivided or combined its common stock during the extended put period;

                     (c)    Swartz is not obligated to acquire and pay for the put shares with respect to any put for which the company has paid a dividend of its common stock or has made any other distribution of its common stock during the extended put period;

                     (d)    Swartz is not obligated to acquire and pay for the put shares with respect to any put for which the company has made, during the extended put period, a distribution of all or any portion of its assets or evidences of indebtedness to the holders of its common stock;

                     (e)    Swartz is not obligated to acquire and pay for the put shares with respect to any put for which a Major Transaction has occurred during the extended put period.

               SHORT SALES. Swartz and its affiliates are prohibited from engaging in short sales of our common stock unless they have received a put notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the put notice.

               CANCELLATION OF PUTS. We must cancel a particular put between the date of the advance put notice and the last day of the pricing period if:

               - we discover an undisclosed material fact relevant to Swartz's investment decision;

               - the registration statement registering resales of the common shares becomes ineffective; or

               - shares are delisted from the then primary exchange.

However, the put will remain in effect for the number of shares specified in the put notice for the shortened pricing period which will end on the day prior to the date of delivery of the put cancellation notice.

               SHAREHOLDER APPROVAL. We may issue more than 20% of our outstanding shares to Swartz. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval. Our directors and officers have agreed to recommend shareholder approval of this proposal at our next annual shareholders meeting.

               TERMINATION OF INVESTMENT AGREEMENT. We may terminate our right to initiate further puts or terminate the investment agreement by providing Swartz with notice of our intention to terminate; however, the termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement.

               RESTRICTIVE COVENANTS. During the term of the investment agreement and for a period of 60 days thereafter, we are prohibited from certain transactions. These include the issuance of common stock in a private transaction or of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock. We are also prohibited from entering into any private equity line type agreements similar to the investment agreement without obtaining Swartz's prior written approval.

               RIGHT OF FIRST REFUSAL. Swartz has a right of first refusal to purchase equity securities offered by us in any private transaction which closes on or prior to the date which is sixty days after the termination of the investment agreement.

               SWARTZ'S RIGHT OF INDEMNIFICATION. We are obligated to indemnify Swartz (including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the investment agreement, our registration rights agreement, other related agreements, or the registration statement.

               COMMITMENT PAYMENTS. If we terminate our investment agreement with Swartz prior to the end of it's three-year term, we must pay Swartz a termination fee equal to the greater of $100,000 (less 10% of the aggregate put dollar amount during the six-month period immediately prior to such early termination) or, $200,000 (less 10% of the aggregate dollar amounts of all puts to Swartz over the life of the agreement).

SWARTZ AND CONSULTANTS AS SELLING SHAREHOLDERS

               In August, 2000, management contacted Swartz to ascertain its interest in extending a private, equity funding commitment to Torvec. On August 15, 2000, Swartz and Torvec executed a letter of intent for an equity line of up to $50 million, conditioned on completion of Swartz's due diligence and the execution of a definitive investment agreement. Torvec and Swartz entered into the investment agreement on September 5, 2000, the salient terms and conditions of which are described in the preceding section of this prospectus.

               Under the equity line, Torvec has the right to require that Swartz purchase its common shares. Swartz may retain the shares it purchases as an investment, may sell them or retain some shares and sell other shares as it chooses from time to time.

               The following table sets forth certain Torvec stock ownership information with respect to Swartz as of the date of this prospectus based upon information provided to us by Swartz. Except as shown below, Swartz is not an affiliate of ours, and has not had a material relationship with us during the past three years. Swartz is not and has not been affiliated with registered broker dealers.
Name	Beneficial Ownership of Common Stock	Maximum Number of Shares of Common Stock Offered for Sale	Amount and Percentage of Common Stock After the Sale (1)
Swartz Private Equity, LLC(4)	1,657,966(2)	5,000,000(3)	NONE

(1)     Assumes that the Swartz will sell all of the shares of common stock it purchases from us. We cannot assure you that Swartz will sell all or any of the shares it purchases.

(2)     Includes 640,000 shares purchased by Swartz pursuant to the investment agreement. Includes 960,101 in currently exercisable commitment warrants and 57,865 currently exercisable purchase warrants. Does not take into account any sales of our common stock by Swartz.

(3)     Includes 640,000 shares purchased by Swartz pursuant to the investment agreement. Includes 960,101 in currently exercisable commitment warrants and 57,865 currently exercisable purchase warrants. Also includes, solely for purposes of this prospectus, up to an aggregate of 3,342,034 shares that we may sell to Swartz pursuant to the investment agreement and warrants issuable in connection with the investment agreement, which shares are not deemed to be beneficially owned within the meaning of Sections 13(d) and 13(g) of the Exchange Act before their acquisition by Swartz.

(4)     Eric S. Swartz exercises sole dispositive and voting power over our shares owned by Swartz.

               In January, 1997, management contacted LT Lawrence & Co., Inc. to ascertain its interest in providing financial consulting services to Torvec. On February 11, 1997, Torvec and LT Lawrence entered into a 3 year financial consulting agreement. As compensation, Torvec issued 1,000,000 common shares to LT Lawrence which were distributed to LT Lawrence's 5 principal owners for $50. As additional compensation, Torvec issued 500,000 consulting warrants to LT Lawrence which also were distributed to the same 5 principal owners. The consulting warrants only become exercisable if and when the company conducts an initial public offering of its common stock. As of the date of this prospectus, the company has not engaged in an initial public offering and none is planned. LT Lawrence performed financial consulting services under the consulting agreement until it ceased doing business in March, 1998. One former LT Lawrence principal formed a new financial services company, PMC Direct Corp. Two other former LT Lawrence principals formed a separate new financial services company, Marquis Capital, LLC.

               On February 10, 1999, the former LT Lawrence principal who formed PMC Direct Corp. cancelled his 125,000 consulting warrants in exchange for 125,000 options granted to PMC Direct Corp., exercisable immediately at $5.00 per share. On February 19, 1999, PMC Direct Corp exercised 7,000 options at $5.00 per share. The option term expires on February 10, 2004.

               On February 10, 1999, the 2 former LT Lawrence principals who formed Marquis Capital cancelled their 250,000 consulting warrants in exchange for 250,000 options granted to Marquis Capital, exercisable immediately at $5.00 per share. On February 19, 1999, Marquis Capital exercised 14,000 options at $5.00 per share. The option term expires on February 10, 2004.

               The following table sets forth certain Torvec stock ownership information with respect to Marquis Capital and PMC Direct Corp. as of the date of this prospectus based upon information provided to us by Marquis Capital and PMC Direct Corp. Neither PMC Direct Corp. nor Marquis Capital, LLC is an affiliate of ours. PMC Direct Corp. and Marquis Capital, LLC served as consultants under their option and consulting agreements from February 10, 1999 to February 10, 2000 and the principals of both companies served the company as consultants from February 1997 to February 10, 2000. Neither PMC Direct, Marquis Capital nor their principals have served as company consultants since February 10, 2000.
Name	Beneficial Ownership of Common Stock	Maximum Number of Shares of Common Stock Offered for Sale	Amount and Percentage of Common Stock After the Sale (1)
PMC Direct Corp.(2) Marquis Capital, LLC(3)	118,000 236,000	118,000 236,000	0 0

(1)     Assumes that PMC Direct Corp. and Marquis Capital will exercise all of its options at $5.00 per share and will sell all of their shares of common stock resulting from such exercise. We cannot assure you that either PMC Direct Corp. or Marquis Capital will either exercise their options or sell all or any of such shares.

(2)     Richard J. Parone exercises sole dispositive and voting power over our shares owned by PMC Direct Corp.

(3)     Lisa Roberti exercises sole dispositive and voting power over our shares owned by Marquis Capital.

SWARTZ PLAN OF DISTRIBUTION

               Swartz is free to offer and sell the common shares it buys from us at such times, in such manner and at such prices as it may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. Swartz has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. Swartz does not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares. Swartz may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Swartz. It may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

               Swartz is, and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions. Because Swartz is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, Swartz will be subject to prospectus delivery requirements.

               We have informed Swartz that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to its sales in the market and have provided Swartz with a copy of such rules and regulations.

               Swartz may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conform to the requirements of such Rule.

CONSULTANTS PLAN OF DISTRIBUTION

               Both PMC Direct Corp. and Marquis Capital, LLC are free to offer and sell the common shares either of them buy as a result of the exercise of their stock options at such times, in such manner and at such prices that either may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale.

The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. Both PMC Direct Corp. and Marquis Capital, LLC have advised us that neither of them have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. Neither PMC Direct Corp. nor Marquis Capital, LLC have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares. Either PMC Direct Corp. or Marquis Capital, LLC may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from PMC Direct Corp. or Marquis Capital, LLC. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

               Both PMC Direct Corp. and Marquis Capital are, and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions. Because both PMC Direct Corp. and Marquis Capital are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, both PMC Direct Corp. and Marquis Capital will be subject to prospectus delivery requirements.

               We have informed both PMC Direct Corp. and Marquis Capital that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market and have provided each of them with a copy of such rules and regulations.

               Either PMC Direct Corp. or Marquis Capital may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conform to the requirements of such Rule.

LEGAL MATTERS

               Certain legal matters with respect to the validity of the shares of common stock offered hereby will be passed upon for the company by Chamberlain, D'Amanda, Oppenheimer & Greenfield which has acted as counsel to the company in connection with this Offering. The partners of Chamberlain, D'Amanda, Oppenheimer & Greenfield were issued 95,000 shares of the company's common stock which were received for the performance of services rendered in connection with legal matters associated with the formation and initial capitalization of the company. The partners do not intend to purchase any shares offered hereby.

               The firm has also been paid a total of 354,100 shares for legal services rendered to the company under its Business Consultants Stock Plan through through the date of this prospectus.

EXPERTS

               Our financial statements as of December 31, 2001 and for each of the years in the two years then ended and for the period from September 25, 1996 (inception) through December 31, 2001, included in this prospectus have been audited by Eisner, LLP (formerly known as Richard A. Eisner & Company, LLP), independent auditors, as stated in their report which calls attention to an uncertainty and which is included herein, and has been given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

               We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Torvec, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

               We are subject to the informational requirements of the Securities Exchange Act of 1934 and pursuant to those requirements, we file reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Reports, proxy and information statements filed under Sections 14(a) and 14(c) of the Securities Exchange Act of 1934 and other information filed with the SEC, including copies of the registration statement, can be inspected and copied SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our Internet web site is www.torvec.com. All reports we are required to file with the Securities and Exchange Commission under 1934 Act are available at our web site.

               The company furnishes our shareholders with annual reports containing audited financial statements in accordance with requirements of the Securities Exchange Act of 1934.

TORVEC, INC.
(a development stage company)

Contents
Page

Financial Statements
Independent auditors' report	F-2

Consolidated balance sheet as of December 31, 2001	F-3

Consolidated statements of operations for each of the years in the two-year period ended and for the period from September 25, 1996 (inception) through	F-4

Consolidated statements of changes in stockholders' equity (deficit) for the periods from September 25, 1996 (inception) through December 31, 2001	F-5

Consolidated statements of cash flows for each of the years in the two-year period ended December 31, 2001 and for the period from September 25, 1996 (inception) through December 31, 2001	F-6

Notes to Financial Statements	F-7

Condensed Consolidated Balance Sheets - December 31, 2000 and March 31, 2002 (unaudited)	F-19

Condensed Consolidated Statements of Operations (unaudited) - Three Months Ended March 31, 2002, Three Months Ended March 31, 2001, September 25, 1996 (inception) through March 31, 2002	F-20

Condensed Consolidated Statements of Cash Flows (unaudited) - Three Months Ended March 31, 2002, Three Months Ended March 31, 2001, September 25 1996 (inception) through March 31, 2002	F-21

Notes to Financial Statements	F-22

F-1

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Torvec, Inc.

We have audited the accompanying consolidated balance sheet of Torvec, Inc., (a development stage company) and its subsidiary, as of December 31, 2001, and the related consolidated statements of operations and cash flows for each of the years in the two-year period ended December 31, 2001 and for the period from September 25, 1996 (inception) through December 31, 2001 and changes in stockholders' equity (deficit) for the periods from September 25, 1996 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Torvec, Inc. and its subsidiary as of and the consolidated results of their operations and their consolidated cash flows for each of the years in the two-year period ended December 31, 2001 and for the period from September 25, 1996 (inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

/S/ EISNER, LLP (formerly known as Richard A. Eisner & Company, LLP)

Eisner, LLP (formerly known as Richard A. Eisner & Company, LLP)

New York, New York
April 9, 2002

With respect to last sentence of Notes E[1] and Note K
April 15, 2002
F-2

TORVEC, INC.
(a development stage company)
Consolidated Balance Sheet
December 31, 2001
ASSETS Current assets: Cash	$ 13,000

Total current assets	13,000

Equipment: Office equipment Transportation equipment	12,000 53,000

Less accumulated depreciation	65,000 (49,000)

Net equipment	16,000

License, less accumulated amortization of $184,000	3,077,000

$ 3,106,000
LIABILITIES Current liabilities: Current portion of loan payable Accounts payable and accrued expenses [Note G] Loans payable stockholders and officers Total current liabilities	$ 7,000 1,221,000 159,000 1,387,000

Consulting fees payable to related parties Deferred revenue Loan payable	370,000 150,000 2,000

Total liabilities	1,909,000

Commitments, contingency and other matter

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value, 100,000,000 shares authorized, (3,300,000 designated as
     Class A non-voting preferred shares), none issued
Common stock, $.01 par value, 40,000,000 shares authorized, 23,139,838 issued and outstanding (including 61,355 shares issued subject to put option)
Additional paid-in capital
Deficit accumulated during the development stage

231,000 15,532,000 (14,566,000) 1,197,000 $ 3,106,000
See independent auditors' report and notes to financial statements	F-3

TORVEC, INC.
(a development stage company)

Consolidated Statements of Operations
	Year Ended December 31, _______________________ 2001 2000		September 25, 1996 (Inception) Through December 31, 2001
Cost and expenses: Research and development General and administrative	$ 1,290,000 2,581,000	$ 731,000 1,643,000	$ 4,334,000 10,232,000

Net loss	$ (3,871,000)	$ (2,374,000)	$ (14,566,000)

Basic and diluted loss per common share	$(0.17)	$(0.11)

Weighted average number of shares of common stock - basic and diluted	22,750,000	21,322,000

See independent auditors' report and notes to financial statements	F-4

TORVEC, INC.
(a development stage company)
Consolidated Statements of Changes in Stockholders' Equity (Deficit)
For the Period from September 25, 1996 (Inception) Through December 31, 2001
Common Stock Shares Amount	Additional Paid-in Capital	Unearned Compensatory Stock and Options	Deficit Accumulated During the Development Stage	Total Stockholders' Equity

Issuance of shares to founders (Note A)
Issuance of stock for services (Note A)
Sale of common stock - November ($1.50 per share)
Sale of common stock - December ($1.50 per share)
Distribution to founders (Note A)
Net loss
Balance - December 31, 1996
Issuance of compensatory stock (Note I[2])
Issuance of stock for services (Note I[5])
Sale of common stock - January ($1.50 per share)
Sale of common stock - February ($1.50 per share)
Sale of common stock - May ($1.50 per share)
Issuance of stock for services (Note I[5])
Sale of common stock - June ($3.00 per share)
Sale of common stock - July ($3.00 per share)
Sale of common stock - August ($3.00 per share)
Sale of common stock - September ($3.00 per share)
Sale of common stock - October ($3.00 per share)
Sale of common stock - November ($3.00 per share)
Sale of common stock - December ($3.00 per share)
Issuance of compensatory options to consultants (Note I[3])
Compensatory stock and options earned
Distributions to founders (Note A)
Net loss
Balance - December 31, 1997
Issuance of stock for services (Note I[5])
Sale of common stock - May 11 to September 20 ($5.00 per share)
Sale of common stock - September 21 to December 31 ($10.00 per share)
Costs of offering
Compensatory stock and options earned
Contribution of services (Note E[3])
Net loss
Balance - December 31, 1998
Issuance of stock for services (Note I[4])
Sale of common stock - January 1 to August 9 ($10.00 per share)
Sale of common stock - August 10 to November 30 ($5.00 per share)
Issuance of compensatory options to consultants (Note I[2])
Common stock issued- exercise of options (Note I[2])
Compensatory stock and options earned
Contribution of services (Note E[3])
Net loss
Balance - December 31, 1999
Issuance of stock for services (Note I[4])
Sale of common stock - March 29 ($4.51 per share)
Sale of common stock - June 23 ($3.50 per share)
Acquisition of Ice Surface Development (Note B)
Proceeds from exercise of put option
Compensatory stock and options earned
Contribution of services (Note E[3])
Net loss
Balance - December 31, 2000
Issuance of stock for liabilities (Note E[1])
Issuance of stock for services (Note I[4])
Issuance of option to consultant for services(Note I[3])
Proceeds from exercise of put option
Contribution of services (Note E[3])
Net loss
Balance - December 31, 2001

      16,464,400
      2,535,600
      64,600
      156,201

      19,220,801
      1,000,000
      12,000
      58,266
      75,361
      30,000
      2,000
      73,166
      13,335
      60,567
      10,000
      7,000
      10,000
      100,000

      20,672,496
      1,000
      112,620
      25,500

      20,811,616
      45,351
      80,670
      84,500

      21,000

   21,043,137
      196,259
      44,321
      100,000
      1,068,354
      36,735

   22,488,806
      126,667
      361,100

101,910

      23,078,483

$ 165,000 25,000 1,000 1,000 192,000 10,000 1,000 1,000 1,000 1,000 1,000 207,000 1,000 208,000 1,000 1,000 210,000 2,000 1,000 11,000 1,000 225,000 1,000 4,000 1,000 $ 231,000

$   (165,000)
      381,000
      96,000
      233,000
      (27,000)

      518,000
      1,490,000
      18,000
      86,000
      112,000
      45,000
      6,000
      219,000
      40,000
      181,000
      30,000
      21,000
      30,000
      299,000
      234,000

      (338,000)

      2,991,000
      3,000
      562,000
      255,000
      (60,000)

      15,000

      3,766,000
      327,000
      806,000
      422,000
      2,780,000
      105,000

      15,000

      8,221,000
      838,000
      200,000
      349,000
      3,394,000
      108,000

      15,000

    13,125,000
     664,000
       1,007,000
      398,000
323,000
15,000

$   15,532,000

		$ (1,500,000) (234,000) 451,000 (1,283,000) 578,000 (705,000) (2,780,000) 3,050,000 (435,000) 435,000 0 $ 0	$ (489,000) (489,000) (922,000) (1,411,000) (2,122,000) (3,533,000) (4,788,000) (8,321,000) (2,374,000) (10,695,000) (3,871,000) $ (14,566,000)

$   0
      406,000
      97,000
      234,000
      (27,000)
         (489,000)
      221,000
      0
      18,000
      87,000
      113,000
      45,000
      6,000
      220,000
      40,000
      182,000
      30,000
      21,000
      30,000
      300,000
      0
      451,000
      (338,000)
         (922,000)
      504,000
      3,000
      563,000
      255,000
      (60,000)
      578,000
      15,000
      (2,122,000)
      (264,000)
      327,000
      807,000
      423,000
      0
      105,000
      3,050,000
      15,000
      (4,788,000)
      (325,000)
      840,000
      200,000
      350,000
      3,405,000
      109,000
      435,000
      15,000
      (2,374,000)
      2,655,000
665,000
      1,011,000
      398,000
      324,000
      15,000
      (3,871,000)
$   1,197,000

See independent auditors' report and notes to financial statements			F-5

TORVEC, INC.
(a development stage company)
Consolidated Statements of Cash Flows
	Year Ended December 31, 2001 2000		September 25, 1996 (Inception) Through December 31, 2001

Cash flows from operating activities:
   Net loss
   Adjustments to reconcile net loss to net cash used in
      operating activities:
         Depreciation and amortization
         Common stock issued for services
         Contribution of services
         Compensatory common stock and options
         Changes in:
            Prepaid expenses
            Deferred revenue
            Accounts payable and accrued expenses

               Net cash used in operating activities

	$ (3,871,000) 182,000 1,011,000 15,000 398,000 147,000 1,514,000 (604,000)	$ (2,374,000) 27,000 840,000 15,000 435,000 13,000 150,000 217,000 (677,000)	$ (14,566,000) 233,000 2,588,000 84,000 4,911,000 160,000 150,000 2,256,000 (4,184,000)

Cash flows from investing activities: Purchase of equipment Cost of acquisition Net cash used in investing activities	(3,000) (3,000)	(16,000) (16,000)	(65,000) (16,000) (81,000)

Cash flows from financing activities:
   Net proceeds from sales of common stock and exercise
      of options
   Proceeds from loan
   Repayments of loan
   Proceeds from stockholders' loans
   Distributions

               Net cash provided by financing activities

	433,000 (6,000) 159,000 586,000	550,000 (6,000) 544,000	4,475,000 29,000 (20,000) 159,000 (365,000) 4,278,000

Net increase (decrease) in cash Cash at beginning of period	(21,000) 34,000	(149,000) 183,000	13,000

Cash at end of period	$ 13,000	$ 34,000	$ 13,000

Supplemental disclosure of noncash investing and
   financing activities:
      Issuance of 126,667 shares of common stock in
         settlement of liabilities
      Issuance of common stock for license

      Cash paid for interest

	$ 665,000 $ 1,000	$ 3,405,000 $ 2,000
See independent auditors' report and notes to financial statements	F-6

TORVEC, INC.
(a development stage company)
Notes to Financial Statements
December 31, 2001

Note A - The Company

Torvec, Inc. (the "Company") was incorporated in New York on September 25, 1996. The Company, which is in the development stage, specializes in automotive technology. In September 1996, the Company acquired numerous patents, inventions and know-how (the "technology") contributed by Vernon E. Gleasman and members of his family (the "Gleasmans"). The Company intends to develop and design specific applications for this technology relating to steering drives for tracked vehicles, infinitely variable transmissions, hydraulic pumps and motors and constant velocity joints and spherical gearings. As consideration for this contributed technology, the Company issued 16,464,400 shares of common stock and $365,000 to the Gleasmans. In September 1996, the Company issued 2,535,600 shares of common stock (valued at $406,000) to individuals as consideration for the cost of services and facilities provided in assisting with the development of this technology.

For the period from inception through December 31, 2001, the Company has accumulated a deficit of $14,566,000, and at December 31, 2001 has a working capital deficiency of $1,374,000 and has been dependent upon equity financing and advances from stockholders to meet its obligations and sustain operations. The Company is in the development stage and its efforts have been principally devoted to research and development, raising capital and marketing of principal products. Substantial additional financing will be required by the Company to fund its activities (see Notes I[6] and K).

Note B - Acquisition of License

On November 29, 2000, the Company acquired Ice Surface Development, Inc ("Ice") (incorporated on May 2, 2000) for 1,068,354 shares of common stock. The acquisition was accounted for under the purchase method. The fair value of the common stock issued of approximately $3,405,000 was allocated as follows:

Prepaid expenses: Sponsored research Consulting agreement License (Note D) Consideration (including costs of $16,000)	$ 140,000 20,000 3,261,000 $ 3,421,000

The results of operations of Ice prior to acquisition were de minimis.

Note C - Summary of Significant Accounting Policies
[1]

Consolidation:

The financial statements include the accounts of the Company and its wholly-owned subsidiary, Ice, from the date of acquisition. All material intercompany transactions and account balances have been eliminated in consolidation.

[2]

Equipment:

Equipment, including a prototype vehicle, is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets which range from three to seven years.

[3]	Research and development and patents: Research and development costs and patent expenses are charged to operations as incurred.
F-7

TORVEC, INC.
(a development stage company)
Notes to Financial Statements
December 31,

Note C - Summary of Significant Accounting Policies (continued)
[4] [5] [6] [7] [8] [9]

License:

The license is being amortized over its remaining life of approximately 19 years which correlates to an underlying patent. Amortization for the years ended December 31, 2001 and 2000 was $169,000 and
$15,000, respectively.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the
United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Actual results could differ from those estimates.

Loss per common share:

Statement of Financial Accounting Standards No. 128, "Earnings Per Share," requires the presentation of basic earnings per share, which is based on common stock outstanding, and dilutive earnings per share, which gives effect to options, warrants and convertible securities in periods when they are dilutive. At December 31, 2001 and 2000 the Company excluded 2,457,965 and 1,897,775 potential common shares, respectively, relating to outstanding options and warrants from its diluted net loss per common share calculation because they are anti-dilutive.

Fair value of financial instruments:

The carrying amount of cash, accounts payable and accrued expenses approximates their fair value due to the short maturity of those instruments. The fair value of consulting fees payable and loans payable to stockholders and officers are not readily determinable due to the related party nature of those instruments.

Stock-based compensation:

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation"
("SFAS No. 123"), encourages, but does not require, companies to record compensation cost for stock-
based employee compensation plans at fair value. The Company has elected to account for its employee stock-based compensation plans using the intrinsic value method prescribed by Accounting
Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Under
the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock. Stock options granted to nonemployees for goods or services are measured using the fair value of these options and such costs are included in operating results as an expense.

Revenue recognition:

Revenue in connection with the granting of a license to Variable Gear LLC (Note J[2]) is to be recognized when all conditions specified under recent accounting standards have been met. Generally revenue is only recorded when no future performance is required related to the item.

F-8

TORVEC, INC.
(a development stage company)
Notes to Financial Statements
December 31,

Note C - Summary of Significant Accounting Policies (continued)
[10]

Impairment of long-lives assets:

The company has adopted Statement of Financial Accounting Standards No. 121, "Impairment of Long-Lived Assets to be Disposed of." Accordingly, whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable, management assesses the recoverability of the assets.

[11]

Recent accounting standards:

In August 2001, the Financial Accounting Standards Board, or the FASB, issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. SFAS No. 144 also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The provisions are to be applied prospectively. Management is considering the implications of adoption of SFAS No. 144 on its financial position or results of operations.

In July 2001, the FASB, issued Statement of Financial Accounting Standards No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires the purchase method of accounting be used for all business combinations subsequent to June 30, 2001 and specifies the criteria for the recognition of intangible assets acquired in a business combination. Under SFAS No. 142, the Company will be required to reassess the value of goodwill and other intangible assets previously recorded in connection with prior acquisitions, as well as their useful lives. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and will require that goodwill and intangible assets with indeterminate lives not be amortized, but rather be subject to an impairment test at least annually. Separately identified and recognized intangible assets resulting from business combinations completed before July 1, 2001 that do not meet the new criteria for separate recognition of intangible assets will be subsumed into goodwill upon adoption. In addition, the useful lives of recognized intangible assets acquired in transactions completed before July 1, 2001 will be reassessed and the remaining amortization periods adjusted accordingly. Management is considering the implications of adoption of SFAS No. 142; however, the Company is currently still evaluating the factors involved in determining whether there is an impairment.

Note D - License From the Trustees of Dartmouth College

On November 28, 2000, Ice entered into a 20 year exclusive license with the Trustees of Dartmouth College for land-based applications to a novel ice adhesion modification system developed by Dr. Petrenko at Dartmouth Thayer School of Engineering for $25,000. The license agreement provides for the payment of $140,000 for sponsored research and a royalty of 3.5% based on the value of net sales of licensed product with minimum annual payments of $10,000 for the first two years, $15,000 for the third year and $25,000 per year thereafter. In addition, the agreement provides for the payment of 50% of sub-license fee income.

Dr. Petrenko also entered into a one-year consulting agreement with Ice for a minimum of $20,000.

Expense for the above agreements totaled $170,000 and $13,000 for the years ended December 31, 2001 and 2000, respectively.
72	F-9

TORVEC, INC.
(a development stage company)
Notes to Financial Statements
December 31,

Note E - Related Party Transactions
[1]

On December 1, 1997, the Company entered into three-year consulting agreements with three members of the Gleasman family (major stockholders and directors) whereby each will provide technical services to the Company in exchange for compensation of $12,500 each per month. In addition, the Company granted them options to purchase a total of 75,000 shares of common stock at an exercise price of $5.00 per share (Note I[3]). For the years ended December 31, 2001, 2000, 1999, 1998 and 1997, the Company incurred expenses amounting to approximately $450,000 $522,000, $528,000, $528,000 and $45,000, respectively, in connection with these agreements. Effective December 1, 2000, the agreement was extended for three years and amended to provide for the payment of prior and future compensation at the discretion of the Board of Directors in either cash or shares of common stock or combination of both. Prior to these agreements, one member of the Gleasman family provided consulting services to the Company. Amounts charged to operations for the year ended December 31, 1997 and for the period ended December 31, 1996 were approximately $55,000 and $18,000, respectively. During 2001, the Company issued 126,667 shares of common stock in settlement of $665,000 of accrued expenses for consulting services. On April 15, 2002, the Gleasman family agreed not to demand payment of amounts accrued as of December 31, 2001 under their consulting agreements until on or after January 1, 2003. Accordingly, such amounts have been shown as long-term.

[2]

During the year ended December 31, 2001, the Company engaged the services of a partnership for which 3 of the officers are partners, prior to naming the 3 individuals as officers of the Company. Included in operations is $667,000 for consulting services performed by the partnership. At December 31, 2001, such partnership is owed approximately $380,000 which is included in accounts payable.

[3]

During each of the three years ended December 31, 2001 a stockholder provided space and services to the Company at no charge. The fair value of such space and services amounted to $15,000 in each year and was treated as a capital contribution and expensed.

[4]	During the year ended December 31, 2000 the Company issued to a director 2,282 shares of common stock, under the business consultants stock plan (Note I[4]) for services rendered as patent counsel.

Note F - Income Taxes

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

At December 31, 2001, the Company has available $4,240,000 of net operating loss carryforwards to offset future taxable income tax expiring through 2021.

At December 31, 2001, the Company has a deferred tax asset of approximately $1,666,000 representing the benefits of its net operating loss carryforward and a deferred tax asset of $3,296,000 from temporary differences, principally stock options not currently deductible and certain operating expenses which have been capitalized as start-up costs for federal income tax purposes. The total of these deferred tax assets has been fully reserved by a valuation allowance since realization of their benefit is uncertain.
F-10

TORVEC, INC.
(a development stage company)
Notes to Financial Statements
December 31, 2001

Note F - Income Taxes (continued)

A reconciliation between the actual income tax benefit and income taxes computed by applying the federal income tax rate of 34% to the net loss is as follows:

Year Ended December 31, _______________________ 2001 2000
Computed federal income tax benefit at 34% rate State tax benefit, net of federal tax benefit Nondeductible expenses Valuation allowance	$ (1,316,000) (204,000) 66,000 1,454,000 $ 0	$ (807,000) (125,000) 33,000 899,000 $ 0

Note G - Accounts Payable and Accrued Expenses

At , accounts payable and accrued expenses consist of the following:

Professional fees Accrued payroll [Note K] Trade payables(including $380,000 due to a related party Note E[2])	$ 228,000 393,000 600,000 $ 1,221,000

Note H - Loan Payable - Stockholders, Officer and Other

During 2001, a stockholder loaned the Company $50,000 bearing interest at 7.5% and has no repayment terms. Included in accounts payable is approximately $2,000 of accrued interest. During 2001, certain officers and stockholders loaned the Company $109,000 which are noninterest bearing and have no stated repayment terms.

During 1998, the Company purchased a vehicle as a prototype. The vehicle is collateral for a loan. The loan is payable in monthly installments of principal and interest (at 10.13% per annum) of approximately $610 through March 2003.

At the net book value of the prototype vehicle was approximately $11,000.

Total future principal payments under the loan are as follows:

2002 2003	$ 7,000 2,000 $ 9,000
F-11

TORVEC, INC.
(a development stage company)
Notes to Financial Statements
December 31,

Note I - Stockholders' Equity
[1]

Private placement:

On May 11, 1998 the Company initiated a private placement of its common stock at $5.00 per share. On September 21, 1998 the Company increased the offering price to $10.00 per share. The Company received net proceeds of $550,000, $1,230,000 (of which $507,000 was received from the Gleasman family), $758,000, $1,068,000 and $331,000 from private placements for the years ended December 31, 2000, 1999, 1998 and 1997 and for the period ended December 31, 1996, respectively.

[2]

Consultant:

In February 1997, the Company entered into a three-year agreement with a consultant (the "Consultant") whereby the Consultant will provide financial consulting services and assistance in obtaining financing as well as other services. In consideration thereof, employees of the Consultant received an aggregate of 1,000,000 shares of common stock for $50. The Company valued the shares of common stock at $1.50 per share.

In April 1997, the Company granted an aggregate of 500,000 warrants to five employees of the Consultant. The warrants are exercisable into common stock at the initial public offering (the "IPO") price and are exercisable for five years from the date the Company's IPO is declared effective (the "warrant term"). However, if fifty percent or more of either the Company's assets or its common stock is acquired by another entity or group during the warrant term, the exercise price shall be $1.50. The Company will record a charge to operations representing the fair value of the warrants when the IPO is declared effective.

On February 10, 1999, the Company entered into a one-year agreement with two consultants to provide financial and public relation services. In connection therewith, 375,000 of previously granted warrants were cancelled and the Company granted 375,000 options at an exercise price of $5.00 exercisable immediately through February 10, 2004. The Company valued these options at $2,780,000 using the Black-Scholes option-pricing model with the following weighted average assumptions for the year ended December 31, 1999: risk free interest rate of 5%, dividend yield 0%, volatility 40% and expected life for options granted of 5 years. These options will be charged to operations over the term of the consulting agreement. In February 1999, 21,000 of such options were exercised.

[3]

Stock option plan:

In December 1997, the Board of Directors of the Company approved a Stock Option Plan (the "Plan") which provides for the granting of up to 2,000,000 shares of common stock, pursuant to which officers, directors, key employees and key consultants/advisors are eligible to receive incentive, nonstatutory or reload stock options. Options granted under the Plan are exercisable for a period of up to 10 years from date of grant at an exercise price which is not less than the fair value on date of grant, except that the exercise period of options granted to a stockholder owning more than 10% of the outstanding capital stock may not exceed five years and their exercise price may not be less than 110% of the fair value of the common stock at date of grant. Options may vest over five years.

In connection with certain consulting agreements (see Note E[1]), the Company granted an aggregate of 75,000 nonqualified options to purchase common stock under the Plan at an exercise price of $5.00 per share. The options vest 20% per annum and are exercisable through November 30, 2007. The Company valued these options at $234,000 using the Black-Scholes option-pricing model with the following weighted average assumptions for the year ended December 31, 1997: risk-free interest rate of 5.91%, dividend yield 0%, volatility 40% and expected life for options granted of 10 years. The options are being amortized over the term of the consulting agreements.

F-12

TORVEC, INC.
(a development stage company)
Notes to Financial Statements
December 31,

Note I - Stockholders' Equity (continued)
[3]

Stock option plan: (continued)

In August 2001, the Company granted 100,000 options to an officer in his capacity as consultant CFO at $5.00 per share exercisable immediately. In connection therewith, the Company recorded a stock compensation change of $398,000. The term of the option granted shall be for a period of 10 years

A summary of options granted under the Plan are as follows:

Year Ended December 31, 2001 2000
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercie Price
Outstanding at beginning of year Granted Outstanding at end of year Options exercisable at year end Weighted average fair value of options granted during the year	455,000 550,000 1,005,000 915,250 $4.10	$ 5.00 5.00 5.00 5.00	455,000 455,000 273,000	$ 5.00 5.00 5.00

At December 31, 2001, 995,000 options are available for future grants under the Plan.

The following table represents information relating to stock options outstanding at December 31, 2001 (all of which have an exercise price of $5.00):

Options Outstanding			Options Exercisable
Shares	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Shares	Weighted Average Exercise Price

1,005,000	$5.00	8.3	915,250	$5.00

The fair value of options at date of grant was estimated using the Black-Scholes option-pricing model utilizing the following assumptions:

Year Ended December 31, 2001
Risk-free interest rates Expected options life in years Expected stock price volatility Expected dividend yield	4.84 - 5.75% 10 1.49 0

F-13

TORVEC, INC.
(a development stage company)
Notes to Financial Statements
December 31,

Note I - Stockholders' Equity (continued)
[3]

Stock option plan: (continued)

The Company applies APB No. 25 and related interpretations in accounting for its employee stock options. Had compensation cost for the Company's stock options been determined based upon the fair value of awards under the Plan consistent with the methodology prescribed under SFAS No. 123, the Company's pro forma net loss and pro forma net loss per share would be as follows:

Year Ended December 31, 2001 2000
Pro forma net loss Pro forma basic and diluted net loss per share	$ 5,843,000 ($0.26)	$ 2,486,000 ($0.12)

[4]

Business consultant stock plan:

In June 1999, the Company adopted the Business Consultant Stock Plan, as amended (the "Stock Plan"). The plan provides for up to 1,500,000 shares of common stock to be issued from time to time to consultants in exchange for services. For the years ended December 31, 2001, and 1999 361,100, 196,259 and 45,351 shares were issued, respectively, to consultants and third parties in exchange for services and amounts owed to them. During the years ended December 31, 2001 and 2000 the Company charged $1,011,000 and $840,000, respectively, to operations in connection with the share issuances. At December 31, 2001, 897,290 shares are available for future grants under the Plan.

[5]

Noncash transaction:

During 1998, the Company granted 1,000 shares of common stock, valued at $3.00 per share, for services provided. During 1997, the Company granted 12,000 and 2,000 shares of common stock for services provided. The Company valued the shares at their fair value of $1.50 and $3.00 per share, respectively.

[6]

Equity funding commitment:

On September 5, 2000, the Company entered into an agreement with Swartz Private Equity, LLC ("Swartz") pursuant to which Swartz granted to the Company a $50,000,000 equity funding commitment which continues for a period of thirty-six months. The agreement provides that from time to time, at the Company's request, Swartz will purchase from the Company that number of the Company's common shares equal to 15% of the number of shares traded on the market in the 20 business days after the start of the requested purchase. The purchase price will be the lesser of, 91% of the average market price during that 20 day period or such market price minus $0.20. Swartz will not be required to purchase at any one time shares having a value in excess of $2,000,000. If the Company is in need of funds, the Company may make additional requests at intervals of approximately 30 days.

As a commitment fee, the Company granted to Swartz commitment warrants to purchase 960,101 shares of the Company's common stock which warrants can be exercised at $3.63 per share through August 15, 2005. The total number of commitment warrants is subject to antidilution provisions. The warrant exercise price is reset to the lowest closing price of the Company's common stock during the five trading days ending on each six month anniversary of warrant issue date.

F-14

TORVEC, INC.
(a development stage company)
Notes to Financial Statements
December 31,

Note I - Stockholders' Equity (continued)
[6]

Equity funding commitment: (continued)

In addition to the commitment warrants referred to above, Swartz will be issued a warrant to purchase one share of common stock of the Company for every ten shares that it purchases pursuant to the agreement. These purchase warrants will initially be exercisable at 110% of the market price of the shares simultaneously purchased by Swartz, subject to the same reset provisions as govern the commitment warrants. In connection therewith the Company has reserved 367,263 shares of common stock and at December 31, 2001, Swartz has been granted warrants as follows:

Shares	Weighted Average Exercise Price	Weighted Average Remaining Life in Years
3,674 5,986 4,204 13,864	$ 1.10 3.97 2.02 2.62	4.0 4.2 4.8 4.4

Swartz has been granted a right of first refusal to handle future financings for the Company. However, that right continues only during the period of the commitment and the commitment can be terminated at any time upon paying a termination fee to Swartz. The termination fee is a maximum of $200,000 and may be less dependent upon the amount of financing which has been provided by Swartz prior to the termination. Under the terms of the agreement, in event the Company fails to put to Swartz $1,000,000 of common stock during each six month period of the equity line term, the Company shall pay a non usage fee equal to $100,000, less 10% of the dollar amount put to Swartz during the six month period. As of December 2001, the Company has obtained a waiver of such penalties.

The Company has agreed to reserve 5,000,000 common shares for sale pursuant to this agreement. During 2001 and 2000, 100,000 and 100,000 shares of common stock had been issued under the agreement of which 101,910 and 36,735 were put, respectively under the agreement. The Company received proceeds in the amount of $324,210 and $108,644 for the years ended December 31, 2001 and 2000, respectively.

Note J - Commitments, Contingency and Other Matter

[1]

Employment agreements:

The Company has entered into three employment agreements with stockholders for a period of three years, commencing on the first day of the month in which the Company receives the proceeds from an IPO. Two agreements each provide for salaries of $150,000 per year. The third agreement provides for a salary of $240,000 in the first year, $252,000 in the second year and $264,000 in the third year and provides for a minimum bonus of $15,000 per quarter for the duration of the agreement. Effective August 1, 2001 such employment agreements were terminated. However, options previously granted pursuant to those agreements remain in effect. No compensation charge has been reflected related to their change in status since the individuals were also members of the board of directors.

F-15

TORVEC, INC.
(a development stage company)
Notes to Financial Statements
December 31,

Note J - Commitments, Contingency and Other Matter
[1]

Employment agreements: (continued)

On August 1, 2001, the Company entered into three-year employment agreements with its Chief Executive Officer and Chief Operating Officer. The employment agreements provide for annual base salary of $240,000 pro rated for calendar 2001 and increasing thereafter by $20,000 per annum. In addition, the agreements provide for an annual bonus of $60,000 for calendar year 2001 and increasing thereafter by $60,000 per annum. On September 1, 2001 the Company entered into a three-year employment agreement with its Vice President - Manufacturing. The employment agreement provides for annual base salary of $144,000 pro rated for calendar year 2001 and increasing by $16,000 for calendar year 2002, and increasing thereafter by $30,000 per annum. In addition, the agreement provides for annual bonuses of $25,000, $40,000 and $50,000 for calendar years 2001, 2002 and 2003 respectively.

The Company may pay all compensation under these agreements either in cash or common stock as determined by the Board of Directors. In connection with these agreements, the Company granted 450,000 options at $5.00 per share. The term of the options granted shall be for a period of 10 years and vest immediately.

[2]

Variable Gear, LLC

In June 2000, the Company sold 100,000 shares of common stock to a stockholder for $5.00 per share and granted an exclusive world-wide license of all its technology to Variable Gear, LLC ("Variable Gear") (an entity owned 51% by the stockholder) for the aeronautical and marine markets. Variable Gear is to pay the Company a royalty of 4% of the gross selling price of products incorporating the technology and 49% of compensation received with respect to sublicense income through January 1, 2008. The Company owns the remaining 49% of Variable Gear. The Company does not share in any profit or losses in this entity. On January 1, 2008, the Company is required to purchase the membership interest of the stockholder at the then fair market value as defined. At December 31, 2001 such fair value cannot yet be reasonably determined.

The market price of the Company's stock at the date of the transaction was $3.50. Accordingly, $1.50 per share has been allocated to the license agreement. The license revenue of $150,000 is classified as deferred revenue in accordance with Staff Accounting Bulletin 101.

[3]

Arbitration:

During 1997 certain members of the Gleasman family were named in a lawsuit seeking monetary damages relating to the development of certain technology and related matters. The court stayed all aspects of the litigation and directed that the parties arbitrate such matters in dispute. The arbitration proceedings were conducted during 1998 and a decision on this matter was rendered in April 1999. The arbitrator issued a nonappealable decision which determined that the Gleasmans exclusively owned all the patents and the patents are exclusive patents of the Company. The arbitrator's decision also awarded the sum of $863,000 to be paid to McElroy Manufacturing, Inc. ("McElroy") by the Gleasmans out of royalties which they may receive and awarded McElroy a 20% interest in all royalties and other sums received by the Gleasmans. The Company was not a party to the arbitration.

In June 1999, McElroy filed an amended complaint in the United States District Court for the Northern District of Oklahoma seeking correction of the inventorship of the subject patents and that the Gleasmans immediately reimburse McElroy for its expense in the amount of $863,000 plus interest. In addition McElroy has demanded that the Company pay out of proceeds generated by sale of its stock the sums demanded of the Gleasmans.

F-16

TORVEC, INC.
(a development stage company)
Notes to Financial Statements
December 31,

Note J - Commitments, Contingency and Other Matter (continued)
[3]

Arbitration: (continued)

In March 2000, the Court remanded the case to the arbitrator to clarify certain ambiguities regarding the payment and terms of the April 1999 decision. In July 2000, the arbitrator issued an "Addendum and clarification Memorandum" awarding $360,000 to McElroy in partial reimbursement of its expenses. This amount is to be paid by Vernon and Keith Gleasman, not the Company.

Vernon and Keith Gleasman made an application to the arbitrator to vacate so much of the addendum which related to the payment of $360,000 to McElroy and, if the application to vacate was not granted, to reopen the hearing before the arbitrator to allow Vernon and Keith Gleasman to introduce additional evidence regarding their expenses.

In September 2000, the arbitrator denied in all respects Vernon and Keith Gleasman's application to vacate so much of the addendum as it relates to the payment of $360,000 or, in the alternative, to reopen the hearing to allow them to introduce additional evidence regarding their expenses.

On March 23, 2001, the Court confirmed the arbitrator's award against Vernon and Keith Gleasman for McElroy's expense reimbursement in the amount of $360,000. The Court stayed enforcement of the award until the court resolved a question. As a condition for the stay, Vernon and Keith Gleasman deposited $423,000 (including $63,000 interest) with the Court.

On September 24, 2001, the Court confirmed the award against Vernon and Keith Gleasman.

In a related matter, the Company, together with the Gleasmans, commenced an action in November 2000 in the United States District Court for the Northern District of Oklahoma against McElroy. The complaint sets forth five causes of action against McElroy. McElroy brought a motion to dismiss the complaint arguing that the action constituted an impermissible collateral attack on a previous arbitration and that the issues presented had already been determined in arbitration. The motion to dismiss was granted on one of the causes, but denied on the remaining causes. The case is currently in discovery phase, and the trial with jury selection is scheduled to begin on August 22, 2002.

Note K - Subsequent Events

In January 2002, the Company has authorized the sale of up to 2,000,000 shares of its Series A Non-Voting Cumulative Convertible Preferred Stock ("Series A"). Through March 31, 2002, the Company has sold 38,500 shares at $4.00 per share of its Series A in a private placement offering for approximately $154,000 in net cash proceeds. Each share of Series A is convertible into one share of voting common stock and entitles the holder to dividends, accruing at $.40 per share. The holder has the right to convert after one year subject to Board approval. In connection therewith, for every $100,000 (less 8% commission) raised by the Placement Agent, the Company will issue 5,000 common stock warrants up to a maximum of 250,000 warrants. The warrant is exercisable at the earliest of July 30, 2002 or the raising of $5,000,000 at the then market price. If $5,000,000 is raised, the Company will issue the Placement Agent a common stock warrant for the difference between the number of Class A preferred shares sold and 2,000,000.

In March 2002, the company issued 385,000 common shares and 38,500 warrants in connection with a put option exercised. The company received approximately $385,000 in proceeds.
F-17

TORVEC, INC.
(a development stage company)
Notes to Financial Statements
December 31,

Note K - Subsequent Events (continued)

Effective March 31, 2002, the Company entered into an agreement with the Chief Executive Officer, Chief Operating Officer and Vice President - Manufacturing (collectively "individuals") which provides for among other things:

o	Payment of amounts owing under employment agreements aggregating $633,001 in either cash or the issuance of 448, 865 warrants to purchase common stock at an exercise price of $.01.

o	Termination of such employment agreements and resignation as officers of the Company.

o	The issuance of 2,000,000 common shares of Ice to the individuals representing approximately a 28% interest.

o

Execution of employment agreements by Ice with individuals, substantially similar to that previously executed. Such amounts due under these employment agreements can be paid in cash or stock of Ice at the discretion of the board of Ice.

o	Payment of out-of-pocket expenses aggregating $66,745 in cash to individuals.

o

Payment of $269,260 for services performed by a related entity of individuals. Such payment to be made in cash or stock. If payment is made in common stock and the amount realized on ultimate sale of common stock is less than $269,260, additional shares shall be issued and if amount received is greater than $269,260, such excess shall be returned to the Company.

On April 2, 2002 the principal of a loan in the amount of $50,000 was satisfied with 35,461 shares of common stock at the fair market value of such shares on such date.

On April 15, 2002 the company issued 1,000,000 warrants to purchase common stock at prices ranging from $.30 to $.75 to a new chairman of the board of directors and chief executive officer.

F-18

TORVEC, INC.
(a development stage company)
CONDENSED BALANCE SHEET
	March 31, 2002 (Unaudited)	December 31, 2001
ASSETS CURRENT ASSETS: Cash Stock subscriptions receivable (subsequently collected)	$30,000 285,000	$ 13,000 0
Total Current Assets	315,000	13,000

PROPERTY AND EQUIPMENT: Office equipment Transportation equipment	12,000 53,000	12,000 53,000
LESS: ACCUMULATED DEPRECIATION	65,000 52,000	65,000 (49,000)
Net equipment	13,000	16,000

LICENSE, net of accumulated amortization of $226,000 and $184,000, respectively	3,035,000	3,077,000

Total Assets	$ 3,363,000	$ 3,106,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable and accrued expenses
     Current maturities of long-term debt
     Loans payable-stockholders and officers
     Consulting fees payable to related parties

          Total Current Liabilities

	$521,000 8,000 92,000 483,000 1,104,000	$1,221,000 7,000 159,000 1,387,000

LONG-TERM LIABILITIES Consulting fees payable to related parties Long-term debt, net of current maturities Deferred revenue-long term	0 0 150,000 1,254,000	370,000 2,000 150,000 1,909,000
COMMITMENTS AND CONTINGENCIES MINORITY INTEREST	850,000	0

STOCKHOLDERS' EQUITY
     Series A Non-voting Cumulative Preferred Stock, $.01 par value,
          100,000,000 shares authorized, 38,500 issued and
          outstanding at March 31, 2002
     Common stock, $.01 par value, 40,000,000 shares authorized,
          24,088,884 (including 78,355 shares subject to put option)
          and 23,139,838 (including 61,355 shares subject to put option)
          issued and outstanding at March 31, 2002 and
          December 31, 2001, respectively
Additional paid-in capital
Deficit accumulated during the development stage

          Total Stockholders' Equity

Total Liabilities and Stockholder's Equity

	0 240,000 17,003,000 (15,984,000) __________ 1,259,000 $ 3,363,000	0 231,000 15,532,000 (14,566,000) __________ 1,197,000 $ 3,106,000
See Notes to Financial Statements 82		F-19

TORVEC, INC.
(a development stage company)
CONDENSED STATEMENTS OF OPERATIONS
	Three Months Ended March 31, 2002	Three Months Ended March 31, 2001	September 25, 1996 (Inception) Through March 31, 2001
COST AND EXPENSES: Research and development General and administrative	$ 513,000 905,000	$ 294,000 243,000	$ 4,847,000 11,137,000

Net loss	$1,418,000	$ 537,000	$ 15,984,000

Basic and Diluted Loss Per Share	($0.06)	($0.02)

Weighted average number of shares of common stock - basic and diluted	23,407,000	22,525,000

See independent auditors' report and notes to financial statements	F-20

TORVEC, INC.
(a development stage company)
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Three Months Ended March 31, 2002	Three Months Ended March 31, 2001	September 25, 1996 (Inception) Through March 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss
   Adjustments to reconcile net loss
    to net cash used in operating activities:
         Depreciation and amortization
         Compensation expense attributable to common
             stock in subsidiary and common stock options
         Common stock issued for services
         Contribution of services
         Changes in other current assets
            and current liabilities:
            Prepaid expenses
            Accounts payable and accrued expenses
            Increase in deferred revenue

               Net cash provided by (used in) operating activities

	($1,418,000) 45,000 618,000 552,000 0 0 46,000 0 (157,000)	($537,000) 45,000 0 88,000 0 40,000 105,000 0 (259,000)	$ (15,984,000) 278,000 5,529,000 3,140,000 84,000 160,000 2,302,000 150,000 (4,341,000)

CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment Cost of acquisition Net cash provided by (used in) investing activities	0 0 0	0 0 0	(65,000) (16,000) (81,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sales of preferred stock, common stock and
      exercise of options
   Proceeds from long-term borrowings
   Repayment of long-term debt
   Proceeds from (repayments of) stockholders' loans-net
   Distributions

               Net cash provided by financing activities

	242,000 0 (1,000) (67,000) 0 174,000	268,000 0 (2,000) 0 0 266,000	4,717,000 29,000 (21,000) 92,000 (365,000) 4,452,000

NET INCREASE (DECREASE) IN CASH CASH - BEGINNING OF PERIOD CASH - END OF PERIOD	17,000 13,000 $30,000	7,000 34,000 $41,000	30,000 0 $30,000

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock in settlement of liabilities Cash paid for interest	$633,000 $0	$0
See Notes to Financial Statements	F-21

TORVEC, INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2002

Note 1 Financial Statement Presentation

The information contained herein with respect to the three month periods ended March 31, 2002 and March 31, 2001 and the period from September 25, 1996 (inception) through March 31, 2002 has not been audited but was prepared in conformity with generally accepted accounting principles for interim financial information and instructions for 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the condensed financial statements do not include all information and footnotes required by generally accepted accounting principles for financial statements. Included are ordinary adjustments, which in the opinion of management are necessary for a fair presentation of the financial information for the three and nine month periods ended March 31, 2001, and since inception. The results are not necessarily indicative of results to be expected for the year.

For the period from inception through March 31, 2001, the Company has accumulated a deficit of $15,984,000, has a working capital deficiency of $789,000 and has been dependent upon equity financing, loans from shareholders and the exchange of stock for services to meet its obligations and sustain operations. The Company is in the development stage and its efforts have been principally devoted to research and development, raising capital and marketing of principal products. Substantial additional financing will be required by the Company to fund its activities.

Note 2 The Company

Torvec, Inc. (the Company) was incorporated in New York on September 25, 1996. The Company, which is in the development stage, specializes in automotive technology.

On November 29, 2000 the Company acquired Ice Surface Development, Inc. ("Ice"). Ice, which is also in the development stages, has a license and technology associated with ice removal and adhesion. On March 31, 2002 the Company granted 28% of Ice to three former officers of Torvec, Inc. in exchange for forfeiting of the previously granted fully vested options. The exchange was valued at $618,000 based upon the value of the options forfeited at March 31, 2002. The difference between the Company's share of the deemed proceeds of $618,000 and the carrying about of the portion of the Company's investment deemed sold is reflected as a gain or loss in the consolidated statements Stockholders' Equity.

F-22

TORVEC, INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2002

Note 3 Summary of Significant Accounting Policies

Consolidation

The financial statements include the accounts of the Company and its subsidiary, Ice as at March 31, 2002 and December 31, 2001, and from the date of its acquisition. All material intercompany transactions and account balances have been eliminated in consolidation.

Equipment

Equipment is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the useful lives of the assets.

Research, Development and Patents

Research, development costs and patent expenses are charged to operations as incurred.

License

The license is being amortized over its remaining life of approximately 19 years, which correlates to an underlying patent.

Revenue Recognition

Revenue in connection with the granting of license to Variable Gear LLC is to be recognized when all conditions specified under recent accounting standards have been met. Generally, revenue is only recorded when no future performance is required related to the item.

Note 4 Common and Preferred Stock

In January 2002, the Company authorized the sale of up to 2,000,000 shares of its Series A Non-Voting Cumulative Convertible Preferred Stock ("Series A"). Through March 31, 2002, the Company has sold 38,500 shares at $4.00 per share of its Series A in a private placement offering for approximately $142,000 in net cash proceeds. Each share of Series A is convertible into one share of voting common stock and entitles the holder to dividends accruing at $.40 per share. The holder has the right to convert after one year subject to Board approval.

F-23

TORVEC, INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2002

Note 4 Common and Preferred Stock continued

In March 2002, the Company issued 423,000 common shares and 42,300 warrants in connection with a put option exercised for an aggregate net proceeds of $385,000. The Company received $100,000 in proceeds during the quarter ending March 31, 2002, and the balance was subsequently received.

Note 5 Related Party Transactions

The Company has entered into consulting agreements with members of the Gleasman family. Included in research and development and general and administrative expenses for the periods ending March 31, 2002 and March 31, 2001 is $112,500 and $112,500 respectively for consulting expenses.

Effective March 31, 2002, the Company entered into an agreement with the Chief Executive Officer, Chief Operative Officer and Vice President - Manufacturing (collectively "individuals") which provides for among other things:

Payments of amounts owing under employment agreements aggregating $633,001 through the issuance of 448,865 warrants to purchase common stock at an exercise price of $.01. (See Note 10)

Termination of such employment agreements and resignation as officers of the Company. (See Note 10)

The issuance of 2,000,000 common shares of Ice to the individuals representing approximately a 28% interest. (See Note 2)

Execution of employment agreements by Ice with individuals,
substantially similar to that previously executed. Such amounts due under these employment agreements can be paid in cash or stock of Ice at the discretions of the board of Ice. (See Note 10)

Payments of out-of-pocket expenses aggregating $66,745 in cash to individuals.

F-24

TORVEC, INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2002

Note 5 Related Party Transactions continued

Payment of $269,260 for services performed by a related entity of individuals.
Such payment to be made in cash or stock. If the payment is made in common stock and amount realized on ultimate sale of common stock is less than the
$269,260, additional shares shall be issued and if amount received is greater than
$269,260 such excess shall be refunded to the Company. This amount is included in accounts payable at March 31, 2002.

Note 6 Long-Term Debt

Long-term debt at March 31, 2002 consisted of a note payable in monthly installments of $610 including interest at 10.13% through March, 2003. The note is secured by transportation equipment.

Note 7 Consultant Stock Plan and Option Plan

The Company's Business Consultant Stock Plan as amended, ("the Plan") provides for the granting of 1,500,000 shares of the Company's $.01 par value stock, which may be issued from time to time to business consultants and advisors.

For the three months ended March 31, 2002, 509,046 shares were issued under the Plan to consultants in exchange for services and amounts owed to these consultants. The shares were valued at the market value of the shares at the date of issuance and approximated $552,000.

Note 8 Subsequent Events

On April 2, 2002 the principal of a loan in the amount of $50,000 was satisfied with 35,461 shares of common stock at the fair market value of such shares on such date.

On April 15, 2002 the Company issued 1,000,000 warrants to purchase common stock at prices ranging from $.30 to $.75 to a new chairman of the board of directors and chief executive officer. Such warrants are exercisable as follows: 500,000 immediately and 500,000 upon the sale of the Company or any of its inventions. On April 16, 2002, 250,000 warrants were exercised for $.30. The Company will record a charge for the difference between the then fair market value and the exercise price on the measurement date.

F-25

TORVEC, INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2002

Note 9 Litigation

The Company's Lawsuits

On November 14, 2000, the company joined with Vernon and Keith Gleasman, as plaintiffs, in filing a lawsuit against McElroy Manufacturing, Inc., Arthur H. McElroy, II and Tri-Mc (collectively, "MMI") in the United States District Court for the Northern District of Oklahoma.

Management believes that MMI is liable to the plaintiffs for considerable compensatory and punitive damages in an amount to be determined at trial. The plaintiffs have demanded a jury trial with respect to this litigation.

On January 2, 2001, MMI moved to dismiss the plaintiffs' complaint. On September 24, 2001 the Court denied MMI's motion and allowed the case to proceed to trial.

Note 10 Employment Agreements

Certain employment agreements dated February 6, 1998 were terminated effective August 1, 2001. However, options previously granted pursuant to those agreements remain in effect.

On August 1, 2001, the Company entered into three-year employment agreements with Michael Martindale and Jacob Brooks as Chief Executive Officer and Chief Operating Officer respectively. The employment agreements provide for annual base salary of $240,000 for the remainder of calendar 2001 and increasing thereafter by $20,000 per annum. In addition, the agreements provide for an annual bonus of $60,000 for the remainder of calendar year 2001 and increasing thereafter by $60,000 per annum. On September 1, 2001 the Company entered into a three-year employment agreement with David Marshall as Vice President - Manufacturing. The employment agreement provides for annual base salary of $144,000 for the remainder of calendar 2001 and increasing by $16,000 for calendar year 2002, and increasing thereafter by $30,000 per annum. In addition, the agreement provides for an annual bonuses of $25,000, $40,000 and $50,000 for calendar years 2001, 2002 and 2003 respectively.

As of March 31, 2002, the Company entered into an agreement with the officers to terminate their employment effective immediately, and all amounts under accrued compensation was exchanged for a warrant. New employment were executed for these individuals on March 31, 2002. (See Note 5)

F-26

TORVEC, INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2002

Note 11 Variable Gear LLC

On January 1, 2008, the Company is required to purchase the 51% membership interest it does not own in Variable Gear LLC at the then fair market value as defined. At March 31, 2002 such fair market value cannot yet be reasonably estimated.
F-27

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The following table of contents has been designed to help you find important information contained in this prospectus. We have included subheadings to aid you in searching for particular information you might want to return to. We encourage you to read the entire prospectus.

Table of Contents

Prospectus Summary
           About our Company
           About our Investment Agreement with Swartz
           About our Consulting Agreements with PMC Direct Corp.
              and Marquis Capital, LLC
          Certain Key Facts
Risk Factors
The Company
                Description of Business
                     History and Development of Torvec Inventions
                     Our Patented Automotive Properties
                     Our Patented Ice Technology
                     Current Status of Product Development
                     Business Development and Commercialization
                         of Products
                     Competition and Market Acceptance
                Description of Property
                Plan of Operation
                Legal Proceedings
                Use of Proceeds
Directors and Officers
           Business Experience
           Family Relationships
           Section 16 (a) Beneficial Ownership Reporting Compliance
           Indemnification
Executive Compensation
          1998 Stock Option Plan
          Business Consultants Stock Plan
Security Ownership of Management and Beneficial Owners
Certain Relationships and Transactions
Market Information
Description of Securities
Sales to Swartz
          Swartz Investment Agreement
                Overview
                Put Rights
                Purchase Warrants
                Limitations and Conditions Precedent to our
                          Put Rights
                Short Sales
                Cancellation of Puts
                Shareholder Approval
                Termination of Investment Agreement
                Restrictive Covenants
                Right of First Refusal
                Swartz's Right of Indemnification
                Commitment Payments
Swartz and Consultants as Selling Shareholders
Swartz Plan of Distribution
Consultants Plan of Distribution
Legal Matters
Experts
Additional Information
Financial Information

4 4 5 7 7 8 18 18 18 19 21 22 23 24 25 25 29 30 32 33 36 36 36 37 41 42 42 45 46 48 57 57 57 57 57 58 58 58 58 58 59 59 59 59 59 61 61 62 63 63 64	5,354,000 SHARES OF COMMON STOCK TORVEC, INC. MAY 13, 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the provisions of the Certificate of Incorporation and By-Laws of the Registrant, each person who is or was a director or officer of Registrant shall be indemnified by the Registrant as of right to the full extent permitted or authorized by the Business Corporations Law of New York. The following provisions, taken from the company's By-Laws Article XI, provide all of the rules governing indemnification of the company 's officers and directors:

"1.	GENERALLY

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or his testator or intestate (a) is or was a director or officer of the Corporation or (b) is or was a director or officer of the Corporation who serves or served, in any capacity, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation (hereinafter an "Indemnitee"), shall be indemnified and held harmless by the Corporation against all expense, liability and loss including ERISA excise taxes or penalties, judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have given its prior consent to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees suffered or incurred by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee's heirs and fiduciaries; provided, however, that no indemnification may be made to or on behalf of any director or officer if his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or otherwise disposed of, or he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Notwithstanding the foregoing, except as contemplated by Section 3 hereof, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

2.	ADVANCEMENT OF EXPENSES

All expenses reasonably incurred by an Indemnitee in connection with a threatened or actual proceeding with respect to which any such Indemnitee is or may be entitled to indemnification under this Article shall be advanced to him or promptly reimbursed by the Corporation in advance of the final disposition of such proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled. Such person shall cooperate in good faith with any request by the Corporation that common counsel be used by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to an actual or potential conflict of interest.

3.	PROCEDURE FOR INDEMNIFICATION

(a)

Not later than thirty (30) days following final disposition of a proceeding with respect to which the Corporation has received written request by an Indemnitee for indemnification pursuant to this Article or with respect to which there has been an advancement of expenses pursuant to Section 2 of this Article, if such indemnification has not been ordered by a court, the Board of Directors shall meet and find whether the Indemnitee met the standard of conduct set forth in Section 1 of this Article, and, if it finds that he did, or to the extent it so finds, shall authorize such indemnification.

(b)

Such standard shall be found to have been met unless (i) a judgment or other final adjudication adverse to the Indemnitee established that the standard of conduct set forth in Section 1 of this Article was not met, or (ii) if the proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnitee and would have established that the standard of conduct set forth in Section 1 of this Article was not met.

(c)

If the Board fails or is unable to make the determination called for by paragraph (a) of this Section 3, or if indemnification is denied, in whole or in part, because of an adverse finding by the Board, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action, inaction or inability of the Board shall in no way affect the right of the Indemnitee to make application therefor in any court having jurisdiction thereof. In such action or proceeding, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the issue shall be whether the Indemnitee met the standard of conduct set forth in Section 1 of this Article, or whether the expenses were reasonable, as the case may be (not whether the finding of the Board with respect thereto was correct.) If the judgment or other final adjudication in such action or proceeding establishes that the Indemnitee met the standard set forth in Section 1 of this Article, or that the disallowed expenses were reasonable, or to the extent that it does, the Board shall then find such standard to have been met or the expenses to be reasonable, and shall grant such indemnification, and shall also grant to the Indemnitee indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded. Neither the failure of the Board to have made timely a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 1, nor an actual determination by the Board that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to indemnification, under this Article or otherwise, shall be on the Corporation.

	(d)	A finding by the Board pursuant to this Section 3 that the standard of conduct set forth in Section 1 of this Article has been met shall mean a finding of the Board or shareholders as provided by law.

4.	CONTRACTUAL ARTICLE

The rights conferred by this Article are contract rights which shall not be abrogated by any amendment or repeal of this Article with respect to events occurring prior to such amendment or repeal and shall, to the fullest extent permitted by law, be retroactive to events occurring prior to the adoption of this Article. No amendment of the Business Corporation Law, insofar as it reduces the permissible extent of the right of indemnification of an indemnitee under this Article, shall be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment irrespective of the date of any claim or legal action in respect thereto. This Article shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation's assets.

5.	NON-EXCLUSIVITY

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article. The Corporation is authorized to enter into agreements with any such person providing rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article, and the Corporation's shareholders and its Board of Directors are authorized to adopt, in their discretion, resolutions providing any such person with any such rights.

6.	INSURANCE

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or applicable law.

7.	INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee or agent of the Corporation with the same scope and effect as provided in this Article to directors and officers of the Corporation."

The company purchased a million dollar directors and officers liability insurance policy covering all of the company's officers and directors. In addition, James A. Gleasman and Keith E. Gleasman have agreed to personally indemnify Mr. Steenburgh for liabilities in excess of the company's directors and officers policy and any indemnification to which he otherwise may be entitled under the company's bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer relative to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, as a result, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Other Expenses of Issuance and Distribution.

          Other expenses in connection with the registration of the securities hereunder which will be paid by us will be substantially as follows:
Item	Amount Payable by Company *
SEC Registration Fees Accounting Fees and Expenses State Securities Laws (Blue Sky) Fees and Expenses Printing and Engraving Legal Fees Miscellaneous Total	$ 0 $ 30,000 $ 15,000 $ 25,000 $ 30,000 $ 2,500 $ 77,500

          *Represents an estimate for the purpose of this filing.

RECENT SALES OF UNREGISTERED SECURITIES.

               The following table provides information with respect to the sale of all "unregistered" and "restricted" securities sold by the company since its incorporation in September, 1996, which were not registered under the Securities Act of 1933, as amended:

(a)     Sale of Shares Upon Company's Formation

               Upon its formation on September 27, 1996, the company issued shares to the company's founders, members of its initial Board of Directors, its initial officers, and to consultants and advisors who had from time to time assisted the Gleasmans with the development of their products and who were interested in joining with them to form the company. The company claimed exemption from registration for these sales under Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. The names of the founders and the number of shares issued as founders shares are as follows:
Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Gleasman,Keith E.	9-27-96	1.0	Founder's Shares
Gleasman, Vernon E	9-27-96	5,488,133.0	Founder's Shares
Gleasman, Keith E.	9-27-96	5,488,133.0	Founder's Shares
Gleasman,James A.	9-27-96	5,488,133.0	Founder's Shares
Vogt, James M.	9-27-96	380,000.0	Founder's Shares
Polster, Morton A.	9-27-96	291,600.0	Founder's Shares
Oppenheimer, Robert, Voting Trustee	9-27-96	95,000.0	Founder's Shares
Jackson Investment	9-27-96	190,000.0	Founder's Shares
Sawyer, Lee	9-27-96	285,000.0	Founder's Shares
Cleaver, Derek	9-27-96	285,000.0	Founder's Shares
Martindale, Michael	9-27-96	190,000.0	Founder's Shares
Gleasman, David	9-27-96	95,000.0	Founder's Shares
Smith, Tim	9-27-96	47,500.0	Founder's Shares
McCracken, Peter	9-27-96	47,500.0	Founder's Shares
Neri, Joseph	9-27-96	95,000.0	Founder's Shares
Neri, Gerard J.	9-27-96	154,000.0	Founder's Shares
Dobbs, Herbert	9-27-96	380,000.0	Founder's Shares

(b)     November 18, 1996 Private Placement

          On November 18, 1996, the company initiated a private placement of up to 1,000,000 shares of its $.01 par value common stock to institutional investors or persons of substantial means or substantial income who qualified as accredited investors as defined by Rule 501 of Regulation D promulgated under the 1933 Securities Act. The first sale pursuant to this offering occurred on January 7, 1997 and the offering terminated on October 5, 1997.

          Based upon completed investor questionnaires received by the company in the offering, management believes all of the investors in this offering were either "accredited investors" as that term is defined under applicable federal and state securities laws, rules and regulations, or were persons who were by virtue of background, education and experience, either alone or through the aid and assistance of a personal representative, could accurately evaluate the risks and merits accordant to an investment of the securities of the company. Further, all such persons were provided with access to all material information regarding the company, prior to the offer or sale of these securities, and each had an opportunity to ask of and receive answers from directors, executive officers, attorneys and accountants for the company. The offers and sales of the foregoing securities are believed to be exempt from the registration requirements of Section 5 of the 1933 Act pursuant to Section 4(2) thereof, and pursuant to and in accordance with Regulation D, Rule 505 promulgated thereunder, and from similar states' securities laws, rules and regulations requiring the offer and sale of securities by available state exemptions from such registration.

               The names of the persons who purchased shares pursuant to the offering, date of sale, number of shares sold and amount paid are listed below Persons whom management reasonably believes, based upon completed questionnaires and interviews, are accredited investors are marked with an asterisk. Management reasonably believes, based upon completed questionnaires and interviews, that all 32 non-accredited investors, either alone or with their personal representatives, had such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their investment.
Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Post, John A. II *	1-7-97	3,000.0	4,500.00
Kettle, John *	1-7-97	2,000.0	3,500.00
Testa, David R.	1-7-97	4,000.0	6,000.00
Jordan, William E. and Janis E. *	1-7-97	10,000.0	15,000.00
Bauer, Gerard R. and Barbara *	1-7-97	2,800.0	4,200.00
Post, Jack E. *	1-7-97	10,000.0	15,000.00
Resch, David P. *	1-7-97	13,000.0	19,500.00
Lawson, Alfred C. and Audrey *	1-7-97	6,000.0	9,000.00
Gale, Diane L. *	1-7-97	10,000.0	15,000.00
Bonn, Kenneth Sr. *	1-7-97	5,000.0	7,500.00
Liberty Systems *	1-7-97	5,000.0	7,500.00
Warner, Greg *	1-7-97	20,000.0	30,000.00
Husser, John D. *	1-7-97	5,000.0	7,500.00
Bauer, Kimberly A. *	1-7-97	2,000.0	3,000.00
Tallo, Gerard A. and Sandra	1-7-97	4,500.0	6,750.00
Woodworth, Richard L. and Essie M.	1-7-97	3,334.0	5,001.00
Cook, Clark *	1-7-97	66,660.0	100,000.00
Brenner, Lloyd M. and Wyllo *	1-7-97	3,333.3	5,000.00
Miller, Gregory and Mary Ann *	1-7-97	2,500.0	3,750.00
Ellison, Deborah M.	1-7-97	3,333.0	5,000.00
Millet, Carol S. *	1-7-97	1,000.0	1,500.00
Millet, David J. *	1-7-97	7,000.0	10,500.00
Maker, Christine M.	1-7-97	2,000.0	3,000.00
Hampton, William R. and Shirley	1-7-97	6,666.0	10,000.00
DeManincor, Daniel and Donna	1-7-97	6,667.0	10,000.00
Visconte, Joseph J. and Diane M.	1-7-97	9,334.0	14,001.00
Visconte, Joseph D. and Irene M.	1-7-97	6,667.0	10,000.00
Lyles, James and Nancy *	2-5-97	5,000.0	7,500.00
Webster, Odgen H.	2-5-97	6,667.0	10,000.50
Gysel, Charles P. and Jeri *	2-5-97	3,333.3	5,000.00
Dailey, Kenneth P. and Marcia	2-5-97	6,666.0	10,000.00
Radford, Gary *	2-5-97	4,000.0	6,000.00
Schmidt, Stephen and Patricia *	2-5-97	4,600.0	6,900.00
Case, Theodore D. *	2-5-97	4,000.0	6,000.00
Mihevc, Mayda *	2-5-97	10,000.0	15,000.00
Hanson,James R. and Portia P. *	2-5-97	10,000.0	15,000.00
Williams, Fred *	2-5-97	2,000.0	3,000.00

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Miller, Michael T. *	2-5-97	2,000.0	3,000.00
Galusha, Gloria *	2-5-97	5,000.0	7,500.00
Weinstein, Eugene A. *	2-5-97	4,000.0	6,000.00
Nygard, Kirsten Erica *	2-5-97	700.0	1,050.00
Hubbard,Gary A. *	2-24-97	3,334.0	5,001.00
Schmidt,Stephen and Patricia *	2-24-97	1,666.0	2,500.00
Schmidt,Pete W. and Lorraine J. *	2-24-97	4,666.0	7,000.00
Gerace, Vincent J.	2-24-97	4,000.0	6,000.00
Warner, W. Greg *	2-24-97	20,000.0	30,000.00
Warner, W. Greg *	2-25-97	20,000.0	30,000.00
Sevene,Paul H. Jr. and Dalessando, Paul	2-25-97	1,334.0	2,001.00
Marvek Investments, Inc. *	2-25-97	10,667.0	16,000.50
Resch, David P. *	6-1-97	15,000.0	22,500.00
Marvek Investments *	6-1-97	15,000.0	22,500.00
Post, Jack E. *	6-1-97	5,000.0	15,000.00
Lawson, Alfred C. and Audrey F. *	6-1-97	2,500.0	7,500.00
Canan, Patricia L. *	6-1-97	2,500.0	7,500.00
Martin, Henry A. and Annabelle V. *	6-1-97	2,000.0	6,000.00
Polster, Keith A. and Theresa *	6-1-97	16,000.0	48,000.00
Polster, Evan D. *	6-1-97	2,000.0	6,000.00
Polster, Mark S. *	6-1-97	1,000.0	3,000.00
Runberg, Jon E. *	6-1-97	500.0	1,500.00
Sharpe, Joanne L. *	6-1-97	500.0	1,500.00
Sharpe, Larissa M. *	6-1-97	500.0	1,500.00
Hampton, William R. and Shirley *	6-1-97	1,667.0	5,000.00
Martindale, Michael and Dorothy *	6-1-97	16,000.0	48,000.00
Miller, Michael T. and Elizabeth J, *	6-1-97	1,000.0	3,000.00
Stendardo, Joseph G. and Ellicot, Laurie B.	6-1-97	3,500.0	10,500.00
Cook, Clark W. *	6-1-97	1,000.0	3,000.00
Ramsey, Christine E. *	6-1-97	1,000.0	3,000.00
Ramsey, Donald W. and Suzanne M. *	6-1-97	1,000.0	3,000.00
Miller, Gregory J. and Mary Ann	6-1-97	1,000.0	3,000.00
Weinstein, Eugene *	6-1-97	2,000.0	6,000.00
Post, John A. *	6-1-97	2,500.0	7,500.00
Radford, G. Gary and Patricia M. (Living Trust) *	6-1-97	1,000.0	3,000.00
Millet, David J. *	6-1-97	3,000.0	9,000.00
Runberg, Jon and Janet *	6-1-97	1,000.0	3,000.00
Maker, Christine	6-1-97	1,000.0	3,000.00
Siconolfi, Samuel A. and Mary	7-25-97	1,667.0	5,001.00
Siconolfi, Gary A.	7-25-97	6,667.0	20,000.00

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Flammia, James M. Sr.	7-25-97	1,667.0	5,001.00
Lunn, Robert J. and Paul L.	7-25-97	1,667.0	5,001.00
Alberti, Joseph	7-25-97	1,667.0	5,001.00
Gabel, Donald W. and Dora N.	7-25-97	5,000.0	7,500.00
R.L.T. Associates, Inc.	7-25-97	5,000.0	7,500.00
Elting, Arthur S. and Marilyn M. *	7-25-97	1,000.0	3,000.00
Dreyer, Charles *	7-25-97	1,000.0	3,000.00
Pastore, Carl P.	7-25-97	1,000.0	3,000.00
Dickinson, Jerry B.	7-25-97	1,000.0	3,000.00
Bradia, David Jr.	8-1-97	12,000.0	36,000.00
Toscano, Joseph *	9-1-97	1,667.0	5,001.00
Ray, Larry G. and Rebecca M. *	9-1-97	2,000.0	6,000.00
Rogers, Mark	9-1-97	1,500.0	4,500.00
Abelove, David *	9-1-97	20,000.0	60,000.00
Hopson, Bradford J. *	9-1-97	1,700.0	5,100.00
Giosio, Angelo	9-1-97	1,700.0	5,100.00
Howard Norvasel Trust *	9-1-97	20,000.0	60,000.00
MLPF&S f/b/o M. Mihevc *	9-1-97	10,000.0	30,000.00
Richter, Douglas C. and Jean S.	10-1-97	2,000.0	6,000.00
Miller, Russell S.	10-1-97	2,000.0	6,000.00
Whitehead, James A. and Susan S. *	10-1-97	1,000.0	3,000.00
Gleasman, Jason *	10-1-97	500.0	1,500.00
Gleasman, Patricia *	10-1-97	500.0	1,500.00
Gleasman, Howard and Patricia *	10-1-97	1,000.0	3,000.00
Kane, Clifford and Jill	10-1-97	2,000.0	3,000.00
Paul, James R.	10-5-97	1,000.0	3,000.00
Dolan, Brendan	10-5-97	1,000.0	3,000.00

(c)     Privately Negotiated Transactions

          On April 15, 1997, the company issued 1,000,000 shares of its $.01 par value common stock to certain principals of LT Lawrence & Co., Inc. as compensation pursuant to the terms of a nonexclusive financial consulting agreement entered into on February 11, 1997.

          On December 30, 1997, the company sold 100,000 and 10,000 shares to two individual accredited investors, respectively, in privately negotiated transactions. On March 13, 1998, the company sold 1,000 shares to its Chief Financial and Accounting Officer.

               The company claimed exemption from registration for these sales under Section 4(2) of the 1933 Act as transactions by an issuer not involving a public offering. The names of these persons, date of sale, number of shares sold and amount paid are as follows:
Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Principato,Lawrence	4-15-97	250,000.0	10.00
Roberti,Todd	4-15-97	250,000.0	10.00
Paone,Richard J.	4-15-97	250,000.0	10.00
Gold,Joel	4-15-97	125,000.0	10.00
Toto,James	4-15-97	125,000.0	10.00
Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Bunner, Robert B. IRA	12-30-97	10,000.0	30,000.00
Horton, Robert C.	12-30-97	100,000.0	300,000.00
Bronsky,Samuel M.	3-13-98	1,000.0	3,000.00

(d)     May 11, 1998 Private Placement

          On May 11, 1998, the company initiated a private placement of up to 1,500,000 shares of its $.01 par value common stock to institutional investors or persons of substantial means or substantial income who qualified as accredited investors as defined by Rule 501 of Regulation D promulgated under the 1933 Securities Act. The first sale pursuant to this offering occurred on May 19, 1998 and the offering terminated on November 30, 1998.

          Based upon completed investor questionnaires received by the company in the offering, management believes all of the investors in this offering were either "accredited investors" as that term is defined under applicable federal and state securities laws, rules and regulations, or were persons who were by virtue of background, education and experience, either alone or through the aid and assistance of a personal representative, could accurately evaluate the risks and merits accordant to an investment of the securities of the company. Further, all such persons were provided with access to all material information regarding the company, prior to the offer or sale of these securities, and each had an opportunity to ask of and receive answers from directors, executive officers, attorneys and accountants for the company. The offers and sales of the foregoing securities are believed to be exempt from the registration requirements of Section 5 of the 1933 Act pursuant to Section 4(2) thereof, and pursuant to and in accordance with Regulation D, Rule 506 promulgated thereunder, and from similar states' securities laws, rules and regulations requiring the offer and sale of securities by available state exemptions from such registration.

               The names of the persons who purchased shares pursuant to the offering, date of sale, number of shares sold and amount paid are listed below Persons whom management reasonably believes, based upon completed questionnaires and interviews, are accredited investors are marked with an asterisk. Management reasonably believes, based upon completed questionnaires and interviews, that all 27 non-accredited investors, either alone or with their personal representatives, had such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their investment.
Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Faure, Janet G. and Patrick R. *	5-19-98	1,000.0	5,000.00
McCabe, John and Joyce	5-19-98	100.0	500.00
Kilmartin, Richard B. and Karen P.	5-20-98	200.0	1,000.00
Hoenig, Karl	6-18-98	1,000.0	5,000.00
Biggs Pont-Buick-Cad-Old-GMC Trk, Inc.c/o Bruce A. Biggs *	6-18-98	5,000.0	25,000.00
Kucy, David B. and Jean T.	6-18-98	1,500.0	7,500.00
Bear, Stearns Sec. Corp., as Custodian for David P. Resch IRA *	6-18-98	2,000.0	10,000.00
Bear, Stearns Sec. Corp., as Custodian for Diane L. Resch IRA *	6-18-98	1,500.0	7,500.00
Sicart, Jean-Paul *	6-18-98	1,000.0	5,000.00
Dorris, Richard P. *	6-18-98	5,000.0	25,000.00
Breen, David J. Jr.	6-18-98	200.0	1,000.00
Gregory J. Mott as Custodian for Ryan E. Mott, per UTMA *	6-18-98	1,000.0	5,000.00
Gyscek, Stephen and Catherine	6-18-98	1,200.0	6,000.00
Gyscek, Stephen and Lorraine	6-18-98	1,000.0	5,000.00
Richter, Douglas C. and Jean S.	6-18-98	2,000.0	10,000.00
Hanson, James R. *	6-18-98	2,200.0	11000.00
O'Connor, John L. *	6-18-98	4,000.0	20,000.00
Sykes, Timothy W. and Dorothy J. *	6-18-98	1,000.0	5,000.00
Breen, David J. Sr.	6-18-98	500.0	2,500.00
Schmidt, Peter and Lorraine *	6-18-98	2,000.0	10,000.00
Romeo, James and Katherine	6-18-98	3,400.0	17,000.00
White, Nika *	6-18-98	300.0	1,500.00

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Niles, Michael and Fitzpatrick, Patricia *	6-18-98	5,000.0	25,000.00
Knapp, Lauren R. and Pamela J.	6-18-98	120.0	600.00
Resch, Christopher R. and Joanne *	6-18-98	1,000.0	5,000.00
Aumick, Stephen	6-18-98	1,000.0	5,000.00
Aumick, Janice	6-18-98	1,000.0	5,000.00
Schmidt, Stephen P. and Patricia S. *	6-18-98	5,000.0	25,000.00
DiBella, Ernest J. and Virginia L.	6-18-98	1,000.0	5,000.00
White, Phillip and Arlene	6-18-98	1,000.0	5,000.00
Kelly, Edward A.	6-18-98	1,000.0	5,000.00
Fabrizi, Joseph G. *	6-18-98	1,000.0	5,000.00
Lawson, Alfred C. and Audrey F. *	6-18-98	1,000.0	5,000.00
The Clucas Family Trust *	6-18-98	5,000.0	25,000.00
Roberts, Loren and Noreen *	6-18-98	1,000.0	5,000.00
Roberts, Andrea *	6-18-98	1,000.0	5,000.00
Schroeder, Ladonna and Arnold *	6-18-98	1,000.0	5,000.00
Temple, Alan Jr. and Mary S. *	7-8-98	1,000.0	5,000.00
Buck, Harold and Sherry *	7-8-98	400.0	2,000.00
D'Agostino, Roy *	7-8-98	300.0	1,500.00
Hopson, Bradford J. *	7-8-98	1,000.0	5,000.00
Robert A. Niles Trustee, The Robert A. Niles Trust *	7-8-98	2,000.0	10,000.00
Goulder, Eric A. and Diane K. *	7-8-98	1,000.0	5,000.00
Dalleo, Joseph Jr. and Jean	7-8-98	1,000.0	5,000.00
Susco, Joseph O. *	7-8-98	1,000.0	5,000.00
Susco, Arthur and Rosemary *	7-8-98	500.0	2,500.00
Brosh, Mark *	7-21-98	5,000.0	25,000.00
Bear Sterns SEC Corp. as Custodian for John F. Butler, IRA	7-21-98	1,500.0	7,500.00
DeVeronica, Frank	7-21-98	500.0	2,500.00
Graham, Paul G. and Jane L. *	7-21-98	3,000.0	15,000.00
Wolfschlag, Christopher or Kimberlee *	7-24-98	1,500.0	7,500.00

The Gold Trust dated January 13, 1993 *	7-31-98	1,000.0	5,000.00
Arieno, Kathleen	7-31-98	1,000.0	5,000.00

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Wiese, Bernard D. *	8-18-98	2,000.0	10,000.00
Mondy, Robert and Debra	8-18-98	400.0	2,000.00

Rothenberg, David A. *	8-24-98	1,500.0	0.00
Rothenberg, Susan P. *	8-24-98	1,500.0	0.00
Miller, Christopher H. *	8-28-98	2,000.0	10,000.00
Rothenburgh, Robert and Margaret *	8-28-98	400.0	2,000.00
Pruner, H. Gene *	9-4-98	1,000.0	5,000.00
Galasso, Eugene and Barbara	9-4-98	1,000.0	5,000.00
Field, Hellen G.	9-4-98	1,000.0	5,000.00
Blake, Andrew S. *	9-4-98	2,000.0	10,000.00
Mott, Ann E. *	9-16-98	200.0	1,000.00
Scott, Gary J. *	9-16-98	2,000.0	10,000.00
Reed, Ronald R. *	9-16-98	2,000.0	10,000.00
Massa, Joseph	9-16-98	1,000.0	5,000.00
Fey, Wallace D. and Emily S. *	9-16-98	1,000.0	5,000.00

Angiolillo, Anthony *	10-2-98	2,000.0	10,000.00
Richter, Douglas C. and Jean S.	10-2-98	2,000.0	10,000.00
Brummett, Jr., Lee D.	10-2-98	2,000.0	10,000.00
Dezio, Dominic S. and Nathalie J. *	10-2-98	200.0	1,000.00
Johnson, Kiwee *	10-21-98	100.0	1,000.00
McCormick, David R. and Susan F. *	10-21-98	1,000.0	5,000.00
Riccelli, Frank	11-17-98	1,000.0	5,000.00
Wrona, Matthew R.	11-17-98	500.0	2,500.00
Baron, Robert *	11-30-98	500.00	2,500

(e) Privately Negotiated Sales

                On February 10, 1999, the company granted 125,000 options to PMC Direct Corp., exercisable at $5.00 per share, in exchange for cancellation of 125,000 warrants held by Richard J. Parone, a former consultant to the company. On February 23, 1999, PMC Direct Corp. exercised 7,000 options for $35,000.

               On February 10, 1999, the company granted 250,000 options to Marquis Capital, LLC, exercisable at $5.00 per share, in exchange for cancellation of 250,000 warrants held by Todd Roberti and Lawrence Principato, former consultants to the company. On February 22, 1999, Marquis Capital exercised 14,000 options for $70,000.

                 On March 26, 1999, James and Keith Gleasman each purchased 26,000 shares for $260,000 each. On June 25, 1999, James and Keith Gleasman each purchased 9,500 shares for $95,000 each. On August 9, 1999 James Gleasman purchased 3,500 shares for $35,000 and Keith Gleasman purchased 4,870 shares for $48,700.

               On August 24, 1999 and November 1, 1999, the company sold 38,000 shares to Robert C. Horton, an existing shareholder and his wholly-owned company, ULTRAFAB, Inc. for $190,000.

               On November 12, 1999, the company sold 36,000 shares to Robert C. Horton, an existing shareholder for $180,000.

               On March 29, 2000, the company sold 44,321 shares to Robert C. Horton, an existing shareholder for an aggregate price of $200,000. On June 23, 2000, the company sold 100,000 share at $5.00 per share to the same shareholder.

               On March 26, 2001, the company issued 38,286, 40,762 and 47,619 shares to Keith E. Gleasman, Vernon E. Gleasman and James A. Gleasman, respectively, in lieu of payment of accrued consulting fees of $201,000, $214,000 and $250,000. The conversion price was $5.25 per share.

               Effective April 16, 2002, the company issued warrants to its new chairman and chief executive officer for 1,000,000 common shares, exercisable upon certain conditions and upon payment of $.30 per share for the first 250,000 common shares, $.50 for the second 250,000 common shares and $.75 per share for the balance. The first 250,000 common shares have been purchased.

               All of these sales were to management, business consultants or to existing shareholders who are familiar with the company and are accredited investors. The company claims exemption from registration under section 4(2) of the 1933 Act as transactions by an issue not involving a public offering.

(f) Class A Preferred Shares

               On January 30, 2002, the company engaged Pittsford Capital Group as its nonexclusive agent to raise up to $5,000,000 in capital through the sale of up to 2,000,000 shares of the company's $.01 par value preferred stock. The Board designated the preferred stock to be issued as Class A Preferred Shares. The offering is being made exclusively to accredited investors as defined by Rule 501 of Regulation D promulgated under the 1933 Securities Act.

               Based upon completed investor questionnaires received by the company, management believes all of the investors in this offer are accredited investors as that term is defined under applicable federal and state securities laws, rules and regulations. All such persons were provided with access to all material information regarding the company, prior to the offer or sale of these securities, and each had an opportunity to ask of and receive answers from directors, executive officers, attorneys and accountants for the company. The offers and sales of the foregoing securities are believed to be exempt from the registration requirements of Section 5 of the 1933 Act pursuant to Section 4(2) thereof, and pursuant to and in accordance with Regulation D, Rule 506 promulgated thereunder, and from similar states' securities laws, rules and regulations requiring the offer and sale of securities by available state exemptions from such registration.

               The names of the persons who purchased Class A Preferred Shares pursuant to the offering; date of sale, number of shares sold and amount paid are listed below. Based upon investor questionnaires received and interviews, management believes all of these persons are accredited investors.
Name of Stockholder	Type	Place of Residence	Time Became Owner	No. Shares	Amount Paid Thereon
Newman, William H.		89 Matthew Drive, Fairport, NY 14450	3-12-02	6,250.0	$25,000.00
Newman, William H. II		307 East Main Street Endicott, NY 13760	3-12-02	12,500.0	50,000.00
Lambert, David		103 Liberty Ave., Endicott, NY 13760	3-25-02	12,500.0	50,000.00
First Trust Corp., Custodian f/b/o William H. Newman	IRA	717 17th Street, Denver, CO 80217	4-3-02	6,250.0	25,000.00
Janis, Carl		440 Costley Road Vestal, NY 13850	4-3-02	1,000.0	4,000.00
TOTAL				38,500.0	$154,000.00

EXHIBITS

               The following Exhibits, as applicable, are attached to this Registration Statement. The Exhibit Index is found on the page immediately succeeding the signature page and the Exhibits follow on the pages immediately succeeding the Exhibit Index.
(1)	Investment Agreement

	1.1	Investment Agreement between Swartz Private Equity, LLC and Torvec, Inc. dated September 5, 2000, including all exhibits, incorporated by reference to Form 8-K filed October 2, 2000;

(2)	Plan of acquisition, reorganization, arrangement, liquidation, or succession

2.1

Agreement and Plan of Merger, dated November 29, 2000 by and among Torvec Subsidiary Corporation, Torvec, Inc., UTEK Corporation and ICE Surface Development, Inc. incorporated by reference to Form 8-K filed November 30, 2000 and Form 8K/A filed February 12, 2001.

(3)	Articles of Incorporation, By-laws

3.1

Certificate of Incorporation incorporated by reference to Form 10-SB/A , Registration Statement, registering Company's $.01 par value common stock under section 12(g) of the Securities Exchange Act of 1934;

	3.2	Certificate of Amendment to the Certificate of Incorporation dated August 30, 2000, incorporated by reference to Form SB-2 filed October 19, 2000;

	3.3	Certificate of Amendment to the Certificate of Incorporation dated February 8, 2002, incorporated by reference to Form 10-KSB filed for fiscal year ended December 31, 2001;

3.4	By-laws, as amended by shareholders on January 24, 2002, incorporated by reference to Form 10-KSB filed for fiscal year ended December 31, 2001.

(4)	Instruments defining the rights of holders including indentures None

(5)	Opinion re: Legality

5.1 Opinion Letter of Chamberlain D'Amanda Oppenheimer & Greenfield

(8)	Opinion re: Tax Matters

None

(9)	Voting Trust Agreement

None

(10)	Material Contracts

10.1

Certain Employment Agreements, Consulting Agreements, certain assignments of patents, patent properties, technology and know-how to the Company, Neri Service and Space Agreement and Ford Motor Company Agreement and Extension of Term, all incorporated by reference to Form 10-SB/A, Registration Statement, registering Company's $.01 par value common stock under section 12(g) of the Securities Exchange Act of 1934;

10.2

The Company's 1998 Stock Option Plan and related Stock Options Agreements, incorporated by reference to Form S-8, Registration Statement, registering 2,000,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective December 17, 1998;

10.3

The Company's Business Consultants Stock Plan, incorporated by reference to Form S-8, Registration Statement, registering 200,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective June 11, 1999, as amended by reference to Form S-8 Registration Statements registering an additional 200,000, 200,000, 100,000 and 800,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective October 5, 2000, November 7, 2001, December 21, 2001 and February 1, 2002 respectively;

10.4	Termination of Neri Service and Space Agreement dated August 31, 1999, incorporated by reference to Form 10-QSB filed for the quarter ended September 30, 1999;

10.5	Operating Agreement of Variable Gear, LLC dated June 28, 2000, incorporated by reference to Form 10-QSB filed for the quarter ended June 30, 2000;

10.6	License Agreement between Torvec, Inc. and Variable Gear, LLC dated June 28, 2000, incorporated by reference to Form SB-2 filed October 19, 2000;

10.7	Extension of and Amendment to Consulting Agreement with James A. Gleasman, incorporated by reference to Form 10-KSB filed for the fiscal year ended December 31, 2000;

	10.8	Extension of and Amendment to Consulting Agreement with Keith E. Gleasman, incorporated by reference to Form 10-KSB filed for the fiscal year ended December 31, 2000;

	10.9	Extension of and Amendment to Consulting Agreement with Vernon E. Gleasman, incorporated by reference to Form 10-KSB filed for the fiscal year ended December 31, 2000;

	10.10	Option and Consulting Agreement with Marquis Capital, LLC dated February 10, 1999, incorporated by reference to Form 10-QSB filed for quarter ended March 31, 2001;

	10.11	Option and Consulting Agreement with PMC Direct Corp., dated February 10, 1999, incorporated by reference to Form 10-QSB filed for quarter ended March 31, 2001;

10.12

Investment Banking Services Agreement with Swartz Institutional Finance (Dunwoody Brokerage Services, Inc.) dated December 8, 2000, incorporated by reference to Form 10-QSB filed for quarter ended March 31, 2001;

	10.13	Employment Agreement with Michael Martindale, Chief Executive Officer, dated August 1, 2001, incorporated by reference to Form 10-QSB filed for fiscal quarter ended September 30, 2001;

	10.14	Employment Agreement with Jacob H. Brooks, Chief Operating Officer, dated August 1, 2001, incorporated by reference to Form 10-QSB filed for fiscal quarter ended September 30, 2001;

	10.15	Employment Agreement with David K. Marshall, Vice-President of Manufacturing, dated September 1, 2001, incorporated by reference to Form 10-QSB filed for fiscal quarter ended September 30, 2001;

10.16

Investment Banking Services Agreement with Swartz
Institutional Finance (Dunwoody Brokerage Services, Inc.),
as amended, dated October 23, 2001, incorporated by reference to
Form 10-QSB filed for fiscal quarter ended September 30, 2001;

	10.17	Stock Option Agreement with Samuel Bronsky, Chief Financial and Accounting Officer, dated August 28, 2001, incorporated by reference to Form 10-QSB filed for fiscal quarter ended September 30, 2001;

	10.18	Pittsford Capital Group, LLC Agreement dated January 30, 2002, incorporated by reference to Form 10-KSB filed for fiscal year ended December 31, 2001;

	10.19	Gleasman-Steenburgh Indemnification Agreement dated April 9, 2002, incorporated by reference to Form 10-KSB filed for fiscal year ended December 31, 2001;

	10.20	Series B Warrant issued to Eric Steenburgh dated April 10, 2002, incorporated by reference to Form 10-KSB filed for fiscal year ended December 31, 2001;

(11)	Statement re computation of per share earnings (loss)

Not applicable

(15)	Letter re unaudited interim financial information

Not applicable

(16)	Letter on change in certifying accountant

None

(21)	Subsidiaries of the Registrant

	21.1	Variable Gear, LLC - New York

	21.2	Ice Surface Development, Inc. - New York

(23)	Consents of experts and counsel

Opinion of Counsel Eisner, LLP (formerly known as Richard A. Eisner & Company, LLP)

(24)	Power of attorney relating to subsequent amendments (included on signature page of this Registration Statement)

(25)	Statement of Eligibility of Trustee

Not applicable

(26)	Invitations for competitive bids

Not applicable

(99)	Additional exhibits

Not applicable

UNDERTAKINGS
(a)	Rule 415 Offering

Torvec, Inc., the Registrant, will:

	(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statements of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

	(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e)	Request for Acceleration of Effective Date

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Rochester, State of New York on May   , 2001.
Dated: 5/17/2002	TORVEC, INC. BY: /S/ KEITH E. GLEASMAN KEITH E. GLEASMAN, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date stated. Each person whose signature appears below constitutes and appoints Robert Oppenheimer and Richard B. Sullivan, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and such of them, full power and authority to do and perform each any every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Dated: 5/17/2002	By: /S/ ERIC STEENBURGH
Eric Steenburgh, Chairman of the Board of Directors and Chief Executive Officer

Dated: 5/17/2002	By: /S/ KEITH E. GLEASMAN
Keith E. Gleasman, President and Director

Dated: 5/17/2002	By: /S/ MORTON A. POLSTER
Morton A. Polster, Secretary and Director

Dated: 5/17/2002	By: /S/ HERBERT H. DOBBS
Herbert H. Dobbs, Director

Dated: 5/17/2002	By: /S/ JAMES A. GLEASMAN
James A. Gleasman, Director

Dated: 5/17/2002	By: /S/ SAMUEL M. BRONSKY
Samuel M. Bronsky, Chief Financial and Accounting Officer

EXHIBIT INDEX
EXHIBIT			PAGE

(1)	Investment Agreement

	1.1	Investment Agreement between Swartz Private Equity, LLC and Torvec, Inc. dated September 5, 2000, including all exhibits, incorporated by reference to Form 8-K filed October 2, 2000;	N/A

(2)	Plan of acquisition, reorganization, arrangement, liquidation, or succession

2.1

Agreement and Plan of Merger, dated November 29, 2000 by
and among Torvec Subsidiary Corporation, Torvec, Inc., UTEK
Corporation and ICE Surface Development, Inc. incorporated
by reference to Form 8-K filed November 30, 2000 and
Form 8K/A filed February 12, 2001.

N/A

(3)	Articles of Incorporation, By-laws

3.1

Certificate of Incorporation incorporated by reference to
Form 10-SB/A , Registration Statement, registering
Company's $.01 par value common stock under section 12(g)
of the Securities Exchange Act of 1934;

N/A

	3.2	Certificate of Amendment to the Certificate of Incorporation dated August 30, 2000, incorporated by reference to Form SB-2 filed October 19, 2000;	N/A

	3.3	Certificate of Correction dated March 22, 2002, incorporated by reference to Form 10-KSB filed for fiscal year ended December 31, 2001;	N/A

	3.4	By-laws, as amended by shareholders on January 24, 2002, incorporated by reference to Form 10-KSB filed for fiscal year ended December 31, 2001;	N/A

(4)	Instruments defining the rights of holders including indentures None		N/A

(5)	Opinion re: Legality

	5.1	Opinion Letter of Chamberlain D'Amanda Oppenheimer & Greenfield

(5)	Opinion re: Tax Matters

None

(9)	Voting Trust Agreement

	None		N/A

EXHIBIT			PAGE

(10)	Material Contracts

10.1

Certain Employment Agreements, Consulting Agreements, certain assignments of patents, patent properties, technology and know-how to the Company, Neri Service and Space Agreement and Ford Motor
Company Agreement and Extension of Term, all incorporated by reference to Form 10-SB/A, Registration Statement, registering
Company's $.01 par value common stock under section 12(g) of the
Securities Exchange Act of 1934;

N/A

10.2

The Company's 1998 Stock Option Plan and related Stock Options
Agreements, incorporated by reference to Form S-8, Registration
Statement, registering 2,000,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective
December 17, 1998;

N/A

10.3

The Company's Business Consultants Stock Plan, incorporated by reference to Form S-8, Registration Statement, registering 200,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective June 11, 1999 as amended by reference to Form S-8 Registration Statement registering an additional 200,000,
200,000, 100,000 and 800,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective October 5, 2000,
November 7, 2001, December 21, 2001 and February 1, 2002 respectively;

N/A

	10.4	Termination of Neri Service and Space Agreement dated August 31, 1999, incorporated by reference to Form 10-QSB filed for the quarter ended September 30, 1999;	N/A

	10.5	Operating Agreement of Variable Gear, LLC dated June 28, 2000, incorporated by reference to Form 10-QSB filed for the quarter ended June 30, 2000;	N/A

	10.6	License Agreement between Torvec, Inc. and Variable Gear, LLC dated June 28, 2000, incorporated by reference to Form SB-2 filed October 19, 2000;	N/A

	10.7	Investment Agreement with Swartz Private Equity, LLC dated September 5, 2000, together with attachments thereto, incorporated by reference to Form 8-K filed October 2, 2000;	N/A

	10.8	Consulting Agreement Extension with Keith E. Gleasman, effective January 1, 2001;	N/A

EXHIBIT	PAGE

10.9	Consulting Agreement Extension with James A. Gleasman, effective January 1, 2001;	N/A

10.10	Consulting Agreement Extension with Vernon E. Gleasman, effective January 1, 2001,	N/A

10.11	Option and Consulting Agreement with PMC Direct Corp., dated February 10, 1999, incorporated by reference to Form 10-QSB filed for quarter ended April 31, 2001;	N/A

10.12

Investment Banking Services Agreement with Swartz Institutional
Finance (Dunwoody Brokerage Services, Inc.) dated December 8, 2000, incorporated by reference to Form 10-QSB filed for quarter ended
April 31, 2001;

N/A

10.13	Employment Agreement with Michael Martindale, Chief Executive Officer, dated August 1, 2001, incorporated by reference to Form 10-QSB filed for fiscal quarter ended September 30, 2001;	N/A

10.14	Employment Agreement with Jacob H. Brooks, Chief Operating Officer, dated August 1, 2001, incorporated by reference to Form 10-QSB filed for fiscal quarter ended September 30, 2001;	N/A

10.15	Employment Agreement with David K. Marshall, Vice-President of Manufacturing, dated September 1, 2001, incorporated by reference to Form 10-QSB filed for fiscal quarter ended September 30, 2001;	N/A

10.16

Investment Banking Services Agreement with Swartz
Institutional Finance (Dunwoody Brokerage Services, Inc.),
as amended, dated October 23, 2001, incorporated by reference to
Form 10-QSB filed for fiscal quarter ended September 30, 2001;

N/A

10.17	Stock Option Agreement with Samuel Bronsky, Chief Financial and Accounting Officer, dated August 28, 2001, incorporated by reference to Form 10-QSB filed for fiscal quarter ended September 30, 2001;	N/A

10.18	Pittsford Capital Group, LLC Agreement dated January 30, 2002, incorporated by reference to Form 10-KSB filed for fiscal year ended December 31, 2001;	N/A

10.19	Gleasman-Steenburgh Indemnification Agreement dated April 9, 2002, incorporated by reference to Form 10-KSB filed for fiscal year ended December 31, 2001;	N/A

10.20	Series B Warrant issued to Eric Steenburgh dated April 10, 2002, incorporated by reference to Form 10-KSB filed for fiscal year ended December 31, 2001;	N/A

EXHIBIT	PAGE
(11)	Statement re computation of per share earnings (loss)

Not applicable

(15)	Letter re unaudited interim financial information

Not applicable

(16)	Letter on change in certifying accountant

None

(21)	Subsidiaries of the Registrant

	21.1	Variable Gear, LLC - New York

	21.2	Ice Surface Development, Inc. - New York

(22)	Published report regarding matters submitted to vote of security holders

Not applicable

(23)	Consents of experts and counsel

Opinion of Counsel Eisner, LLP (formerly known as Richard A. Eisner & Company, LLP) 114

(24)	Power of attorney relating to subsequent amendments (included on signature page of this Registration Statement)

(25)	Statement of Eligibility of Trustee

Not applicable

(26)	Invitations for competitive bids

Not applicable

(99)	Additional exhibits

Not applicable

EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in the Registration Statement on Form SB-2/A (Post-Effective Amendment No. 2) of our report dated April 9, 2002, (with respect to the last sentence of Note E[1] and Note K April 15, 2002) on our audits of the financial statements of Torvec, Inc. as of December 31, 2001 and for each of the years in the two-year period ended December 31, 2001 and for the period from September 25, 1996 (inception) through December 31, 2001, and to the reference to our firm under the caption "Experts" included in the Prospectus.

/S/ EISNER, LLP (formerly known as Richard A. Eisner & Company, LLP)

Eisner, LLP (formerly known as Richard A. Eisner & Company, LLP)

New York, New York
May 15, 2002